                                  SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement        / /  Confidential, for Use of the Commission
/X/  Definitive Proxy Statement              Only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               TRANSWORLD BANCORP
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  No fee required.


/X/  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
             TransWorld Bancorp Common Shares, no par value.

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:
             3,451,715 Common Shares of TransWorld Bancorp.

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

          The amount on which the filing fee of $12,599 is calculated was determined pursuant to Rule 0-11(c) of the Exchange Act by multiplying 1/50th of 1% by the proposed cash payment, which consists of the product of (A) $18.25, the Merger Consideration per share, and (B) 3,451,715, the total number of outstanding shares of TransWorld Bancorp.

     (4)  Proposed maximum aggregate value of transaction:

          $62,993,799
          ----------------------------------------------------------------------

     (5)  Total fee paid:

          $12,599
          ----------------------------------------------------------------------

/X /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

         -----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                               TRANSWORLD BANCORP
                            15233 VENTURA BOULEVARD
                         SHERMAN OAKS, CALIFORNIA 91403

                                                                January 22, 1997

Dear Shareholder:

     The attached Notice of Special Meeting of Shareholders and Proxy Statement relates to a Special Meeting of Shareholders of TransWorld Bancorp (the "Company") to be held at 10:00 a.m., on Wednesday, February 26, 1997, at the administrative office of the Company located at TransWorld Bank Plaza, 15233 Ventura Boulevard, Sherman Oaks, California 91403.

     The purpose of the special meeting is to consider and act upon a proposal to adopt and approve an Agreement and Plan of Merger which, if adopted and approved, will result in the merger of a newly formed, wholly-owned subsidiary of Glendale Federal Bank into the Company and the payment by Glendale Federal of $18.25 in cash, without interest, for each share of the Company's Common Stock. Approval of this proposal requires the affirmative vote of at least a majority of the outstanding shares of Common Stock of the Company. YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE PROPOSED MERGER AND UNANIMOUSLY RECOMMENDS APPROVAL BY THE SHAREHOLDERS.

     The attached Proxy Statement describes the proposed transaction in detail, sets forth the basis of the affirmative recommendation by the Board of Directors and the opinion of Wedbush Morgan Securities Inc., as to the fairness from a financial point of view of the consideration to be paid to the shareholders. The proposed merger is subject to a number of conditions more fully described in the Proxy Statement, including approval of federal and state banking authorities. I urge you to give this material your careful attention.

     Shareholders of the Company who comply with the procedures of Sections 1300 through 1312 of the California General Corporation Law, which are described in the accompanying Proxy Statement in the section entitled "Terms of the Merger -- Rights of Dissenting Shareholders of the Company," will be entitled, if the merger is consummated, to certain appraisal rights with respect to their shares.

     Whether or not you attend the Special Meeting in person and regardless of the number of shares you own, we request that you complete, sign, date and return the enclosed proxy promptly in the accompanying prepaid envelope. You may, of course, attend the Special Meeting and vote in person, even if you have previously returned your proxy.

     Please do not send in any stock certificates at this time. If the Merger is consummated, you will be sent instructions regarding the surrender of your stock certificates.

                                          Sincerely,

                                          /s/ LOUIS J. GALEN
                                          ------------------------------------
                                          Louis J. Galen
                                          Chairman of the Board of Directors

                               TRANSWORLD BANCORP
                            15233 VENTURA BOULEVARD
                         SHERMAN OAKS, CALIFORNIA 91403
                            ------------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                        TO BE HELD ON FEBRUARY 26, 1997
                            ------------------------

To the Shareholders of TransWorld Bancorp:

     NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (the "Special Meeting") of TransWorld Bancorp, a California corporation (the "Company"), will be held on Wednesday, February 26, 1997, at the administrative office of the Company located at TransWorld Bank Plaza, 15233 Ventura Boulevard, Sherman Oaks, California 91403, commencing at 10:00 a.m., local time, for the following purposes:

     1. To consider and vote upon a proposal to adopt and approve an Agreement and Plan of Merger dated as of November 1, 1996 (the "Merger Agreement") and the transactions contemplated thereby, pursuant to which a subsidiary of Glendale Federal Bank, a Federal Savings Bank ("Glendale Federal"), would merge into the Company, the Company would become a wholly-owned subsidiary of Glendale Federal and the shareholders of the Company would be entitled to receive a payment from Glendale Federal of $18.25 in cash, without interest, for each share of the Company's Common Stock held by them (other than shares held by the Company or its subsidiaries as treasury stock or shares as to which statutory appraisal rights have been properly exercised), all in accordance with the terms of the Merger Agreement described in the accompanying Proxy Statement, a copy of which is attached to the Proxy Statement as Annex I; and

     2. To transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

     The affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock is required for adoption and approval of the Merger Agreement. Record holders of Common Stock at the close of business on January 14, 1997, are entitled to notice of and to vote at the Special Meeting and any adjournments or postponements thereof. Certain shareholders of the Company, including Louis J. Galen and David H. Hender, owning in aggregate approximately 37% of the outstanding Common Stock of the Company as of the Record Date have agreed with Glendale Federal to vote their shares in favor of the Merger.

     THE BOARD OF DIRECTORS OF THE COMPANY, AFTER CAREFUL REVIEW AND CONSIDERATION OF THE TERMS OF THE MERGER AGREEMENT AND OTHER FACTORS, INCLUDING THE OPINION OF WEDBUSH MORGAN SECURITIES INC., AS TO THE FAIRNESS OF THE MERGER FROM A FINANCIAL POINT OF VIEW, HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND BELIEVES THAT THE MERGER IS FAIR AND IN THE BEST INTERESTS OF THE COMPANY'S SHAREHOLDERS.

     PLEASE EXECUTE AND RETURN PROMPTLY THE ENCLOSED PROXY CARD WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING. YOUR PROXY, ONCE GIVEN, MAY BE REVOKED AT ANY TIME PRIOR TO THE SPECIAL MEETING BY FILING A PROXY BEARING A LATER DATE AND PRESENTING IT AT THE SPECIAL MEETING OR BY YOUR APPEARING AT THE SPECIAL MEETING AND VOTING IN PERSON. THE ENCLOSED ENVELOPE REQUIRES NO POSTAGE FOR MAILING IN THE UNITED STATES.

                                          By Order of the Board of Directors,

                                          /s/ ELIZABETH A. NIELSEN
                                          -----------------------------------
                                          Elizabeth A. Nielsen
                                          Secretary

January 22, 1997
Sherman Oaks, California

--------------------------------------------------------------------------------

        YOUR VOTE IS IMPORTANT. PLEASE EXECUTE AND RETURN THE ENCLOSED PROXY PROMPTLY, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE SPECIAL MEETING.

        PLEASE DO NOT SEND IN ANY CERTIFICATES FOR YOUR SHARES AT THIS TIME.
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                                       PAGE
                                                                                       -----
SUMMARY..............................................................................     ii
INTRODUCTION.........................................................................      1
  General............................................................................      1
  Record Date; Proxies...............................................................      1
  Persons Making the Solicitation....................................................      2
  Quorum.............................................................................      2
  Vote Required......................................................................      2
THE MERGER...........................................................................      3
  Background.........................................................................      3
  Recommendation of the Board of Directors of the Company; Reasons for the Merger....      4
  Opinion of the Financial Advisor...................................................      5
  Transaction Summary................................................................      6
  Stock Trading History..............................................................      7
  Analysis of Selected Publicly Traded Companies.....................................      7
  Analysis of Selected Merger Transactions...........................................      7
  Discounted Projected Future Value Analysis.........................................      8
  Miscellaneous......................................................................      9
  Interests of Certain Persons in the Merger.........................................      9
  Management of the Company After the Merger.........................................      9
TERMS OF THE MERGER..................................................................      9
  Effective Date of the Merger.......................................................     10
  Effect of the Merger...............................................................     10
  Payment for Shares; Exchange Agent.................................................     10
  Treatment of Stock Options.........................................................     11
  Representations and Warranties.....................................................     11
  Conditions to the Merger...........................................................     11
  Restrictions on the Company........................................................     12
  Additional Agreements..............................................................     13
  Termination of the Merger Agreement................................................     13
  Cancellation Fee; Expenses.........................................................     13
  Regulatory Approvals...............................................................     14
  Rights of Dissenting Shareholders of the Company...................................     14
  Certain Federal Income Tax Consequences of the Merger..............................     15
  Accounting Treatment of the Merger.................................................     16
PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY......................................     17
SELECTED FINANCIAL DATA OF THE COMPANY...............................................     18
CERTAIN INFORMATION CONCERNING THE COMPANY...........................................     19
DOCUMENTS INCORPORATED BY REFERENCE..................................................     20
PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT..........................     21
GLENDALE FEDERAL BANK................................................................     22
INDEPENDENT AUDITORS.................................................................     22
OTHER MATTERS........................................................................     23
AVAILABLE INFORMATION................................................................     23
Annex I    Agreement and Plan of Merger
Annex II   Opinion of Wedbush Morgan Securities Inc.
Annex III  Chapter 13 of the California General Corporation Law

                                    SUMMARY

     Certain information contained in this Proxy Statement is summarized below. This summary is not intended to be complete and is qualified in all respects by the detailed information appearing elsewhere in this Proxy Statement and the Annexes hereto. Shareholders are urged to review carefully the entire Proxy Statement, the Agreement and Plan of Merger which is attached hereto as Annex I and the other Annexes attached hereto, and the Company's Annual Report on Form 10-K for the year ended December 31, 1995 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996, which are attached hereto. Cross-references in this summary are to captions in the Proxy Statement.

THE COMPANY

     TransWorld Bancorp, a California corporation (the "Company"), owns all the issued and outstanding stock of TransWorld Bank, a California corporation (the "Bank"). The Bank offers a full range of commercial banking services, including commercial and industrial loans, consumer loans, real estate loans, checking and savings deposits, safe deposit boxes, escrow, bankcard merchant services and other customary non-deposit banking services. The principal executive offices of the Company are located at TransWorld Bank Plaza, 15233 Ventura Boulevard, Sherman Oaks, California 91403, and its telephone number is (818) 783-7501. See "Certain Information Concerning the Company."

GLENDALE FEDERAL BANK

     During fiscal 1996, Glendale Federal Bank, a Federal Savings Bank ("Glendale Federal") implemented a strategic initiative to convert its traditional savings and loan operations into a broad-based community bank offering a new line of business banking products and expanding its line of consumer banking products. Glendale Federal is now engaged in business banking, consumer banking and real estate lending, as well as, through certain subsidiaries, general insurance and securities brokerage services. Glendale Federal's common stock is listed on the New York Stock Exchange and the Pacific Stock Exchange. The principal executive offices of Glendale Federal are located at 414 North Central Boulevard, Glendale, California 91203, and its telephone number is (818) 500-2000. See "Glendale Federal Bank."

DATE, TIME, PLACE AND PURPOSE OF SPECIAL MEETING

     The Special Meeting of Shareholders of the Company (the "Special Meeting") will be held on Wednesday, February 26, 1997, at 10:00 a.m., local time, at the administrative office of the Company located at TransWorld Bank Plaza, 15233 Ventura Boulevard, Sherman Oaks, California 91403. At the Special Meeting, the shareholders of the Company will consider and vote upon a proposal to adopt and approve an Agreement and Plan of Merger dated as of November 1, 1996 among Glendale Federal, the Company and the Bank (the "Merger Agreement").

     The Merger Agreement provides that, at the effective time of the Merger, a wholly-owned subsidiary of Glendale Federal will be merged with and into the Company (the "Merger") and thereafter the Company will be a wholly-owned subsidiary of Glendale Federal. Glendale Federal has advised the Company that it intends to merge the Company into Glendale Federal after consummation of the Merger. In the Merger, each outstanding share of Common Stock, without par value (the "Common Stock"), of the Company, other than shares held by the Company and its subsidiaries as treasury stock or shares as to which statutory appraisal rights are perfected, will be converted into the right to receive $18.25 in cash, without interest (the "Merger Consideration"). Upon consummation of the Merger, shareholders will cease to have any further ownership or interest in the Company.

RECORD DATE; QUORUM

     Only holders of record of the Common Stock of the Company at the close of business on January 14, 1997 (the "Record Date") will be entitled to notice of, and to vote at, the Special Meeting. Holders of

Common Stock are entitled to one vote for each share held by them. The presence, either in person or by a properly executed proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Special Meeting is necessary to constitute a quorum at the Special Meeting. See "Introduction -- Quorum."

VOTE REQUIRED

     The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required to adopt and approve the Merger Agreement. As of the Record Date, there were 3,451,715 shares of Common Stock outstanding. Certain shareholders of the Company, including Louis J. Galen and David H. Hender, owning in the aggregate approximately 37% of the outstanding Common Stock of the Company as of the Record Date have agreed with Glendale Federal to vote their shares in favor of the Merger. See "Introduction -- Record Date; Proxies" and "Introduction -- Vote Required."

BACKGROUND OF THE MERGER

     The Merger was negotiated by representatives of the Company and Glendale Federal in a series of information exchanges and meetings which began in April 1996. See "The Merger -- Background." In connection with such negotiations, the Board of Directors of the Company has reviewed the Company's financial condition and strategic alternatives and has determined that the terms of the Merger are fair and in the best interests of the Company's shareholders.

APPROVAL BY THE COMPANY'S BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS OF THE COMPANY HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS ADOPTION OF THE MERGER AGREEMENT BY THE SHAREHOLDERS OF THE COMPANY. For a discussion of the factors considered by the Company's Board of Directors in approving the Merger Agreement and the transactions contemplated thereby, see "The Merger -- Recommendation of the Board of Directors of the Company; Reasons for the Merger." In arriving at its decision, the Board of Directors considered the opinion of Wedbush Morgan Securities Inc., which was retained to act as financial advisor to the Board of Directors with respect to the Merger, that the Merger Consideration proposed to be received by the holders of Common Stock is fair to the Company's shareholders from a financial point of view. See "The Merger -- Opinion of Financial Advisor."

EFFECTIVE DATE OF THE MERGER

     The Merger will become effective immediately upon the filing of an Agreement of Merger with the Secretary of State of the State of California (or such later date and time as may be specified therein) (the "Effective Date"). The Effective Date currently is expected to occur during the second quarter of 1997, subject to the approval and adoption of the Merger Agreement at the Special Meeting and satisfaction or waiver of the conditions precedent to the Merger set forth in the Merger Agreement, including receipt of regulatory approvals. See "Terms of the Merger -- Conditions to the Merger."

CONDITIONS TO THE MERGER

     The obligations of the Company and Glendale Federal to effect the Merger are subject to the satisfaction or waiver of certain conditions, including the receipt of regulatory approvals and certain opinions of counsel by the Company and Glendale Federal. See "Terms of the Merger -- Conditions to the Merger."

SURRENDER OF THE COMPANY'S STOCK CERTIFICATES

     As of the Effective Date, holders of Common Stock will be entitled to receive the Merger Consideration, on demand following compliance with certain procedures. Promptly after consummation of the Merger, holders of the Company's Common Stock will be furnished with a transmittal letter to be used to exchange their certificates for payment of the Merger Consideration for each share represented thereby. After the Effective Date, holders of the Company's Common Stock certificates should retain such certificates until receipt of a letter of transmittal. See "Terms of the Merger -- Payment for Shares; Exchange Agent."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

     The exchange by shareholders of their shares of Common Stock for cash pursuant to the Merger will be a taxable transaction for federal income tax purposes and may also be a taxable transaction for state, local, foreign, and other tax purposes. See "Terms of the Merger -- Certain Federal Income Tax Consequences of the Merger." Shareholders are urged to consult their own tax advisors with respect to the federal, state, local and other tax consequences of the Merger.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In connection with the Merger, Glendale Federal has agreed to make severance payments to certain employees of the Company, including certain officers, whose employment is involuntarily terminated within one year after the Effective Date. In addition, David Hender, the Chief Executive Officer and a director of the Company, and Glendale Federal have entered into a non-competition and consulting agreement which will become effective upon the consummation of the Merger. Under the agreement, Mr. Hender has agreed not to compete with Glendale Federal in the banking business within specified geographic regions for a period of three years and has agreed to render consulting services to Glendale Federal for a one-year period after the Effective Date. Total payments to Mr. Hender for the non-competition agreement and consulting services will be $500,000.

RIGHTS OF DISSENTING SHAREHOLDERS OF THE COMPANY

     Record holders of the Company's Common Stock have the right to dissent from the Merger and, subject to certain conditions, to receive a cash payment equal to the fair market value of their shares rather than the Merger Consideration, but, except in the case of shares which are restricted as to transfer, only if demands for payment are made with respect to five percent or more of the outstanding shares of the Company's Common Stock. Shareholders should note that such fair market value is determined as of the day before the first public announcement of the Merger and that such fair market value as so determined is not permitted to include any appreciation or depreciation in consequence of the proposed Merger. Such fair market value may be less than, the same as or greater than the amount of Merger Consideration to which such shareholders are entitled under the Merger Agreement. In order to perfect his or her dissenter's rights, a record holder of the Company's Common Stock must comply with all of the procedural requirements of Sections 1300 through 1312 of the California General Corporation Law, a description of which is set forth under the caption "Terms of the Merger -- Rights of Dissenting Shareholders of the Company," and the full text of which is attached to this Proxy Statement as Annex III.

     Failure to take any of the steps required under California law may result in a loss of such dissenters' rights. Pursuant to the terms of the Merger Agreement, Glendale Federal may abandon the Merger if the holders of shares of Common Stock representing ten percent or more of the shares of Common Stock perfect their dissenters' rights.

PRICE RANGE OF COMMON STOCK

     The Common Stock is traded on the Nasdaq Stock Market (the "NASDAQ"). On November 1, 1996, the last trading day prior to the public announcement of the execution of the Merger Agreement, the last reported sale price of the Common Stock on the NASDAQ was $15.75 per share. The last reported sale price of the Common Stock on the NASDAQ on January 14, 1997 was $17.69 per share. See "Price Range of Common Stock and Dividend Policy." Shareholders are urged to obtain current market quotations for the Common Stock.

SELECTED FINANCIAL DATA OF THE COMPANY

     For certain financial information concerning the Company, see "Selected Financial Data," as well as the more detailed consolidated financial information included in the Annual Report on Form 10-K for the year ended December 31, 1995 and the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996, which are included with this Proxy Statement and incorporated by reference herein. For a description of certain recent developments with respect to the Company's affairs, see "Certain Information Concerning the Company."

                               TRANSWORLD BANCORP
                              15233 VENTURA BLVD.
                         SHERMAN OAKS, CALIFORNIA 91403

                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                                  INTRODUCTION
GENERAL

     This Proxy Statement is being furnished by TransWorld Bancorp, a California bank holding company (the "Company"), to the holders of outstanding shares of Common Stock, without par value (the "Common Stock"), of the Company in connection with the solicitation of proxies by the Board of Directors of the Company from holders of such shares. The proxies are to be used at the Special Meeting of Shareholders of the Company (the "Special Meeting") to be held at the administrative office of the Company located at TransWorld Bank Plaza, 15233 Ventura Boulevard, Sherman Oaks, California 91403, at 10:00 a.m., local time, on Wednesday, February 26, 1997, and at any adjournments or postponements thereof.

     Holders of Common Stock are entitled to one vote for each share held by them. The purpose of the Special Meeting is to consider and vote upon a proposal to adopt and approve the Agreement and Plan of Merger, dated as of November 1, 1996 (the "Merger Agreement"), between the Company, TransWorld Bank, a wholly-owned subsidiary of the Company (the "Bank") and Glendale Federal Bank, Federal Savings Bank ("Glendale Federal"). As a result of the Merger, the Company will become a wholly-owned subsidiary of Glendale Federal. Glendale Federal has advised the Company that it intends to merge the Company into Glendale Federal after consummation of the Merger.

     In the Merger, each outstanding share of Common Stock (other than shares held by the Company or its subsidiaries as treasury stock and shares as to which statutory appraisal rights are perfected) will be converted into the right to receive from Glendale Federal a cash payment of $18.25, without interest (the "Merger Consideration").

     The Board of Directors of the Company has unanimously approved the Merger Agreement and the transactions contemplated thereby. The Board of Directors of the Company unanimously recommends adoption of the Merger Agreement by the shareholders of the Company. For a discussion of the factors considered by the Company's Board of Directors in approving the Merger Agreement and the transactions contemplated thereby, see "The Merger -- Recommendation of the Board of Directors of the Company; Reasons for the Merger."

     The principal executive offices of the Company are located at 15233 Ventura Boulevard, Sherman Oaks, California 91403, and its telephone number is (818) 783-7501.

     This Proxy Statement is first being mailed to shareholders of the Company on or about January 22, 1997.

RECORD DATE; PROXIES

     The Board of Directors of the Company has fixed the close of business on January 14, 1997 as the record date (the "Record Date") for the determination of shareholders entitled to notice of, and to vote at, the Special Meeting. Only holders of record of shares of Common Stock at the close of business on the Record Date will be entitled to notice of, and to vote at, the Special Meeting.

     A proxy card for use at the Special Meeting is enclosed. Shares of Common Stock represented by properly executed proxies, unless such proxies have been previously revoked, will be voted in accordance with the instructions indicated in such proxies. If no instructions are so indicated, such shares will be voted in favor of the adoption and approval of the Merger Agreement and in the discretion of the proxy holder as to any other matter that properly may come before the Special Meeting. The Board of Directors of the Company knows of no business that will be presented for consideration at the Special Meeting other than consideration of the Merger Agreement. A shareholder who has given a proxy may revoke it at any time prior to its exercise at the

Special Meeting by filing an instrument revoking it with the Company, by duly executing a proxy bearing a later date and presenting it at the Special Meeting or by appearing at the Special Meeting and voting in person. The mere presence at the Special Meeting of the person who has given a proxy will not revoke such proxy.

PERSONS MAKING THE SOLICITATION

     This solicitation of proxies is being made by the Board of Directors of the Company. All expenses associated with soliciting proxies, including the preparation, assembly, printing and mailing of this Proxy Statement, will be borne by the Company. It is contemplated that proxies will be solicited principally through the use of the mail, but officers, directors and employees of the Company may solicit proxies personally or by telephone, without receiving special compensation therefor. In addition, the Company will reimburse banks, brokerage houses, and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding these proxy materials to their principals.

QUORUM

     The presence, either in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Special Meeting is necessary to constitute a quorum at the Special Meeting.

VOTE REQUIRED

     The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required to adopt and approve the Merger Agreement. As of the Record Date, 3,451,715 shares of Common Stock were outstanding and held by 1,578 record holders. Each shareholder of the Company is entitled to one vote for each share of Common Stock held in his or her name on the Record Date. Votes cast by proxy or in person at the Special Meeting will be counted by an inspector of elections appointed for the meeting. The inspector of elections will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote, for purposes of determining the presence of a quorum and for purposes of determining the outcome of any matter submitted to the shareholders for a vote. Because approval of the Merger Agreement will require the affirmative vote of the holders of a majority of the outstanding shares of common stock, any abstentions or other failures to vote will have the effect of a vote "against" the Merger Agreement. With respect to any other matters that may come before the special meeting (none are anticipated), abstentions will not constitute a vote "for" or "against" any matter and thus will be disregarded in the calculation of "votes cast."

     The inspector of elections will treat shares referred to as "broker non-votes" (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote that the broker or nominee does not have discretionary power to vote on a particular matter) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. For purposes of determining the outcome of any matter as to which the broker has indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters). As described with respect to abstentions above, however, the failure of such shares to be voted in favor of the Merger Agreement will have the effect of a vote against it.

     Certain shareholders of the Company, including Louis J. Galen and David H. Hender, owning in the aggregate approximately 37% of the outstanding Common Stock of the Company as of the Record Date have agreed with Glendale Federal to vote their shares in favor of the Merger.

                                   THE MERGER
BACKGROUND

     In April 1996, the Company was approached by Barton Gurewitz, a managing director of the Investment Banking Department of Wedbush Morgan Securities ("Wedbush Morgan") and Charlotte Chamberlain, Vice President of Wedbush Morgan's Research Department, to discuss Glendale Federal's publicly-announced interest in expanding its banking business through, among other means, acquisitions of Southern California community banks. Mr. Gurewitz suggested that Wedbush Morgan act as financial advisor to the Company in connection with any transaction. David Hender, Chief Executive Officer of the Company, discussed the matter with Louis J. Galen, Chairman of the Board, advising him of this. Subsequently the Company engaged Wedbush Morgan to act as the Company's financial advisor with respect to a proposed transaction.

     In mid-April 1996, Mr. Gurewitz met with Vincent Beatty, Executive Vice President of Glendale Federal, to discuss the Company's business and to provide copies of publicly available information regarding the Company. On April 18, 1996, Mr. Gurewitz presented to Mr. Hender a letter in which Glendale Federal indicated its preliminary interest in acquiring the Company, subject to certain terms and conditions. Thereafter, representatives of Wedbush Morgan met with Mr. Hender and Mr. Galen to discuss the continued interest of Glendale Federal in a possible acquisition of the Company. This information was reported to the Company's full Board at its regular meeting held on April 23, 1996.

     In early May, Mr. Hender and representatives of Wedbush Morgan met with several of Glendale Federal's executive officers to further discuss a possible business acquisition. It was agreed that a confidentiality agreement should be entered into so that Glendale Federal could obtain non-public information on the Company in order to determine whether Glendale Federal wished to continue discussions regarding a business combination.

     Following considerable discussion, meetings and exchanges of public information regarding the Company and Glendale Federal, including Glendale Federal's published financial statements and other publicly available information, a special meeting of the Company's Board of Directors was held on May 24, 1996. In addition to the members of the Board, the Company's legal counsel, Ellen Marshall of the law firm of Morrison & Foerster LLP, and Mr. Gurewitz and Charlotte Chamberlain of Wedbush Morgan were in attendance. At that time, Mr. Gurewitz and Ms. Chamberlain presented an analysis of Glendale Federal's proposal and information on California bank acquisitions, including valuation data. Ms. Marshall reviewed the legal aspects of such a transaction and reported that the confidentiality agreement had been finalized. There was considerable discussion regarding possible structures for any proposed transaction, including a discussion of the type of consideration to be paid to shareholders in any acquisition. The meeting culminated in a resolution by the Board, directing Messrs. Hender and Galen to continue discussions with Glendale Federal regarding a proposed business combination.

     After the submission by Glendale Federal in early May of its due diligence request for information, the Company outlined in a June 10, 1996 letter to Glendale Federal anticipated parameters of a proposed transaction. On Monday, June 17, 1996, Glendale Federal opted to withdraw from further negotiations and discussions between the parties ceased.

     After several months, and following discussions between representatives of Wedbush Morgan and certain officers of Glendale Federal, discussions between Glendale Federal and the Company with respect to a potential acquisition were reopened. Glendale Federal then began a more extensive due diligence process. During the ensuing period, Messrs. Hender and Galen, with representatives of Wedbush Morgan, met with executives of Glendale Federal on several occasions to discuss the terms of a proposed transaction.

     At the September 1996 regular meeting of the Company's Board of Directors, and following the aforementioned extensive due diligence on the part of Glendale Federal and extensive discussion between the parties regarding the terms of a business combination, a formal resolution was adopted by the Company's Board of Directors authorizing Mr. Galen to negotiate an all cash merger with Glendale Federal.

     In September 1996, Glendale Federal proposed an all cash merger at a price of $18.25 per share for all of the outstanding shares of the Company, subject to the parties reaching agreement on the definitive terms of an acquisition. The parties agreed to begin negotiation of the definitive terms of a proposed transaction through their respective legal counsel.

     During the negotiation of the Merger Agreement, Glendale Federal indicated that, as a condition to Glendale Federal's entering into the Merger Agreement, certain shareholder agreements (including agreements with Messrs. Galen and Hender) would be required as a part of the transaction, whereby such shareholders would each be obligated to vote in favor of the approval of the Merger. Also included in the terms was a non-compete and consulting agreement with Mr. Hender whereby he would assist, for a minimum of one year, in the transition of customer relationships and other banking operations and business in connection with Glendale Federal's acquisition of the Company. At the Company's October 31, 1996 Board meeting, legal counsel to the Company reviewed the draft merger agreement and legal obligations of both parties. Wedbush Morgan again reviewed their updated analysis of Glendale Federal's offer and the fairness of the offer from a financial point of view. Following the presentations and discussion, the Board of Directors unanimously approved the Merger Agreement, and authorized Mr. Hender to negotiate and finalize several remaining open issues.

RECOMMENDATION OF THE BOARD OF DIRECTORS OF THE COMPANY; REASONS FOR THE MERGER

     At a meeting of the Board of Directors held on October 31, 1996, the Board of Directors approved the terms of the Merger and the Merger Agreement by unanimous vote and recommended approval of the Merger and the Merger Agreement to the holders of Common Stock. In determining to approve the Merger and the Merger Agreement, the Board of Directors considered a number of factors, including, but not limited to, the following:

          (i) the oral and written presentations of Wedbush Morgan with respect to its determination as to the fairness of the Merger from a financial point of view to the Company's public shareholders, and the analyses, methodologies and conclusions underlying such determination (see "The Merger -- Opinion of Financial Advisor");

          (ii) the historical and recent earnings performance of the Company;

          (iii) the Company's future prospects, including the uncertainty associated with consolidation in the banking industry;

          (iv) the prices and premiums paid in recent acquisitions of companies deemed to be similar in certain respects to the Company;

          (v) the advantages to the holders of Common Stock of an all cash offer for their shares notwithstanding the tax consequences of such an offer to the Company's shareholders;

          (vi) the likelihood that the Merger could be consummated, noting the timing of and conditions to the Merger, and the expected effect of the announcement of the Merger on the Company's relationships with its customers, employees and suppliers; and

          (vii) the terms and conditions set forth in the Merger Agreement, including, but not limited to, the provisions in the Merger Agreement permitting the Board of Directors to consider and respond to unsolicited bona fide third party offers to acquire the Company, subject to certain limitations (see "Terms of the Merger -- Restrictions on the Company").

     Based upon an analysis of these factors, the Board of Directors determined unanimously that the terms and conditions of the Merger Agreement are fair and in the best interests of the Company and its shareholders.

     The Board of Directors did not find it practicable to, and did not attempt to, assign relative weights to the specific factors considered by it.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS APPROVAL OF THE MERGER AGREEMENT BY THE SHAREHOLDERS OF THE COMPANY.

OPINION OF THE FINANCIAL ADVISOR

     Pursuant to a letter agreement (the "Wedbush Morgan Agreement") dated May 10, 1996, as revised November 1, 1996, the Company retained Wedbush Morgan as an independent financial advisor in connection with the Company's proposed merger transaction with Glendale Federal. Wedbush Morgan is an investment banking firm that is regularly engaged as part of its business in the evaluation of businesses and their securities in connection with mergers and acquisitions and other corporate transactions. Wedbush Morgan was selected by the Company based on Wedbush Morgan's experience, expertise, reputation, and familiarity with the Company.

     Pursuant to the terms of the Wedbush Morgan Agreement, the Company requested that Wedbush Morgan evaluate the fairness, from a financial point of view, of the consideration to be paid by Glendale Federal to the Company's shareholders in connection with the proposed merger. No limitations were imposed by the Company's Board of Directors on Wedbush Morgan with respect to the investigations made or procedures followed in rendering its opinion. At a meeting of the Company's Board of Directors held on October 31, 1996, at which the Board of Directors approved and adopted the Merger Agreement, Wedbush Morgan delivered its oral opinion to the Board of Directors that, as of October 31, 1996, the consideration to be received by the holders of shares of the Company's Common Stock pursuant to the Merger Agreement was fair, from a financial point of view, to such shareholders. Wedbush Morgan confirmed its October 31, 1996 oral opinion in writing on January 14, 1997. In connection with its January 14, 1997 written opinion, Wedbush Morgan updated certain of its analyses, as necessary, and reviewed the assumptions on which such analyses were based and the factors considered in connection therewith. Wedbush Morgan made no recommendation in either its October 31, 1996 oral opinion or in its January 14, 1997 written opinion to the Company or to the Company's shareholders with respect to any approval of the proposed transaction. Wedbush Morgan did make recommendations to the Company's Board of Directors with respect to the amount of consideration to be paid by Glendale Federal.

     THE FULL TEXT OF WEDBUSH MORGAN'S FAIRNESS OPINION (THE "FAIRNESS OPINION") WHICH SETS FORTH THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, MATTERS CONSIDERED AND QUALIFICATIONS AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS ANNEX II TO THIS PROXY STATEMENT AND IS INCORPORATED HEREIN BY REFERENCE. THE SUMMARY OF THE OPINION OF WEDBUSH MORGAN SET FORTH IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION. HOLDERS OF THE COMPANY'S COMMON STOCK ARE URGED TO READ THE FAIRNESS OPINION IN ITS ENTIRETY IN CONNECTION WITH THEIR CONSIDERATION OF THE PROPOSED MERGER. THE FAIRNESS OPINION IS ADDRESSED TO THE BOARD OF DIRECTORS OF THE COMPANY ONLY AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER AS TO HOW THAT SHAREHOLDER SHOULD VOTE AT THE SPECIAL MEETING.

     In connection with rendering the Fairness Opinion, Wedbush Morgan reviewed, among other things: (i) the Merger Agreement; (ii) the Preliminary Proxy Statement filed by the Company with the Securities and Exchange Commission on December 11, 1996, and a draft of the definitive form of this Proxy Statement;
(iii) the Company's audited consolidated financial statements and notes thereto and management's discussion and analysis of the financial condition and results of operations contained in the Annual Reports to the Company's shareholders for each of the five years ended December 31, 1995; (iv) the Company's unaudited consolidated financial statements and management's discussion and analysis of the financial condition and results of operations contained in the quarterly reports on Form 10-Q for the periods ended March 31, 1996, June 30, 1996 and September 30, 1996; (v) certain projections prepared by the Company's management with respect to the Company for the year ending December 31, 1996; (vi) views of management regarding the past and current business operations, financial condition and future prospects of the Company; (vii) the reported market prices and historical trading activity of the Company's Common Stock, including a comparison of certain financial and stock market information for the Company with similar information for comparable publicly traded securities and indices;
(viii) the financial terms, to the extent publicly available, of certain recent business combinations in the banking industry; (ix) the current market environment and the California banking environment in particular; and (x) such other information, studies, analyses and examinations as Wedbush Morgan deemed appropriate.

     In performing its review, Wedbush Morgan assumed and relied upon, without independent verification, the accuracy and completeness of all the financial and other information provided to Wedbush Morgan by the Company. Wedbush Morgan did not make an independent evaluation or appraisal of the specific assets, the collateral securing the assets or the liabilities of the Company, or the collectibility of any such assets (relying, where relevant, on the analyses of the Company's management). Wedbush Morgan was not retained to and did not conduct a physical inspection of any of the properties or facilities of the Company and did not review any individual credit files. With respect to financial projections prepared by and reviewed with management of the Company, Wedbush Morgan assumed that such projections were reasonably prepared on bases reflecting the best currently available estimates and judgments of the Company's management of the future financial performance of the Company, and that such performance would be realized in the amounts and in the time periods currently estimated. Wedbush Morgan also assumed that there has been no material change in the Company's assets, financial condition, results of operations, business or prospects since the date of the last financial statements noted above. Wedbush Morgan further assumed that all conditions to the Merger Agreement would be satisfied and not waived.

     Certain of the projections reviewed by Wedbush Morgan were prepared by the management of the Company. The Company does not publicly disclose internal management projections of the type provided to Wedbush Morgan in connection with the review of the Merger. Such projections were not prepared with a view toward public disclosure. The projections were based on numerous variables and assumptions that are inherently uncertain, including, without limitation, factors related to interest rates and general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in such projections.

     Set forth below is a brief summary of the analyses conducted by Wedbush Morgan in connection with its written Fairness Opinion dated January 14, 1997. Wedbush Morgan used substantially the same type of analysis in connection with providing the Board of the Company with its oral opinion on October 31, 1996. Such summary does not purport to be a complete description of Wedbush Morgan's analyses. Preparation of a fairness opinion is a complex process involving subjective judgments and Wedbush Morgan believes that its analyses must be considered as a whole. Selecting portions of such analyses and factors considered therein, without considering all factors and analyses, could create an incomplete view of the analyses and processes underlying Wedbush Morgan's opinion. In performing its analyses, Wedbush Morgan made numerous assumptions with respect to industry performance, business and economic conditions and various other matters, many of which cannot be predicted and are beyond the control of the Company, Glendale Federal and Wedbush Morgan. Any estimates contained in Wedbush Morgan's analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than such estimates. Estimates of the values of companies do not purport to be appraisals or necessarily reflect prices at which such companies or their securities may actually be sold. Because such estimates are inherently subject to uncertainty, neither the Company nor Wedbush Morgan assumes responsibility for their accuracy.

Transaction Summary

     Wedbush Morgan analyzed the Merger consideration of $18.25 in cash without interest (the "Consideration") for each share of Company Common Stock and the implied total transaction value of $62,993,799 (based on 3,451,715 shares of Company Common Stock). Wedbush Morgan noted that the Merger Consideration of $18.25 per share represented a multiple of 16.9x 1996 projected earnings per share (based on year ended December 31, 1996 earnings projected by management of the Company of $1.08 per share), and a multiple of 1.96x book value per share and 1.98x tangible book value per share, in each case at September 30, 1996. Wedbush Morgan also noted that the Merger Consideration represented a premium of 12.3% to the $16.25 per share closing price of Company Common Stock on the trading day prior to Wedbush Morgan's presentation to the Company's Board of Directors (October 30, 1996), and a premium of 30.4% to the $14.00 per share closing price of Company Common Stock one month prior thereto (September 30, 1996).

Stock Trading History

     Wedbush Morgan examined the historic trading prices and volume of the Company's Common Stock, the relationship between the movements in the prices of the Company's Common Stock to movements in certain indices, including the Standard and Poor's 500 Index, the Standard and Poor's Regional Bank Index, and a composite group of publicly traded banks in geographic proximity and of similar asset size. This analysis showed that the closing price of the Company's Common Stock was between $6.35 and $17.81 for the final trading day of each week from January 13, 1995 to January 10, 1997. The average weekly trading volume for this period was 14,875 shares, with a volume ranging from 125 shares to 109,700 shares traded. During the same period, on a relative performance basis (index price to beginning of period) the Company's Common Stock overperformed the Standard and Poor's 500 Index by 71%, overperformed the Standard and Poor's Regional Bank Index by 44%, and overperformed the comparison composite index by 36%.

Analysis of Selected Publicly Traded Companies

     Using publicly available information, Wedbush Morgan compared selected financial data of the Company with similar data of selected publicly traded bank holding companies and banks engaged in businesses considered by Wedbush Morgan to be appropriate for comparison with those of the Company. Although such companies and banks were considered similar to the Company, none of such companies has the same management, makeup, size or combination of business as the Company.

     Wedbush Morgan considered the following bank holding companies and banks ("the Comparison Companies") appropriate for comparison to the Company: Bank of Commerce, Bank of Los Angeles, Bank of Yorba Linda, Capital Corp of the West, California Independent Bancorp, Civic BanCorp, California State Bank, CU Bancorp, Desert Community Bank, Foothill Independent Bancorp, FP Bancorp, Inc., First Regional Bancorp, Greater Bay Bancorp, Professional Bancorp, North County Bancorp, Orange National Bancorp, Pacific Bank, N.A., Redwood Empire Bancorp, SC Bancorp, SJNB Financial Corporation, Santa Monica Bank, SierraWest Bancorp, and TriCo Bancshares.

     For each of the Comparison Companies, Wedbush Morgan analyzed the market price per share on January 13, 1997 of such companies as a multiple of: (i) publicly reported latest twelve months earnings per share, which yielded a median multiple of 13.42x; (ii) estimated earnings per share for the years ended December 31, 1996 and 1997 (based upon a composite of research analysts' estimates as reported by the Institutional Brokers Estimate Service for each of the Comparison Companies and, with respect to 1996 estimated earnings only, management projections for the Company), which yielded a median multiple of 14.35x for 1996, and of 11.94x for 1997; (iii) latest publicly reported book value of shareholders' equity, which yielded a median multiple of 1.48x; and
(iv) latest publicly reported tangible book value of shareholders' equity, which yielded a median multiple of 1.59x. Wedbush Morgan applied the above five median multiples, respectively, to the Company's latest publicly reported earnings per share for the last twelve months of $1.08, to an estimate of the Company's 1996 earnings per share (provided by management) of $1.08, to an estimate of the Company's 1997 earnings per share (provided by Wedbush Morgan) of $1.21, to the Company's latest publicly reported book value of $9.33 per share, and to the Company's latest publicly reported tangible book value of $9.24 per share. Wedbush Morgan's calculations yielded an implied equity valuation of from $13.77 to $15.50 per share of the Company's Common Stock.

Analysis of Selected Merger Transactions

     Wedbush Morgan reviewed certain publicly available information regarding selected merger and acquisition transactions (i) involving companies engaged in similar businesses to the Company and located in the western United States, (ii) announced between January 1, 1994 and January 13, 1997, and (iii) with a transaction value of between $20 and $200 million. The selection of the comparison transactions involved complex considerations and judgments concerning similarities and differences in financial, operational, and other characteristics of potentially comparable companies. None of the acquired companies utilized in the selected merger and acquisition comparison evaluation was identical to the Company and none of the transactions was identical to the Merger.

     The transactions deemed appropriate for comparison (the "Comparison Merger Transactions") involved the following sets of institutions: US Bancorp and Business & Professional Bank; Dartmouth Capital and Eldorado Bancorp; Monarch Bancorp and California Commercial Bancshares; Santa Barbara Bancorp and First Valley Bank; City National Corporation and Riverside National Bank; Bank SinoPac and Far East National Bank; City National Corporation and Ventura County National Bancorp; Glacier Bancorp and Missoula Bancshares; Pacific Capital Bancorp and South Valley Bancorp; FBOP Corporation and SDNB Financial Corporation; Mid-Peninsula Bancorp and Cupertino National Bancorp; First Interstate Bancsystem of Montana, Inc., First Interstate Bank of Montana, N.A., and First Interstate Bank of Wyoming, N.A.; Monarch Bancorp and Western Bank; First Savings Bank of Washington and Inland Empire Bank; Darthmouth Capital and Commerce Security Bank; Zions Bancorp and Southern Arizona Bancorp; InterWest Bancorp and Central Bancorp; Home Interstate Bancorp and CU Bancorp; Washington Mutual and Western Bank; City National Corporation and First Los Angeles Bank; California State Bank and Landmark Bancorp; Washington Mutual and Enterprise Bank; ValliCorp Holdings and El Capitan Bancshares; Commercial Bancorp and West Coast Bancorp; First Banks, Inc. and CCB Bancorp Inc.; Comerica Inc. and University Bank and Trust Company; Metrobank and Aktiv Bank Holding Company; First Interstate Bancorp and Levy Bancorp, Inc.; Westamerica Bancorp and PV Financial; West One Bancorp and National Security Bank; and ValliCorp Holdings and Mineral King Bancorp.

     For each of the Comparison Merger Transactions, Wedbush Morgan analyzed the transaction's value as a multiple of (i) latest twelve month publicly reported earnings, which yielded a median multiple of 16.24x, (ii) latest publicly reported book value of shareholders' equity, which yielded a median multiple of 1.84x, and (iii) latest publicly reported tangible book value of shareholders' equity, which yielded a median multiple of 1.89x. Wedbush Morgan applied the above three median multiples, respectively, to the Company's latest publicly reported earnings per share for the last twelve months of $1.08, to the Company's latest publicly reported book value of $9.33 per share, and to the Company's latest publicly reported tangible book value of $9.24 per share. Wedbush Morgan's calculations yielded an implied equity valuation of from $17.19 to $17.54 per share of the Company's Common Stock.

Discounted Projected Future Value Analysis

     Wedbush Morgan also analyzed the value of the Company utilizing a discounted projected future value analysis. This analysis is based upon historical data and trends, earnings estimates provided by management of the Company for 1996, and certain projections made by Wedbush Morgan of the Company's future performance for 1997 through 2001, among other things.

     Using discounted projected future value analysis, Wedbush Morgan estimated the future earnings streams that the Company would produce over the period from January 1, 1997 through December 31, 2001. In so doing, Wedbush Morgan assumed that the Company would perform in accordance with the projection model prepared by Wedbush Morgan and discussed with management which analyzed historical trends, current performance and other factors deemed appropriate by Wedbush Morgan and which projected, for each year from 1997 to 2001, federal funds interest income, security interest income, loan interest income, interest expense, loan loss provisions, the exercise of certain options on the Company's Common Stock, interest earning assets, non-interest earning assets, total interest-bearing liabilities and total non-interest bearing liabilities, among other things. Using this model, Wedbush Morgan estimated the future value of the Company's Common Stock as of December 31, 2001 by applying multiples of from 1.3x to 1.5x to the Company's projected 2001 book value per share. Wedbush Morgan discounted the projected future value at discount rates ranging from 12% to 15%. The foregoing analysis indicated an implied present value reference range of from $11.62 to $15.31 per share of the Company's Common Stock. Wedbush Morgan also estimated the future value of the Company's Common Stock as of December 31, 2001 by applying multiples of from 12x to 14x to the Company's projected 2001 earnings per share. Wedbush Morgan discounted the projected future value at discount rates ranging from 12% to 15%. The foregoing analysis indicated an implied present value reference range of between $13.10 and $17.45 per share of the Company's Common Stock.

     In determining the discount rates used in the projected future value analysis of the Company, Wedbush Morgan noted, among other things, factors such as inflation, prevailing market interest rates, the business risk inherent to the Company, and rates of return deemed achievable in comparable investments. In determining the range of earnings per share multiples and book value per share multiples used in the discounted projected future value analysis of the Company, Wedbush Morgan noted, among other things, the multiples at which the Company's Common Stock historically traded, the multiples at which public companies Wedbush Morgan deemed appropriate for comparison to the Company historically traded, and the multiples observed in historical business combination transactions which Wedbush Morgan deemed relevant.

Miscellaneous

     Pursuant to the terms of the Wedbush Morgan Agreement, the Company will pay Wedbush Morgan a transaction fee in connection with the Merger, a substantial portion of which is contingent upon the consummation of the Merger. Under the terms of the Wedbush Morgan Agreement, the Company will pay Wedbush Morgan a transaction fee equal to 1.0% of the aggregate purchase price paid in the transaction for the Common Stock outstanding, or approximately $629,938, all of which is payable upon the closing of the Merger. In addition, the Company has paid Wedbush Morgan a fee of $125,000 for rendering the Fairness Opinion. The Company has also agreed to reimburse Wedbush Morgan for its reasonable out-of-pocket expenses incurred in connection with its engagement and to indemnify Wedbush Morgan and its employees, agents, officers, attorneys, shareholders and any person who controls or is deemed to control Wedbush Morgan, against certain liabilities, including liabilities under the federal securities laws.

     In the ordinary course of business, Wedbush Morgan and its affiliates may actively trade the equity securities of the Company and of Glendale Federal for their own account and for accounts of customers and, accordingly, may at any time hold a long or short position in such securities. Wedbush Morgan in the past has provided financial advisory and investment banking services to the Company unrelated to the Merger, and has received compensation for the rendering of such services.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In connection with the Merger, Glendale Federal has agreed to make severance payments to certain employees of the Company, including certain officers, whose employment is involuntarily terminated within one year after the Effective Date.

     In addition, David Hender, who is a director, President and Chief Executive Officer of the Company, and Glendale Federal have entered into a non-competition and consulting agreement which will become effective upon the consummation of the Merger. Under the agreement, Mr. Hender has agreed not to compete with Glendale Federal in the banking business within specified geographic regions for a period of three years after the Effective Date (as defined below) and has agreed to render consulting services to Glendale Federal for a one-year period after the Effective Date. Total payments to Mr. Hender for the non-competition agreement and consulting services will be $500,000.

     Under the terms of the Merger Agreement, the Company will purchase prior to the Effective Date a directors' and officers' insurance policy that will remain in effect for a period of three years after the Effective Date and will cover acts or omissions of the Company's directors and officers prior to the Effective Date.

MANAGEMENT OF THE COMPANY AFTER THE MERGER

     On the Effective Date, the directors and officers of Glendale Federal's wholly-owned subsidiary (the "Merger Sub") immediately prior thereto shall become the directors and officers of the surviving corporation.

                              TERMS OF THE MERGER

     THE DETAILED TERMS OF AND CONDITIONS TO THE MERGER ARE CONTAINED IN THE MERGER AGREEMENT, WHICH IS ATTACHED TO THIS PROXY STATEMENT AS ANNEX I. THE DESCRIPTION IN THIS PROXY STATEMENT OF THE TERMS OF THE MERGER AGREEMENT IS QUALIFIED BY, AND MADE SUBJECT TO, THE MORE COMPLETE INFORMATION SET FORTH IN THE MERGER AGREEMENT.

EFFECTIVE DATE OF THE MERGER

     The Merger will become effective upon the filing of a properly executed and certified copy of the Agreement of Merger which is attached as Exhibit A to the Merger Agreement with the California Secretary of State in accordance with the applicable provisions of the California General Corporation Law; provided that, the Agreement of Merger may provide that the Merger shall become effective at a later date or time designated by Glendale Federal and the Company. The date and time at which such effectiveness occurs is referred to as the "Effective Date."

     It is anticipated that such filing will be made promptly after the requisite approval of shareholders of the Company has been obtained, all regulatory approvals have been received on terms as required by the Merger Agreement and all other conditions to the Merger have been satisfied or waived. Each of the parties to the Merger Agreement will have certain rights to terminate the Merger Agreement in the event that the Merger is not consummated on or before April 30, 1997. See "Terms of the Merger -- Termination of the Merger Agreement." Although it is anticipated that the Merger Agreement will be filed and the Effective Date will occur on or before April 30, 1997, there can be no assurance that there will not be a delay between the date of the Special Meeting and the Effective Date, that the conditions to the Merger will be satisfied or waived or that the Merger will occur. See "Terms of the Merger -- Conditions to the Merger."

EFFECT OF THE MERGER

     On the Effective Date, each share of Common Stock issued and outstanding (other than shares owned by the Company or its subsidiaries as treasury stock and shares as to which statutory appraisal rights have be perfected (collectively, the "Excluded Shares")), will be converted into the right to receive the Merger Consideration, without interest. Upon consummation of the Merger, shareholders will cease to have any further ownership interest in the Company.

     Pursuant to the Merger Agreement, Merger Sub will be merged with and into the Company at the effective time of the Merger, and the Company will thereupon be the surviving corporation (the "Surviving Corporation") pursuant to the terms and conditions of the Merger Agreement. The Company as the Surviving Corporation will succeed to all the assets, rights, properties, obligations and liabilities of Merger Sub and shall retain all of the assets, rights, properties, obligations and liabilities that the Company held or to which the Company was subject immediately prior to the Effective Date, all as provided in the applicable provisions of the California General Corporation Law. The Surviving Corporation will become a wholly-owned subsidiary of Glendale Federal. Merger Sub will cease to exist following the Effective Date. Glendale Federal has advised the Company that it intends to merge the Company into Glendale Federal after consummation of the Merger.

PAYMENT FOR SHARES; EXCHANGE AGENT

     Upon the consummation of the Merger, each issued and outstanding share of Common Stock (other than the Excluded Shares) will be deemed for all purposes to represent only the right of the holders thereof to receive the Merger Consideration. An independent bank or trust company selected by Glendale Federal and approved by the Company will act as exchange agent (the "Exchange Agent") in order to facilitate the payment in exchange for certificates theretofore representing shares of Common Stock.

     Instructions for the surrender of stock certificates, together with a letter of transmittal to be used for this purpose, will be mailed to shareholders as promptly as practicable, but in no event later than five business days, after the Effective Date. Shareholders should surrender certificates for shares of Common Stock only with a letter of transmittal. Glendale Federal will make appropriate provisions with the Exchange Agent to enable shareholders to deliver certificates to the Exchange Agent in person commencing on or not later than the business day following the Effective Date. Each holder will have the choice of delivering the stock certificate or certificates representing his or her shares of Common Stock and related documentation in person or of mailing such stock certificate or certificates and related documentation to the Exchange Agent, in either case for payment, as promptly as practicable, by return mail. SHAREHOLDERS SHOULD NOT SEND ANY STOCK CERTIFICATES WITH THE ENCLOSED PROXY CARD.

     Upon the proper surrender of a certificate or certificates, together with a properly completed and duly executed letter of transmittal, to the Exchange Agent, the holder of such certificate or certificates will be entitled to receive in exchange therefor a check (or in the case of a shareholder owning 20,000 or more shares of Company Common Stock, a wire transfer to an account specified by the shareholder) in an amount equal to the product determined by multiplying the Merger Consideration by the number of shares of Common Stock represented by such stock certificate or certificates. No interest will be paid or accrued on the Merger Consideration.

     If any payment for shares of Common Stock is to be made in a name other than that in which the certificate for such shares surrendered is registered on the stock transfer books of the Company as of the Effective Date, such payment will be made only if each certificate representing such Company Common Stock is presented to the Exchange Agent, accompanied by documents sufficient, in the judgment of Glendale Federal, (i) to evidence and effect such transfer and (ii) to evidence that all applicable stock transfer taxes have been paid.

     At or prior to the Effective Date, Glendale Federal will deposit cash with the Exchange Agent in the amount equal to the aggregate Merger Consideration to be paid to the holders of the shares of Company Common Stock pursuant to Section
1.2 of the Merger Agreement.

TREATMENT OF STOCK OPTIONS

     As of the Record Date, options to purchase approximately 44,248 shares of Common Stock granted by the Company pursuant to Company employee stock option plans were outstanding at exercise prices ranging from $9.40 to $12.95 per share. Pursuant to the terms of the Merger Agreement, the Company will offer to purchase each stock option that has not theretofore been exercised or terminated, whether or not then otherwise fully vested or fully exercisable, at a price equal to (i) the difference between (x) the per share amount of the Merger Consideration and (y) the per share exercise price applicable to such options multiplied by (ii) the number of such shares of Common Stock then subject to such option.

     The Company will make the payments required to be made to holders of options immediately prior to the Effective Date. Any such option not purchased by the Company pursuant to such offer and not exercised prior to the Effective Date will expire on the Effective Date.

REPRESENTATIONS AND WARRANTIES

     The Company and Glendale Federal have made certain customary representations and warranties in the Merger Agreement, including representations and warranties relating to, among other things (i) organization and similar corporate matters, (ii) the authorization, execution, delivery and performance of the Merger Agreement and other matters relating to its enforceability, and (iii) the absence of any undisclosed consents, approvals or authorizations required for the execution of the Merger Agreement and the consummation of the transactions contemplated thereby.

     The Company has also made certain customary representations and warranties relating to, among other things (i) the absence of material adverse changes and undisclosed liabilities, (ii) the Company's capital structure and subsidiary,
(iii) the Company's compliance with the reporting requirements of the Securities and Exchange Commission and the accuracy of filings made pursuant thereto, (iv) the accuracy and preparation of certain financial statements of the Company, and
(v) other matters relating to the conduct of the Company's business including, among other things, the Company's employees, benefit plans, litigation, compliance with environmental laws, payment of taxes, absence of defaults, and other contracts.

CONDITIONS TO THE MERGER

     Consummation of the Merger is subject to the satisfaction of certain conditions set forth in the Merger Agreement, including, but not limited to (i) the approval of the Merger and the Merger Agreement by shareholders of the Company, (ii) the receipt of all necessary regulatory approvals, consents and waivers, without the imposition of any conditions or requirements materially adverse to Glendale Federal, and the expiration of all applicable statutory waiting periods including, but not limited to, approval of the Merger by the Office of Thrift Supervision ("OTS") (see "Terms of the Merger -- Regulatory Approvals"), (iii) no temporary restraining order, injunction or other order preventing the Merger having been issued by any court or other competent governmental or regulatory authority and remaining in effect, and there being no litigation pending that seeks the issuance thereof or the imposition of damages against Glendale Federal, Merger Sub or the Company if the Merger is consummated which has a reasonable probability of resulting in such order, injunction or damages, and (iv) no statute, rule or regulation having been enacted that would prohibit or make the consummation of the Merger illegal.

     In addition, the obligation of Glendale Federal and Merger Sub to consummate the Merger is subject to the satisfaction or waiver of certain further conditions, which include, but are not limited to (i) the representations and warranties of the Company set forth in the Merger Agreement being true and correct as of the date of the Merger Agreement and as of the Effective Date as though made on and as of the Effective Date (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date), with only such exceptions as are not, individually or in the aggregate, materially adverse, (ii) the Company having performed in all material respects all obligations required to be performed prior to the Effective Date, (iii) Glendale Federal having received certificates signed by the Chief Executive Officer and Chief Financial Officer of the Company dated the Effective Date, with respect to the satisfaction of the requirements in (i) and
(ii), (iv) counsel to the Company having delivered an opinion to Glendale Federal with respect to certain matters, including, without limitation, the organization and good standing of the Company, the execution and delivery of the Merger Agreement and the legal effect of the Merger, (v) no material adverse change in the financial condition, business or assets of the Company and its subsidiary taken as a whole having occurred since December 31, 1995 and (vi) dissenting shareholders having exercised dissenters' rights with respect to no more than ten percent of the outstanding Common Stock.

     The obligation of the Company to consummate the Merger is subject to the satisfaction or waiver of certain further conditions, which include, but are not limited to (i) the representations, warranties and covenants of Glendale Federal being true and correct in all material respects as of the date of the Merger Agreement and as of the Effective Date as though made on and as of the Effective Date (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date), with only such exceptions as are not, individually or in the aggregate, materially adverse, (ii) Glendale Federal having performed, in all material respects, all obligations required to be performed by it prior to the Effective Date, (iii) the Company having received certificates signed by the Chief Executive Officer and the Chief Financial Officer of Glendale Federal, dated the Effective Date, to the foregoing effect, and (iv) the Company having received an opinion, dated the Effective Date, from counsel to Glendale Federal, to the effect that all regulatory approvals, consents or waivers of governmental authorities that are required to be obtained by Glendale Federal under federal law in order to permit the consummation by it of the transactions contemplated by the Merger Agreement having been obtained, and all filings required to be made by Glendale Federal under federal law in order to permit the consummation by it of the transactions contemplated by the Merger Agreement have been made.

RESTRICTIONS ON THE COMPANY

     The shareholders of the Company will retain their equity interest in the Company until the Effective Date. Pursuant to the Merger Agreement, each of the Company and the Bank are required to refrain from taking certain actions without the consent of Glendale Federal (unless such actions are contemplated by the Merger Agreement), including, but not limited to (i) taking certain actions outside the ordinary course of the Company's business, (ii) declaring or paying dividends on the Common Stock or issuing or acquiring any shares of or rights relating to the Company's capital stock, (iii) amending its Articles of Incorporation or Bylaws or adopting any plan of liquidation, whether formal or informal, (iv) making any acquisition or disposition of any business, entity or assets that would be material to the Company, (v) incurring any additional obligation or liability other than in the ordinary course of business and consistent with past practice, (vi) making any change to compensation payable to officers, directors and employees, under any benefit plan or otherwise (other than pursuant to existing arrangements in the ordinary course of business), or entering into any new employment agreements or arrangements, or (vii) making any material change in the conduct of the business or operations of the Company.

     The Merger Agreement also provides that the Company and the Bank will not, without the consent of Glendale Federal, knowingly (i) solicit, initiate or further the submission of proposals from, or enter into any agreement with, any person, group or entity relating to the acquisition of all or a material portion of the assets of or any equity interest in the Company or any merger, consolidation or business combination with the Company, (ii) except to the extent required by fiduciary obligations under applicable law as advised by counsel, participate in any discussions or negotiations regarding, or furnish any confidential information with respect to, such a transaction, or (iii) otherwise knowingly cooperate with, assist or facilitate any attempt by a third party to engage in such a transaction (the "Nonsolicitation Obligation"). The Company has agreed in the Merger Agreement to notify Glendale Federal promptly of the terms and conditions of any third party offer or proposal.

ADDITIONAL AGREEMENTS

     In the Merger Agreement the Company has made certain additional covenants to Glendale Federal. The Company has agreed, among other things (i) to afford Glendale Federal reasonable access to the Company's properties, books, contracts, commitments, records, officers, employees, accountants, counsel and other representatives, to disclose to Glendale Federal such documents relating to the Company as Glendale Federal may reasonably request, (ii) to submit the Merger Agreement to its shareholders for approval, to hold a special meeting to act on the Merger Agreement and, subject to the fiduciary obligations of the Board of Directors, to recommend the approval of the Merger Agreement to its shareholders; (iii) to make certain filings necessary for consummation of the Merger, and (iv) to use all reasonable efforts to cause all things necessary, proper and advisable for the consummation of the Merger to occur.

     With respect to the matters contained in clauses (iii) and (iv) of the preceding paragraph, Glendale Federal has made reciprocal covenants to the Company. In addition, Glendale Federal has agreed, among other things, to cause certain insurance policies to remain in effect following the Merger, as more fully described in "The Merger -- Interests of Certain Persons in the Merger."

TERMINATION OF THE MERGER AGREEMENT

     The Merger Agreement may be terminated and abandoned prior to the Effective Time, either before or after its approval by the Company's shareholders: (i) by mutual consent of the Company and Glendale Federal, (ii) by each of the Company or Glendale Federal, if its board of directors so determines by vote of a majority of the members of its entire board, in event of (x) the failure of the shareholders of the Company to approve the Merger Agreement, or (y) a material breach of the Merger Agreement by the other party hereto of any material representation, warranty, covenant or agreement contained herein which is not cured or not curable within 30 days after written notice of such breach is given to the party committing such breach by the other party, (iii) by the Company or Glendale Federal by written notice to the other party if either (x) all regulatory approvals, consents and waivers shall not have been obtained by April 30, 1997; or (y) any governmental authority of competent jurisdiction shall have issued a final, unappealable order enjoining or otherwise prohibiting consummation of the transactions contemplated by the Merger Agreement, or (iv) by the Company or Glendale Federal, if its board of directors so determines by vote of a majority of the members of its entire board, in the event that the Merger is not consummated by April 30, 1997, unless the failure to so consummate by such time is due to the material breach of any representation, warranty or covenant contained in the Merger Agreement by the party seeking to terminate.

CANCELLATION FEE; EXPENSES

     The Merger Agreement provides that if it is terminated pursuant to its terms, other than with respect to certain specific terminations, the Company will promptly pay Glendale Federal a cancellation fee of $1.9 million in the event that any of the following occurs within 12 months after the date of such termination: (i) any person or entity (other than Glendale Federal) shall become the beneficial owner of 20% or more of the outstanding shares of the Common Stock, (ii) the Board of Directors of the Company shall fail to recommend, or shall have withdrawn its recommendation, to the Company's shareholders that they vote to approve the Merger Agreement and the Merger, or (iii) the Company or the Bank recommends or proposes, or publicly announces an intention to recommend or propose, enters into, or approves an agreement with any person or entity (other than Glendale Federal) to (x) effect a merger, consolidation or similar transaction involving either the Company or the Bank, (y) sell, lease or otherwise dispose of assets of the Company or the Bank representing 15% or more of the consolidated assets of the Company or the Bank, or (z) issue, sell or otherwise dispose of (including by way of merger, consolidation, share exchange or any similar transaction) securities representing 20% or more of the voting power of the Company or the Bank.

     The Merger Agreement provides that each party thereto shall separately bear its own expenses incurred in the negotiation and performance of the Merger Agreement.

REGULATORY APPROVALS

     The Merger requires approvals from, or notices to, certain federal and state governmental bodies and agencies (collectively, "Regulatory Approvals"). The Merger requires the approval of the OTS. As of the date of this Proxy Statement, the OTS application has been filed and all other required regulatory filings are expected to be made shortly. While it is anticipated that all necessary approvals will be obtained in the first quarter of 1997, no approvals have yet been obtained and there can be no assurance that all Regulatory Approvals will be obtained in a timely manner or at all.

RIGHTS OF DISSENTING SHAREHOLDERS OF THE COMPANY

     The following is a brief summary of the rights of dissenting shareholders, does not purport to be a complete statement thereof and is qualified in its entirety by reference to the applicable statutory provisions of the California General Corporation Law which are set forth in Annex III hereto.

     Record holders of the Common Stock will have the right to dissent with respect to the Merger and, subject to certain conditions, receive a cash payment equal to the fair market value of their shares under the California General Corporation Law, which value may be less or more than or the same as the Merger Consideration. In order to perfect his or her dissenter's rights, a record holder of the Common Stock must (i) vote his or her dissenting shares against the Merger, (ii) make written demand upon the Company not later than the date of the Special Meeting, February 26, 1997, to purchase his or her dissenting shares, (iii) submit the stock certificates representing his or her dissenting shares to the Company or its transfer agent, for notation that they represent dissenting shares, within thirty days after the mailing by the Company to shareholders who voted against the Merger of a notice stating that the Merger has been approved by the shareholders, and (iv) if the Company and the shareholder are unable to reach agreement on the price to be paid for the dissenting shares, file an action in court within six months after the date on which the notice stating that the Merger has been approved by the shareholders is mailed to the Company's shareholders who voted against the Merger, all as more particularly described below. Failure to take any of the required steps described herein may result in a loss of such dissenters' rights. If demands for payment referred to in clause (ii) above are not filed with respect to five percent or more of the outstanding shares of the Common Stock, no shareholder of the Company, other than a holder of shares which are restricted as to transfer, will have dissenters' rights, even if all of the above conditions are satisfied.

     Dissenters' rights cannot be validly exercised by persons other than the record holders of the Common Stock, regardless of the beneficial ownership thereof. Persons who are beneficial owners of the Common Stock but whose shares are held of record by another person, such as a broker, a bank or a nominee, should instruct the record holder to follow the procedure outlined below if they wish to dissent from the Merger with respect to any or all of their shares.

     Under Sections 1300 to 1312 of the California General Corporation Law, any shareholder of record of the Company who votes any or all of his or her shares against the Merger and who intends to exercise his or her dissenter's rights must, on or before the date of the Special Meeting, February 26, 1997, submit to the Company at its principal executive offices, TransWorld Bank Plaza, 15233 Ventura Boulevard, Sherman Oaks,

California 91403, Attention: Secretary, a written demand that the Company purchase for cash some or all of his or her shares voted against or not in favor of the Merger, which demand shall state the number of shares which he or she demands that the Company purchase and the amount which the shareholder claims to be the fair market value of those shares as of November 1, 1996, the day before the first announcement of the terms of the proposed Merger, excluding any appreciation or depreciation in consequence of the proposed Merger.

     Dissenters' rights may not be perfected with respect to any shares unless such shares are voted against the Merger. A record shareholder may vote part of the shares which he or she is entitled to vote in favor of the Merger without jeopardizing appraisal rights as to shares voted against the Merger. Voting against the Merger will not of itself, absent compliance with the other provisions summarized herein, satisfy the requirements of the California General Corporation Law for exercise of dissenters' rights.

     If any shareholder of the Company has a right to require the Company to purchase his or her shares for cash under the provisions of the California General Corporation Law, the Company will mail within ten days after shareholder approval of the Merger to each such shareholder a notice of such shareholder approval stating the price determined by the Company to represent the fair market value of the dissenting shares and a brief description of the procedure to be followed if the shareholder desires to exercise his or her dissenter's right.

     A dissenting shareholder must submit to the Company at the address set forth above, within thirty days after the Company mails notice of shareholder approval of the Merger to him or her, certificates representing the dissenting shares which he or she demands that the Company purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed. The notice of shareholder approval of the Merger will specify the date by which the submission of certificates for endorsement must be made to the Company, and a submission made after such date will not be effective for any purpose. No other notices will be given by the Company of any dates upon which any shareholder action is required to exercise dissenters' rights.

     If the Company and a dissenting shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the Company, upon surrender of the certificates evidencing such shares, will make payment of that amount (plus interest thereon from the date of such agreement) within thirty days after the date of such agreement or within thirty days after the satisfaction of any statutory or contractual conditions, whichever is later. Any agreement fixing the fair market value of any dissenting shares between a dissenting shareholder and the Company must be filed with the Secretary of the Company.

     If the Company denies that the shares are dissenting shares, or the Company and the dissenting shareholder fail to agree on the fair market value of the shares, the dissenting shareholder may, within six months after the date on which the notice of shareholder approval of the Merger was mailed to the shareholder, but not thereafter, file a complaint in the Superior Court of the County of Los Angeles, State of California, requesting that the Court determine whether the shares are dissenting shares and the fair market value of such dissenting shares. The costs of the action will be assessed or apportioned as the Court considers equitable, but, if the appraised fair market value is determined to exceed the price offered to the shareholder by the Company by more than 25%, the Company will be required to pay the costs of the action and may be required to pay counsel fees.

     A dissenting shareholder may not withdraw his or her dissent or demand for payment without the consent of the Company by its Board of Directors. The right of dissenting shareholders to demand payment terminates if, among other things, the Merger is abandoned or if the shares are transferred prior to submission for endorsement as dissenting shares.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

     The following summary is a general discussion of certain anticipated federal income tax consequences of the Merger to shareholders. The summary assumes that shareholders are individuals or corporations who do not have special tax status (e.g., nonresident aliens, individual retirement accounts, tax-exempt organizations). The discussion is based upon existing federal tax law and does not address any state, local or foreign tax consequences of the Merger. The discussion also does not describe certain special tax rules that may apply to shareholders who acquired their stock pursuant to incentive stock options or other stock compensation arrangements.

     The exchange by shareholders of their shares of Common Stock for the Merger Consideration pursuant to the Merger will be a taxable transaction for federal income tax purposes. A shareholder whose shares are exchanged generally will recognize gain or loss equal to the difference between the amount of cash received pursuant to the Merger and the tax basis of the shares exchanged therefor. Such gain or loss will constitute capital gain or loss if the shares exchanged in the Merger were held as capital assets. Capital gain or loss will constitute long-term capital gain or loss if the shareholder's holding period with respect to the shares is greater than one year and otherwise will constitute short-term capital gain or loss.

     Under current federal income tax law, the highest marginal tax rate applicable to ordinary income of individuals is 39.6% and the highest rate applicable to corporations is 35%. Net capital gains (the excess of net long term capital gains over net short term capital losses) currently are taxed at 28% for individuals and the regular corporate rates for corporations. Individuals may use up to $3,000 of net capital losses to offset ordinary income.

     Compensatory stock option holders whose options are canceled in connection with the Merger in exchange for a cash payment will recognize ordinary compensation income in the amount of such cash payment. The Company will be required to withhold applicable federal and state taxes from such payment.

     SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES OF THE MERGER. THE FOREGOING SUMMARY IS INTENDED AS A GENERAL DESCRIPTION ONLY OF CERTAIN MATERIAL TAX CONSEQUENCES AND DOES NOT CONSIDER THE PARTICULAR CIRCUMSTANCES OF EACH SHAREHOLDER.

ACCOUNTING TREATMENT OF THE MERGER

     The Merger will be accounted for under the "purchase" method whereby the purchase price paid for Common Stock will be allocated based upon the fair value of the assets acquired and the liabilities assumed pursuant to the Merger.

                PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

     The Company's Common Stock trades on the NASDAQ under the symbol "TWBC." At January 14, 1997, there were 1,578 record holders of Common Stock. The following table sets forth, for the periods indicated, the high and low sale prices per share of the Common Stock, as reported by the NASDAQ, as adjusted for a two-for-one stock split on March 7, 1995 and a five-for-four stock split on March 15, 1996.

                                                                  HIGH       LOW
                                                                 ------     ------
            Calendar 1997
              First Quarter (through January 14, 1997).........  $18.00     $17.65

            Calendar 1996
              First Quarter....................................   13.00      11.40
              Second Quarter...................................   15.25      11.50
              Third Quarter....................................   15.25      12.50
              Fourth Quarter...................................   18.00      13.75

            Calendar 1995
              First Quarter....................................    9.00       6.10
              Second Quarter...................................   10.80       8.40
              Third Quarter....................................   11.00      10.00
              Fourth Quarter...................................   12.40      10.40

     On November 1, the last trading day prior to the public announcement by the Company of the execution of the Merger Agreement, the last reported sale price of the Common Stock on the NASDAQ was $15.75 per share. The last reported sale price of the Common Stock on the NASDAQ on January 14, 1997, the last full trading day prior to the printing of this Proxy Statement, was $17.69 per share. Shareholders are urged to obtain current market quotations for the Common Stock.

     The Company has never paid any cash dividends and does not intend to do so in the near future, preferring to retain earnings for expansion and development of the Company's business. The Merger Agreement prevents the Company from declaring or paying any dividend or any other form of cash, stock or property distribution without Glendale Federal's consent while the Merger Agreement remains in effect.

     The Transfer Agent and Registrar for Company's Common Stock is ChaseMellon Shareholder Services, Los Angeles, California.

                     SELECTED FINANCIAL DATA OF THE COMPANY

     The following table summarizes certain selected financial data of the Company for each of the five fiscal years in the period ended December 31, 1995 and for the nine months ended September 30, 1996 and 1995. This information should be read in conjunction with the more detailed consolidated financial information included in the Company's Annual Report on Form 10-K with respect to the year ended December 31, 1995 (the "Annual Report") and the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996, which are incorporated by reference herein. No cash dividends were paid on the Common Stock during the periods indicated below.

                                                                                                NINE MONTHS ENDED
                                                   YEAR ENDED DECEMBER 31,                        SEPTEMBER 30,
                                  ---------------------------------------------------------   ---------------------
                                    1995        1994        1993        1992        1991        1996        1995
                                  ---------   ---------   ---------   ---------   ---------   ---------   ---------
                                                                                                   (UNAUDITED)
                                                (IN THOUSANDS EXCEPT PERCENTAGES AND PER SHARE DATA)
Interest income.................  $  26,188   $  21,161   $  17,961   $  18,061   $  21,527   $  19,219   $  19,961
Interest expense................     (7,792)     (5,312)     (5,083)     (5,762)     (8,722)     (6,359)     (5,929)
                                  ---------   ---------   ---------   ---------   ---------   ---------   ---------
    Net interest income.........  $  18,396   $  15,849   $  12,878   $  12,299   $  12,805   $  12,860   $  14,032
Noninterest income..............      4,088       3,878       4,823       4,606       3,791       3,688       2,995
Provision for credit losses.....       (830)       (921)     (1,711)       (745)     (1,050)       (345)       (665)
Noninterest expense.............    (15,195)    (14,856)    (14,462)    (13,403)    (13,002)    (11,789)    (11,444)
Income before income tax........      6,459       3,950       1,528       2,757       2,544       4,414       4,918
Income tax......................     (2,448)     (1,381)       (337)       (856)       (754)     (1,623)     (1,861)
Income before accounting
  change........................      4,011       2,569       1,191       1,901       1,790       2,791       3,057
Cumulative affect of accounting
  change........................         --          --         190          --          --          --          --
Net income......................  $   4,011   $   2,569   $   1,381   $   1,901   $   1,790   $   2,791   $   3,057
                                  =========   =========   =========   =========   =========   =========   =========
Weighted average shares
  outstanding...................  3,448,037   3,417,098   3,417,098   3,417,098   3,416,324   3,451,465   3,446,882
Net income per share before
  accounting change.............  $    1.16   $    0.75   $    0.35   $    0.56   $    0.52   $    0.81   $    0.89
Cumulative effect of accounting
  change........................         --          --        0.05          --          --          --          --
Net income per share............  $    1.16   $    0.75   $    0.40   $    0.56   $    0.52   $    0.81   $    0.89
                                  =========   =========   =========   =========   =========   =========   =========
ROA.............................      1.08%        .73%        .45%        .76%        .76%       1.01%       1.07%
ROE.............................     14.53%      10.74%       6.19%       9.21%       9.51%      12.16%      15.10%
At Period End: (in thousands)
Total Assets....................  $ 359,924   $ 371,152   $ 313,386   $ 251,218   $ 253,470   $ 375,288   $ 382,041
Deposits........................  $ 318,695   $ 341,585   $ 285,997   $ 224,018   $ 228,135   $ 337,776   $ 313,584
Loans and Leases................  $ 128,870   $ 125,209   $ 127,896   $ 130,587   $ 150,460   $ 136,426   $ 126,777
Capital lease...................  $     113   $     120   $     125   $     129   $     132   $     107   $     115
Long-term debt..................  $      --   $      --   $      --   $      --   $     250   $      --   $      --
Stockholders' equity............  $  29,700   $  25,300   $  22,975   $  21,476   $  19,585   $  32,207   $  28,715
Shares outstanding..............  3,451,462   3,417,098   3,417,098   3,417,098   3,417,098   3,451,465   3,451,465

                   CERTAIN INFORMATION CONCERNING THE COMPANY

GENERAL

     The Company is a California bank holding company organized in 1982 which acquired, in October 1982 under a Plan of Reorganization and Merger, TransWorld Bank (the "Bank"). Since the Bank continues to be the only holding of the Company, the discussion below will refer to the business of the Bank.

     The Bank, which was incorporated in January 1953, offers a full range of commercial banking services, including commercial and industrial loans, various types of consumer loans, real estate loans, checking and savings deposits, safe deposit boxes, escrow, bankcard merchant services and other customary non-deposit banking services. The Bank does not have a trust department.

     The Bank's customers consist principally of middle market businesses located in, and individuals who live or work in, Los Angeles and adjacent areas. The Bank emphasizes personal service in its marketing efforts directed to these customers. The Bank's operations are conducted through a system of ten banking offices in Los Angeles County and two offices in Ventura County. Its main office is in Sherman Oaks and branch offices are located in Canyon Country, Chatsworth, Granada Hills, North Hollywood, Pacoima, San Fernando, Valencia, Woodland Hills, Northridge, Thousand Oaks and Camarillo. All of the Bank's services are offered at each office. Presently, the Company has no plans to go into any other of the permissible activities of a holding company.

COMPETITION

     The Bank faces strong competition in attracting deposits and loans. The Bank's principal competition for deposits comes from other banks, savings and loan associations, credit unions, and money market funds. Additional competition for deposits during high interest rate periods comes from government and private issuers of debt obligations and other investment alternatives for depositors. The Bank's principal competitors for loans are other commercial banks, savings and loan associations, insurance companies, credit unions, finance companies, savings banks and credit companies such as GMAC, Ford and Chrysler Credit.

     The Los Angeles County area contains offices of many of the nation's largest banks and savings and loan associations, each of which has greater financial (and other) resources than does the Bank. Among the advantages such major banks have over the Bank is the ability to conduct large advertising campaigns and to allocate their investment assets, including loans, to regions of highest demand and yield. These institutions have higher lending limits than does the Bank and generally perform certain functions, including trust, investment and international banking services, which the Bank is not equipped to offer. The general strategy of the Bank is to compete with these major and regional banks by focusing on the small and medium-sized business and professional segments of the market and providing more personalized service. The Bank also competes with other banks of comparable size in the Los Angeles area. The Bank's services are generally similar to those of banks of comparable size, i.e., money market accounts, certificates of deposit, checking, savings plans, consumer, real estate and commercial lending; most comparable banks do not offer trust services. Competition with banks of comparable size revolves mainly around service, pricing of loans, and on interest rates paid for deposits.

SUPERVISION AND REGULATION

     The Company is subject to regulation and supervision by the Federal Reserve Board ("FRB"). The Company is also subject to certain reporting requirements of the Securities and Exchange Commission ("SEC"), including the requirement that it file with the SEC annual, quarterly, and current reports under the Securities Exchange Act of 1934, as amended (the "1934 Act").

     The Bank is subject to regulations, supervision and regular examination by the California State Banking Department and the Federal Deposit Insurance Corporation ("FDIC"), which insures the Bank's deposits. The regulations of these agencies affect most aspects of the Bank's business and prescribe permissible types of loans and investments, the amount of required reserves, the requirements for branch offices, the permissible scope of the Bank's activities and various other requirements. While the Bank is not a member of the Federal Reserve System, it is nevertheless subject to certain regulations of the FRB.

     Federal legislation puts certain restrictions on loans to directors, officers and principal shareholders of a bank or of its correspondent banks, and their associates. All loans to such persons must be made on the same terms and conditions as comparable loans made to the general public and limits have been placed on the amounts of such loans that may be made to such persons, depending upon the purpose for which the loan is made.

                      DOCUMENTS INCORPORATED BY REFERENCE

     The following documents of the Company have been filed with the Securities and Exchange Commission (the "Commission") and are incorporated by reference herein: (i) the Company's Annual Report on Form 10-K for the year ended December 31, 1995; (ii) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996; and (iii) the Company's Current Report on Form 8-K, dated November 1, 1996, as filed with the Commission on November 15, 1996.

     In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Proxy Statement and prior to the date of the Special Meeting shall be deemed to be incorporated by reference into this Proxy Statement and to be a part hereof from the date of filing of such documents with the Commission. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement. The Company will provide, upon written or oral request, without charge, to each person to whom a Proxy Statement is delivered a copy of any and all of the information that is incorporated herein by reference (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information this Proxy Statement incorporates). Requests for such information should be directed to Elizabeth Nielsen, Secretary, TransWorld Bancorp, 15233 Ventura Boulevard, Sherman Oaks, California 91403;
(818) 783-7501.

                             PRINCIPAL SHAREHOLDERS
                      AND SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth information concerning the shares of the Common Stock beneficially owned, as of the Record Date, by directors and by all directors and executive officers of the Company as a group. Except as otherwise noted, each person listed below has sole voting and investment power with respect to the Common Stock indicated.

               NAME OF INDIVIDUAL OR NUMBER          AMOUNT AND NATURE OF
                    OF PERSONS IN GROUP              BENEFICIAL OWNERSHIP     PERCENT OF CLASS
        -------------------------------------------  --------------------     ----------------
        Louis J. Galen.............................        1,156,196(1)             33.50(1)
        David H. Hender............................          154,492                 4.48(2)
        Douglas D. Bernards........................            9,765                  .29(3)
        Alvin H. Blaine............................            5,650                  .17
        Helene V. Galen............................          125,554                 3.64(4)
        Timothy Harris.............................           24,703                  .72(5)
        Warren W. Kingsley.........................            3,597                  .11(6)
        Ralph E. Phillips, Jr......................           44,180                 1.28(7)
        All Directors and Officers as a Group (17
          persons).................................        1,442,803(8)             41.80(8)

---------------

(1) Includes 95,684 shares held by Golden West Financial Corporation, of which Mr. Galen is a director and as to which voting and investment power are shared. Also includes 274,852 shares held by the L.J. Galen Trust, 125,000 shares held by the L.J. Galen Charitable Remainder Trust, 500,000 shares held by the L.J. Galen & Helene Galen Charitable Remainder Trust, 125,000 shares held by the Helene V. Galen Charitable Remainder Trust, 35,106 shares held by NELAG Partners, a partnership in which Mr. Galen is a general partner, and 554 shares which are held by Helene V. Galen. Mr. Galen is the husband of Helene V. Galen, Director.

(2) Includes 150 shares held by Scott Hender and 150 shares held by Chris Hender, both sons of David H. Hender and 153,442 shares held by the Hender Revocable Intervivos Trust. Also includes 10,000 shares which Mr. Hender has the right to acquire under the Company's Stock Option and Stock Appreciation Rights Plan.

(3) Mr. Bernards' shares are held in a profit sharing account.

(4) Mrs. Galen is the wife of Louis J. Galen.

(5) Includes 4,947 shares held in Mr. Harris' Profit Sharing Plan, 12,494 shares held by Timcor Financial Corporation of which Mr. Harris is President, 5,500 shares in the Harris Trust and 1,762 for Mr. Harris's children.

(6) Shares are held in the Kingsley Family trust of which Mr. Kingsley is a Trustee.

(7) 43,055 shares held in the Phillips Children Trust of which Mr. Phillips is a Trustee. 375 shares are held by Mr. Philips wife and 750 shares are held by Mr. Phillips' grandchildren.

(8) Includes, in addition to shares which Mr. Hender has the right to acquire, 34,248 shares beneficially owned by other officers under the Company's Stock Option and Stock Appreciation Rights Plan.

     Set forth below is information concerning the only persons other than Mr. Galen who are known to the Company to own beneficially more that 5% of the outstanding shares of the Common Stock.

                                                     AMOUNT AND NATURE OF
           NAME AND ADDRESS OF BENEFICIAL OWNER      BENEFICIAL OWNERSHIP     PERCENT OF CLASS
        -------------------------------------------  --------------------     ----------------
        Fenimore Asset Management, Inc.............         305,847(1)              8.86
        118 N. Grand Street
        P.O. Box 310
        Cobleskill, New York 12043
        Heartland Advisors.........................         176,775(2)              5.12
        790 North Milwaukee Street
        Milwaukee, Wisconsin 53202

---------------

(1) Fenimore Asset Management, Inc. reports that it has shared voting power with respect to the shares indicated above, but does not indicate with whom such power is shared or whether it has sole or shared dispositive power with respect to such shares.

(2) Heartland Advisors reports it has sole voting and dispositive power with respect to such shares.

                             GLENDALE FEDERAL BANK

     During fiscal 1996, Glendale Federal implemented a strategic initiative to convert its traditional savings and loan operations into a broad-based community bank offering a new line of business banking products and expanding its line of consumer banking products. Glendale Federal is currently engaged in business banking, consumer banking, and real estate lending, as well as, through certain subsidiaries, general insurance and securities brokerage services.

     Business banking focuses on small businesses, primarily professionals, wholesalers, distributors and light manufacturers with annual sales of up to $150 million, located in the markets served by Glendale Federal's retail banking offices. Glendale Federal offers business checking account programs, account analysis, payroll services, electronic banking and merchant draft servicing. To meet the credit needs of its business customers, Glendale Federal offers revolving lines of credit and term loans (primarily secured) with maturities of up to five years and with prime-based adjustable interest rates. The maximum loan offered is $15 million. Through consumer banking, Glendale Federal seeks to increase the number and balance of low-cost demand deposit accounts as well as the number and balance of higher-yielding consumer lending products. Glendale Federal's, real estate lending is principally focused on traditional single-family residential loans.

     At June 30, 1996, Glendale Federal and its subsidiaries reported assets of $14.5 billion. Its consolidated net earnings for the year ended June 30, 1996 were $42.1 million.

     Glendale Federal was chartered as a federal mutual savings and loan association in 1934 and converted from the mutual to the stock form of organization in 1983. Glendale Federal's common stock is listed on the New York Stock Exchange and the Pacific Stock Exchange. Neither Glendale Federal nor any of its subsidiaries is affiliated with the Company.

     Except where otherwise noted, all information relating to Glendale Federal set forth in this Proxy Statement is based upon the Annual Report on Form 10-K of Glendale Federal for the fiscal year ended June 30, 1996, and documents incorporated therein by reference.

                              INDEPENDENT AUDITORS

     A representative of Deloitte & Touche, LLP, the Company's independent auditors, is not expected to be present at the Special Meeting.

                                 OTHER MATTERS

     Management knows of no other business to be transacted at the Special Meeting, but, if any other matters do properly come before the Special Meeting, the persons named as proxies or their substitutes will vote or act with respect to such other matters in accordance with the direction of a majority of the Board of Directors of the Company.

     Proposals of shareholders intended to be presented at the 1997 Annual Meeting of Shareholders, if such meeting is held, must have been received at the Company's principal executive offices in Sherman Oaks, California, prior to November 26, 1996, in order to be included in the form of proxy and proxy statement to be issued by the Board of Directors for that meeting.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports and other information with the Commission. Reports, proxy statements and other information filed by the Company pursuant to the Exchange Act can be inspected and copied, at prescribed rates, at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the following Regional Offices of the Commission: 230 South Dearborn Street, Chicago, Illinois 60604, and 75 Park Place, New York, New York 10007. In addition, certain of the information regarding the Company is available through the internet by accessing the Securities and Exchange Commission website at http://www.sec.gov. Copies of such material may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

                                          By Order of the Board of Directors,
January 22, 1997

                                          /s/ ELIZABETH NIELSEN
                                          ---------------------
                                              Elizabeth Nielsen
                                              Secretary

                                                                         ANNEX I

                          AGREEMENT AND PLAN OF MERGER

                                    BETWEEN

                             GLENDALE FEDERAL BANK,

                              FEDERAL SAVINGS BANK

                                      AND

                               TRANSWORLD BANCORP

                                      AND

                                TRANSWORLD BANK

                            ------------------------

                          DATED AS OF NOVEMBER 1, 1996

                            ------------------------

                               TABLE OF CONTENTS

                                                                                       PAGE
                                                                                       ----
RECITALS.............................................................................   A-1

ARTICLE I      THE MERGER............................................................   A-1
     1.1       Structure of Merger...................................................   A-1
     1.2       Effect on Outstanding Shares..........................................   A-1
     1.3       Exchange Procedures...................................................   A-2
     1.4       Dissenters' Rights....................................................   A-3
     1.5       Options...............................................................   A-3
     1.6       Alternative Structure.................................................   A-3
ARTICLE II     CONDUCT PENDING THE MERGER............................................   A-4
     2.1       Conduct of Business Prior to the Effective Time.......................   A-4
     2.2       Forbearance by the TW Entities........................................   A-4
     2.3       Cooperation...........................................................   A-6

ARTICLE III    REPRESENTATIONS AND WARRANTIES........................................   A-6
     3.1       Disclosure Letter.....................................................   A-6
     3.2       Standards.............................................................   A-6
     3.3       Representations and Warranties of the TW Entities.....................   A-6
     3.4       Representations and Warranties of the Acquiror........................  A-14

ARTICLE IV     COVENANTS.............................................................  A-14
     4.1       Acquisition Proposals.................................................  A-14
     4.2       Certain Policies of the TW Entities...................................  A-15
     4.3       Employees.............................................................  A-15
     4.4       Access to Information.................................................  A-16
     4.5       Regulatory Matters....................................................  A-17
     4.6       Actions...............................................................  A-17
     4.7       Publicity.............................................................  A-17
     4.8       Proxy Statement.......................................................  A-17
     4.9       Shareholder Action....................................................  A-18
     4.10      Notification of Certain Matters.......................................  A-18
     4.11      Tax Matters...........................................................  A-18
     4.12      Merger Sub............................................................  A-18
     4.13      Updated Discloure Letter..............................................  A-18
     4.14      D&O Insurance.........................................................  A-18

ARTICLE V      CONDITIONS TO CONSUMMATION............................................  A-19
     5.1       Conditions to All Parties' Obligations................................  A-19
     5.2       Conditions to Obligations of the Acquiror.............................  A-19
     5.3       Conditions to Obligations of the TW Entities..........................  A-20

ARTICLE VI     TERMINATION...........................................................  A-20
     6.1       Termination...........................................................  A-20
     6.2       Effect of Termination.................................................  A-21
     6.3       Termination Payment...................................................  A-21

ARTICLE VII    EFFECTIVE DATE AND EFFECTIVE TIME.....................................  A-21
     7.1       Effective Date and Effective Time.....................................  A-21

                                                                                       PAGE
ARTICLE VIII   OTHER MATTERS.........................................................  A-22
     8.1       Certain Definitions: Interpretation...................................  A-22
     8.2       Survival..............................................................  A-23
     8.3       Waiver................................................................  A-23
     8.4       Counterparts..........................................................  A-23
     8.5       Governing Law.........................................................  A-23
     8.6       Expenses..............................................................  A-23
     8.7       Notices...............................................................  A-23
     8.8       Entire Agreement; No Third Party Beneficiaries........................  A-24
     8.9       Parties Bound; Assignment.............................................  A-24
     8.10      Severability..........................................................  A-24
     8.11      Captions..............................................................  A-24

EXHIBITS

Exhibit A -- Agreement of Merger
Exhibit B -- TransWorld Retention Bonus Plan
Exhibit C -- Legal Opinion of TW Entities' Counsel

     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is entered into as of November 1, 1996 between GLENDALE FEDERAL BANK, FEDERAL SAVINGS BANK (the "Acquiror"), on the one hand, and TRANSWORLD BANCORP ("TW Holding") and its wholly-owned subsidiary, TRANSWORLD BANK ("TW Bank" and, together with TW Holding, the "TW Entities"), on the other, with respect to the following facts:

                                    RECITALS

     A. The Acquiror is a federal savings bank regulated by the office of Thrift Supervision of the Department of the Treasury (the "OTS "). Its customer deposit accounts are insured by the Savings Association Insurance Fund (the "SAIF ") of the Federal Deposit Insurance Corporation (the "FDIC ").

     B. TW Holding is a corporation organized under the laws of the State of California that owns all of the issued and outstanding stock of TW Bank. TW Holding is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHCA "), and is regulated as such by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board "). TW Bank is a commercial bank organized under the laws of the State of California that is not a member bank of the Federal Reserve System. TW Bank is regulated by the California State Banking Department and the FDIC. Its customer deposit accounts are insured by the Bank Insurance Fund (the "BIF ") of the FDIC.

     C. The respective boards of directors of the Acquiror and the TW Entities have determined that it is desirable and in the best interests of their respective shareholders and depositors that a newly created, wholly-owned interim subsidiary corporation of the Acquiror organized under California law ("Merger Sub") be merged with and into TW Holding in a merger transaction in which the shareholders of TW Holding will receive solely cash in, the amount provided for herein in exchange for their shares, all on the terms and subject to the conditions set forth in this Agreement and such boards of directors have approved this Agreement and the execution, delivery and performance hereof by the officers of their respective companies.

     D. As a condition and inducement to the Acquiror's willingness to enter into this Agreement, certain shareholders of TW Holding are concurrently herewith entering into a Shareholder Agreements dated as of the date hereof (the "Shareholder Agreements") pursuant to which such signatory shareholders agree to vote all shares of Holding Common Stock owned or controlled by them to approve this Agreement and the transactions provided for herein.

                                   AGREEMENT

              NOW, THEREFORE, the parties hereto agree as follows:

                             ARTICLE I. THE MERGER

     Section 1.1. Structure of Merger. At the Effective Time (as defined in
Section 7.1), Merger Sub will be merged (the "Merger") with and into TW Holding pursuant to the Agreement of Merger (the "Merger Agreement") attached as Exhibit A hereto and applicable law and regulations. TW Holding shall be the surviving corporation in the Merger (the "Surviving Corporation"). The separate corporate existence of Merger Sub shall thereupon cease and the Surviving Corporation shall succeed to all of the assets, rights, properties, obligations and liabilities of Merger Sub, and shall retain all of the assets, rights, properties, obligations and liabilities that TW Holding held or to which TW Holding was subject immediately prior to the Effective Time, all as provided in the applicable provisions of the California General Corporation Law. At the Effective Time, the articles of incorporation and by-laws of TW Holding, as in effect immediately prior to the Effective Time, shall become the articles of incorporation and by-laws of the Surviving Corporation. Also at the Effective Time, the directors and officers of Merger Sub immediately prior thereto shall become the directors and officers of the Surviving Corporation.

     Section 1.2. Effect on Outstanding Shares. (a) By virtue of the Merger, automatically and without necessity of any action on the part of the holders of the outstanding shares of Holding Common Stock, each share of the common stock, without par value, of TW Holding ("Holding Common Stock") issued and outstanding at the Effective Time (other than "Excluded Shares," as defined below) shall be converted into the right solely to receive $18.25 in cash, without interest (the "Merger Consideration").

     (b) By virtue of the Merger, the shares of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall at the Effective Time, automatically and without necessity of any action on the part of the Acquiror, be converted into shares of the Surviving Corporation and shall thereafter constitute all of the issued and outstanding shares of the capital stock of the Surviving Corporation.

     (c) "Excluded Shares" shall mean (i) shares of Holding Common Stock held by any holder (a "Dissenting Shareholder") who shall have taken the necessary steps to seek appraisal of and to demand payment for such shares of Holding Common Stock pursuant to the dissenters rights provisions of California law (the "Dissenting Shares"), and (ii) shares of Holding Common Stock held as treasury stock by TW Holding or TW Bank.

     (d) Dissenting Shares shall be treated as provided in Section 1.4. All other Excluded Shares shall be canceled and retired and no payment shall be made with respect thereto.

     Section 1.3. Exchange Procedures. (a) At and after the Effective Time, the certificates that previously represented shares of Holding Common Stock outstanding immediately prior to the Effective Time (each, a "Certificate") shall represent only the right to receive the Merger Consideration, without interest.

     (b) At or prior to the Effective Time, the Acquiror shall deposit cash in the amount equal to the aggregate Merger Consideration to be paid to the holders of shares of Holding Common Stock pursuant to Section 1.2 with a bank, savings and loan association or trust company to be selected by the Acquiror located, or with an office, in Los Angeles County, California and reasonably acceptable to TW Holding (the "Exchange Agent").

     (c) As soon as practicable, but in no event later than five business days, after the Effective Time the Acquiror shall cause the Exchange Agent to mail to each holder of a Certificate or Certificates of record as of the close of business on the Effective Date, the following: (i) a letter of transmittal specifying that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent, which shall be in such form and contain such reasonable provisions as the Acquiror shall determine; and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. The Acquiror shall also make appropriate provisions with the Exchange Agent to enable such holders of a Certificate or Certificates to deliver such Certificate or Certificates to the Exchange Agent in person commencing on or not later than the business day following the Effective Time. Upon the proper surrender of a Certificate to the Exchange Agent, together with a properly completed and duly executed letter of transmittal, the holder of such Certificate shall be entitled to receive in exchange therefor a check (or in the case of a shareholder owning 20,000 or more shares of Holding Common Stock, a wire transfer to an account specified by such shareholder) representing the Merger Consideration which such holder has the right to receive in respect of the Certificate or Certificates surrendered pursuant to the provisions hereof, and the Certificate or Certificates so surrendered shall forthwith be canceled. The Exchange Agent shall as soon as practicable upon receipt of each Certificate make payment of the Merger Consideration to such holder. No interest shall be paid or accrued on the Merger Consideration. In the case of a transfer of ownership of any shares of Holding Common Stock not registered in the transfer records of TW Holding, a check for the Merger Consideration may only be issued (or wire transfer sent) to the transferee if each Certificate representing such Holding Common Stock is presented to the Exchange Agent, accompanied by documents sufficient, in the judgment of the Acquiror, (i) to evidence and effect such transfer and (ii) to evidence that all applicable stock transfer taxes have been paid.

     (d) From and after the Effective Time, there shall be no transfers on the stock transfer records of TW Holding of any shares of Holding Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Acquiror or the Surviving Corporation, they shall only be canceled and exchanged for the Merger Consideration deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this Section 1.3.

     (e) Any portion of the aggregate Merger Consideration or the proceeds of any investments thereof that remains unclaimed by the shareholders of TW Holding for twelve months after the Effective Time shall be repaid by the Exchange Agent to the Acquiror. Any shareholders of TW Holding who have not theretofore complied with this Section 1.3 shall thereafter only be entitled to look to the Acquiror for payment of the Merger Consideration deliverable to them in respect of each share of Holding Common Stock such shareholder holds of record as determined pursuant to this Agreement. If outstanding Certificates are not surrendered or the payment for the Holding Common Stock represented thereby is not claimed prior to the date on which such payments would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed Certificates and the funds payable in respect thereof shall, to the extent permitted by applicable abandoned property, escheat or other applicable law, become the property of the Acquiror (and to the extent not in its possession shall be paid over to it), free and clear of all claims or interest of any person previously entitled thereto. Notwithstanding the foregoing, none of the Acquiror, the Surviving Corporation, the Exchange Agent or any other person shall be liable to any former holder of Holding Common Stock for any amount delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

     (f) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to have been lost, stolen or destroyed and, if required by the Exchange Agent or the Acquiror, the posting by such person of a bond in such amount as the Exchange Agent or the Acquiror, as the case may be, may reasonably direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof pursuant to this Agreement.

     Section 1.4. Dissenters' Rights. Dissenting Shares shall not be converted into the right to receive the Merger Consideration at or after the Effective Time unless and until the holder of such Dissenting Shares withdraws his or her demand for appraisal and payment with respect to such Dissenting Shares with the consent of the Acquiror or TW Holding, if such consent is required, or becomes ineligible for such appraisal and payment. If a holder of Dissenting Shares shall withdraw in writing his or her demand for such appraisal and payment with the consent of the Acquiror or TW Holding, if such consent is required, or shall become ineligible for such appraisal and payment (through failure to comply with the requirements of applicable law therefor or otherwise), then, as of the later of the Effective Time or the occurrence of such event, such holder's Dissenting Shares shall automatically be converted into and represent the right to receive the Merger Consideration (without interest thereon). TW Holding shall give the Acquiror prompt notice of any demands for such appraisal, withdrawals of demands for such appraisal and any other instruments served pursuant to applicable law that are received by TW Holding or its representatives. TW Holding shall not voluntarily make any payment with respect to any such demands for appraisal and shall not, except with the prior written consent of the Acquiror, settle or offer to settle any such demands. Each holder of Dissenting Shares shall have only such rights and remedies as are granted to such holder under the provisions of applicable law and regulations. Dissenting Shares shall not, after the Effective Time, be entitled to vote for any purpose or be entitled to the payment of dividends or other distributions (except any such dividends or other distributions as may have been payable to the shareholders of TW Holding of record prior to the Effective Time).

     Section 1.5. Options. TW Holding shall offer to purchase each option granted by TW Holding to purchase shares of Holding Common Stock pursuant to employee stock options theretofore granted pursuant to employee stock option plans of TW Holding described in the TW Disclosure Letter (as defined in Section 3.1) that has not theretofore been exercised or terminated, whether or not then otherwise fully vested or fully exercisable, at a price equal to (i) the difference between (x) the per share amount of the Merger Consideration and (y) the per share exercise price applicable to such option multiplied by (ii) the number of such shares of Holding Common Stock then subject to such option. TW Holding will make the payments required to be made to holders of options under this Section 1.5 immediately prior to the Effective Time. Any such option not purchased by TW Holding pursuant to such offer and not exercised prior to the Effective Time shall expire at the Effective Time.

     Section 1.6. Alternative Structure. Notwithstanding anything in this Agreement to the contrary, the Acquiror may specify that the TW Entities, the Acquiror and any subsidiary or affiliate of the Acquiror shall enter into transactions other than those described in Article I hereof in order to effect the acquisition of the TW Entities by the Acquiror, and the TW Entities and the Acquiror shall take all action necessary and appropriate to effect, or cause to be effected, such transactions; provided, however, that no such transaction, regardless of whether it is structured as a merger or otherwise, may (i) alter or change the amount or kind of the Merger Consideration as defined by Section 1.2(a), (ii) materially and adversely affect the economic benefits of the Merger to the holders of Holding Common Stock, or
(iii) materially increase the possibility that the amount of time required to complete the acquisition of the TW Entities by the Acquiror will extend beyond the Termination Date (as defined in Section 6.1(d)).

                     ARTICLE II. CONDUCT PENDING THE MERGER

     Section 2.1. Conduct of Business Prior to the Effective Time. Except as required by applicable law, rule or regulation, as expressly provided in this Agreement, as agreed to by the Acquiror in writing during the period from the date of this Agreement to the Effective Time or as set forth in the TW Disclosure Letter, the TW Entities shall each (i) conduct its business and maintain its books and records in the usual, regular and ordinary course, and in a manner consistent with past practice, (ii) use all commercially reasonable efforts to maintain and preserve intact its business organization, properties, leases, and advantageous business relationships and to retain the services of its officers and employees, (iii) take no action which could reasonably be expected to adversely affect or delay the ability of the TW Entities, the Acquiror or Merger Sub to obtain any necessary approvals, consents or waivers of any governmental authority or other person required for the transactions contemplated hereby or to perform its covenants and agreements on a timely basis under this Agreement, and (iv) take no action that could reasonably be expected to have a material adverse effect on the TW Entities.

     Section 2.2. Forbearance by the TW Entities. During the period from the date of this Agreement to the Effective Time, and except as contemplated by this Agreement, the TW Entities shall not, without the prior written consent of the
Acquiror:

     (a) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other person; provided, however, that neither of the TW Entities shall in any event incur any indebtedness for borrowed money, including reverse repurchase agreements and whether or not in the ordinary course of business, with a maturity exceeding thirty days (it being agreed that any reverse repurchase agreements permitted by this Section 2.2(a) may be renewed for additional thirty-day periods, provided that no advance commitment to so renew may be given to the customer);

     (b) issue, redeem or purchase any shares of its capital stock, except pursuant to existing options to purchase shares of Holding Common Stock that are listed in the TW Disclosure Letter; adjust, split, combine or reclassify any shares of capital stock; make, declare or pay any dividend or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock, or any securities or obligations convertible into or exchangeable for any shares of its capital stock; or grant any stock appreciation rights or grant, sell or issue to any individual, corporation or other person any right or option to acquire, or securities evidencing a right to convert into or acquire, any shares of its capital stock;

     (c) other than in the ordinary course of business consistent with past practice and with the other terms, covenants and conditions of this Agreement, sell, transfer, mortgage, encumber or otherwise dispose of any of its properties, leases or assets to any person (it being agreed that sales in accordance with TW Bank's past practice of real estate acquired through foreclosure or by transfer in lieu of foreclosure shall be. considered to be in the ordinary course of business), or cancel, release or assign any indebtedness of any such person, except pursuant to contracts or agreements requiring the same that are in force at the date of this Agreement and have been disclosed to the Acquiror in the TW Disclosure Letter;

     (d) hire any replacement employee above the level of Assistant Vice President, enter into, renew, amend or modify any employment agreement with any employee or director, increase in any manner the compensation or fringe benefits of any of its employees or directors, or create or institute, or make any payments pursuant to, any severance plan or package, or pay any pension or retirement allowance not required by any existing plan or agreement to any such employees or directors, or become a party to, amend, commit itself to, or otherwise establish any trust or account related to, any Employee Agreement (as defined in Section 3.3(n)), with or for the benefit of any employee, other than general increases in compensation in the ordinary course of business consistent with past practice, or voluntarily accelerate the vesting of any stock options or other compensation or benefit or declare or pay any bonus (except that the TW Entities shall be permitted to pay annual bonuses previously accrued for and payable in accordance with the TW Entities' existing compensation policies);

     (e) other than in the ordinary course of business consistent with past practice (it being agreed that credit bids for collateral shall be considered to be in the ordinary course of business), make any investment in any person or entity, whether by purchase of stock or other securities or contributions to the capital of such entity, make any property transfers to any person or entity, or purchase any property or assets of any person or entity; provided, that no such investment or series of related investments, whether or not made in the ordinary course of business, shall be made in excess of $50,000 except in (i) securities which would be reported under the caption "Cash and Cash Equivalents" on the TW Entities' balance sheets or statements of financial condition, and (ii) United States Treasury securities and securities of agencies and instrumentalities of the federal government that represent full faith and credit obligations of such agencies and instrumentalities (collectively, "Federal Government Securities") with a maturity of not more than six months; provided, further, that (iii) TW Bank may invest the proceeds received by it at the maturity of its securities investments at the date of this Agreement in Federal Government Securities having remaining terms to maturity as of the date of investment not exceeding one year; and (iv) in no event shall the TW Entities make any acquisition of equity securities or business operations;

     (f) enter into, renew or terminate any contract or agreement requiring payment by any TW Entity of more than $36,000 in any year, of more than six months in duration, or that is not cancelable without penalty on not more than sixty days notice (except for any contract to sell real estate by foreclosure or by deed or other transfer in lieu of foreclosure entered into in the ordinary course of business) or amend, modify or terminate any material leases or contracts of any TW Entity;

     (g) settle any claim, action or proceeding involving any liability of any TW Entity for money damages in excess of $25,000 or that would have a material adverse effect on any TW Entity or that would involve material restrictions upon the operations of any TW Entity;

     (h) except in the ordinary course of business, waive or release any material right or collateral or cancel or compromise any extension of credit or other debt or claim;

     (i) except in the ordinary course of business, make, renegotiate, renew, increase, modify, extend or purchase any loan, lease, advance, credit enhancement or other extension of credit, or make any commitment in respect of any of the foregoing;

     (j) except as contemplated by Section 4.2, change any of its methods of accounting as the same were in effect at December 31, 1995, except as required by changes in generally accepted accounting principles, as concurred in by the independent auditors of TW Holding, or as required by regulatory accounting principles or other regulatory requirements;

     (k) enter into any new activities or lines of business, solicit or accept brokered deposits, or cease to conduct any material activities or lines of business that it conducts on the date hereof, materially change its deposit pricing policy or mix of deposits, or conduct any material business activity not consistent with past practice;

     (l) amend its articles of incorporation or its by-laws or adopt any plan of liquidation, whether formal or informal;

     (m) make any capital expenditure other than in the ordinary course of business or as necessary to maintain its assets, and in any event, whether or not in the ordinary course of business, not exceeding $50,000; or

     (n) agree, or make any commitment, to take any of the actions prohibited by this Section 2.2.

     Section 2.3. Cooperation. The TW Entities, the Acquiror and Merger Sub shall each cooperate with one another in completing the transactions contemplated hereby and shall not take, cause to be taken or agree, or make any commitment, to take any action: (i) that is intended or may reasonably be expected to cause any of their respective representations or warranties set forth in this Agreement not to be true and correct, or (ii) that is inconsistent with or prohibited by the provisions of this Agreement.

                  ARTICLE III. REPRESENTATIONS AND WARRANTIES

     Section 3.1. Disclosure Letter. On or prior to the date of the execution and delivery hereof, the TW Entities have delivered a letter (the "TW Disclosure Letter") to the Acquiror setting forth, among other things, facts, circumstances and events the disclosure of which is required or appropriate in relation to its representations and warranties set forth in Section 3.3 (and making specific reference to the Section or Sections of this Agreement to which they relate). The inclusion of a fact, circumstance or event in the TW Disclosure Letter, however, shall not be deemed an admission that such item represents a material exception or that the absence of such item would cause the representation or warranty to which it relates to be untrue or incorrect.

     Section 3.2. Standards. No representation or warranty of the TW Entities or the Acquiror contained in Sections 3.3 or 3.4, respectively, shall be deemed untrue or incorrect, and no party hereto shall be deemed to have breached a representation or warranty, on account of the existence of any fact, circumstance or event unless such fact, circumstance or event, individually or taken together with all other facts, circumstances or events inconsistent with any paragraph of Sections 3.3 or 3.4, as applicable, (A) is material and adverse to the business, financial condition or results of operations of the TW Entities or the Acquiror, as applicable, and their respective subsidiaries taken as a whole, (B) significantly and adversely affects the ability of the TW Entities or the Acquiror, as applicable, to consummate the Merger by the Termination Date or to perform its material obligations hereunder or (C) enables any person to prevent the consummation of the Merger by the Termination Date.

     Section 3.3. Representations and Warranties of the TW Entities. Except as set forth in the TW Disclosure Letter, each of the TW Entities represents and warrants to the Acquiror that:

     (a) Organization. (i) TW Holding has been duly organized and is validly existing and in good standing as a corporation under the laws of the State of California. TW Holding has all requisite corporate and other power and authority (including all federal, state and local administrative and other governmental and regulatory authorizations) to carry on its business as it is now being conducted and to own its properties and assets. Without limiting the generality of the foregoing, TW Holding is registered as a bank holding company under the BHCA and is not subject to any special restrictions, conditions or other limitations, not applicable to bank holding companies under the BHCA generally;

          (ii) TW Bank has been duly organized and is validly existing and in good standing as a state-chartered commercial bank under the laws of the State of California. The customer deposit accounts of TW Bank are insured by the BIF to the extent provided for commercial banks generally in the Federal Deposit Insurance Act, without any special limitation or restriction. TW Bank has all requisite corporate and other power and authority (including all federal, state and local administrative and other governmental and regulatory authorizations) to carry on its business as it is now being conducted and to own its properties and assets.

     (b) Qualifications. Each of the TW Entities is duly qualified and in good standing in all jurisdictions where such qualification is required to carry on its business as it is now being conducted and to own all its properties and assets.

     (c) Capital Stock. The authorized capital stock of TW Holding consists solely of 6,000,000 shares of common stock, without par value, of which 3,451,715 shares are issued and outstanding as of the date of this Agreement. TW Holding has no outstanding voting securities other than the outstanding shares of Holding

Common Stock referred to in the first sentence of this paragraph. Except for shares of Holding Common Stock that are issuable pursuant to the employee stock options granted pursuant to duly adopted stock option plans that are listed in the TW Disclosure Letter, no shares of capital stock of TW Holding are reserved for issuance upon the exercise of outstanding options, warrants or other rights of any kind or upon conversion of or in exchange for any other securities or pursuant to any other contractual arrangement or understanding. All outstanding shares of capital stock of the TW Entities are duly authorized, validly issued and outstanding, fully paid and, subject (with respect to TW Bank only) to
Section 662 of the California Financial Code, non-assessable. None of the shares of authorized capital stock of the TW Entities is subject to any statutory or contractual preemptive or similar rights.

     (d) TW Bank; Significant Investments. All of the outstanding shares of capital stock of TW Bank are owned of record and beneficially, and not subject to any lien, charge, encumbrance, restriction on transfer or adverse ownership or other claim of any third party, solely by TW Holding. TW Holding has no subsidiaries (as defined in Section 8.1) other than TW Bank. Except as stated in the preceding sentence, neither of the TW Entities owns any equity securities, any security convertible or exchangeable into an equity security or any rights to acquire any equity security, other than any equity securities held as collateral for loans.

     (e) Authority and Shareholder Approvals. (i) This Agreement is a valid and binding agreement of the TW Entities enforceable against them in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. Upon the receipt of the shareholder approval of this Agreement by the holders of Holding Common Stock, the completion of the transactions contemplated by this Agreement will have been authorized by all necessary corporate action of TW Holding.

          (ii) The only shareholder vote required for approval of this Agreement and consummation of the Merger and the other transactions contemplated hereby on the part of the TW Entities is the vote of the outstanding shares of Holding Common Stock required under applicable California law.

     (f) No Violations. The execution, delivery and performance of this Agreement by the TW Entities do not, and the consummation of the transactions contemplated hereby by the TW Entities will not, constitute (i) a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of the TW Entities or to which the TW Entities (or any of their respective properties) is subject, or enable any person to enjoin the Merger or the other transactions contemplated hereby, (ii) a breach or violation of, or a default under, the articles of incorporation or by-laws or similar organizational documents of the TW Entities or (iii) a breach or violation of, or a default under (or an event which with due notice or lapse of time or both would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of the TW Entities under, any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which either of the TW Entities is a party, or to which any of their respective properties or assets may be bound or affected; and the consummation of the transactions contemplated hereby will not require the TW Entities to obtain any approval, consent or waiver under any such law, rule, regulation, judgment, decree, order, governmental permit or license or the approval, consent or waiver of any other party to any such agreement, indenture or instrument, other than (i) the required approvals, consents and waivers of governmental authorities or other persons referred to in Section 5.1(b), (ii) the approval of the shareholders of the TW Entities referred to in Section 3.3(e), and (iii) such approvals, consents or waivers, if any, as are required under federal and state securities laws in connection with the transactions contemplated by this Agreement.

     (g) Reports. (i) As of their respective dates, neither the annual report on Form 10-K filed by TW Holding with the Securities and Exchange Commission
("SEC ") nor the audited financial statements of the TW Entities for the fiscal year ended December 31, 1995, and no other document filed by the TW Entities subsequent to December 31, 1993 (including, without limitation, annual or quarterly reports on Forms 10-K and 10-Q or other reports, unaudited or subsequent audited financial statements filed with the SEC, the Federal Reserve Board, the FDIC, or the California State Banking Department (all of the financial statements and other documents referred to in this clause (i) being collectively referred to in this Agreement as, the "Reports"), contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. True and complete copies of all such Reports filed on or after December 31, 1993 have been delivered to the Acquiror, and the TW Entities shall provide the Acquiror with true and complete copies of all Reports filed subsequent to the date hereof immediately after such Reports are filed. Each of the statements of financial condition or balance sheets contained or incorporated by reference in the Reports (including in each case any related notes and schedules) fairly presented or will fairly present, as the case may be, the financial position of the entity or entities to which it relates as of its date and each of the statements of operations or income, statements of cash flows and statements of shareholders' equity, contained or incorporated by reference in the Reports (including in each case any related notes and schedules), fairly presented or will fairly present, as the case may be, the results of operations, shareholders' equity and cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth therein (subject, in the case of unaudited interim statements, to normal year-end audit adjustments that are not material in amount or effect and to the lack of complete footnotes), in each case in accordance with generally accepted accounting principles and applicable regulatory accounting principles and instructions consistently applied throughout the periods involved, except as may be stated therein. Consistent with the foregoing, the allowances for possible loan and lease losses reflected in the Reports were or, in the case of Reports dated after the date hereof, will be in the opinion of the TW Entities' management (based on the facts known to them at the time of filing of such Reports and their review of applicable law and regulations) adequate as of the respective dates thereof under generally accepted accounting principles and regulatory accounting principles as applicable to commercial banks and their holding companies.

          (ii) The TW Entities have timely filed all material reports and statements, together with any amendments required to be made with respect thereto, with the SEC, the Federal Reserve Board, the FDIC, the California State Banking Department and any other applicable Government Regulators (as defined in Section 3.3(k)), and all other material reports and statements required to be filed by them and have paid all fees and assessments due and payable in connection therewith.

     (h) Absence of Certain Changes or Events. Except as disclosed in the Reports and except as contemplated by this Agreement or disclosed in the TW Disclosure Letter, since December 31, 1995: (i) the TW Entities have not incurred any liability, except in the ordinary course of their businesses consistent with past practice; (ii) the TW Entities have conducted their respective businesses only in the ordinary and usual course of such businesses; and (iii) there has not been any change in the financial condition, properties, business, or results of operations of the TW Entities which, individually or in the aggregate, is reasonably likely to have a material adverse effect on the TW Entities taken as a whole.

     (i) Taxes. All federal, state, local, and foreign tax returns required to be filed by or on behalf of the TW Entities have been timely filed or requests for extensions have been timely filed, any such requested extensions have been granted and have not expired, and all such filed returns are complete and accurate in all material respects. All taxes shown on such returns to be due have been paid in full or adequate provision has been made for any such taxes in the financial statements of the TW Entities in accordance with generally accepted accounting principles. There is no audit, examination, deficiency assessment, or refund litigation currently pending with respect to any taxes of the TW Entities. All taxes, interest, additions and penalties due with respect to completed and settled examinations or concluded litigation relating to the TW Entities have been paid in full or adequate provision has been made for any such taxes in the financial statements of the TW Entities in accordance with generally accepted accounting principles. No extensions or waivers of statutes of limitations have been given by or requested with respect to any taxes of the TW Entities. Neither TW Holding nor TW Bank has within the past three years adopted any plan, whether formal or informal, of liquidation of TW Holding or TW Bank. No shares of stock of TW Holding and no shares of stock of TW Bank have been redeemed within the past three years. During the three-year period ending at the Effective Time, no assets of TW Holding or TW Bank will have been disposed of otherwise than in the ordinary course of business. Neither TW Holding nor TW Bank has or will have acquired assets in any nontaxable transaction occurring within the three-year period ending at the Effective Time. Any other transactions undertaken by TW Holding or TW Bank contemporaneously with, in anticipation of, in conjunction with, or in any way related to the Merger have been fully disclosed to the Acquiror.

     (j) Absence of Claims. No litigation, proceeding or controversy before any court or governmental agency is pending, and there is no pending claim, action or proceeding against the TW Entities, and, to the best knowledge of the TW Entities, no such litigation, proceeding, controversy, claim or action has been threatened, nor, to the best knowledge of the TW Entities, is there any basis therefor. No claim (statutory or otherwise), demand, proceeding or other action is pending against the TW Entities by (i) any of their present or former employees or (ii) any person who sought to become employed by the TW Entities, and, to the best knowledge of the TW Entities, no such claim, demand, proceeding, or other action has been threatened, nor, to the best knowledge of the TW Entities, is there any basis therefor.

     (k) Absence of Regulatory Actions. Neither of the TW Entities is a party to any cease and desist order, written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions relating to the foregoing at the request of, federal or state governmental authorities, including without limitation the SEC and regulatory agencies charged with the supervision or regulation of depository institutions or depository institution holding companies or engaged in the insurance of bank and/or savings and loan deposits, (collectively, "Government Regulators") nor has it been advised by any Government Regulator that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter, board resolutions or similar undertaking. The TW Entities are not aware of any special facts or circumstances relating to the TW Entities that have not been disclosed to the Acquiror that would cause any of the Government Regulators or any other person or entity to fail to give any of the approvals, consents or waivers referred to in Section 5.1(b).

     (1) Contracts. (i) Except for arrangements made in the ordinary course of business, neither of the TW Entities is bound by any material contract to be performed after the date hereof that is not listed in the TW Disclosure Letter. Neither of the TW Entities is a party to an oral or written (A) consulting agreement involving the payment of more than $25,000 per annum, in the case of any such agreement with an individual, or $75,000 per annum, in the case of any other such agreement, (B) agreement with any executive officer or other key employee of the TW Entities, the benefits of which are contingent, or the terms of which are materially altered or any payments or rights pursuant to which are accelerated, upon the occurrence of a transaction involving the TW Entities of the nature contemplated by this Agreement and which provides for the payment of in excess of $25,000, (C) agreement with respect to any executive officer of the TW Entities providing any term of employment or compensation guarantee, (D) agreement or plan, including without limitation any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement, (E) agreement containing covenants that limit the ability of the TW Entities to compete in any line of business or with any person, or that involve any restriction on the geographic area in which, or method by which, the TW Entities (including any successor thereof) may carry on its business (other than as may be required by law or any regulatory agency), or (F) agreement not referred to in any of the preceding clauses and providing for the payment by the TW Entities of $50,000 or more per annum.

          (ii) Neither of the TW Entities is in default under or in violation of any provision of the contracts or any material note, bond, indenture, mortgage, deed of trust, loan agreement, lease or other agreement to which it is a party or by which it is bound or to which any of its respective properties or assets is subject, and, to the knowledge of the TW Entities, there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a default.

     (m) Labor Matters. Neither of the TW Entities is a party to, or is bound by, any collective bargaining agreement, contract, or other agreement or understanding with a labor union or labor organization, nor are the TW Entities the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions of employment, nor is any strike, other labor dispute or organizational effort involving either of the TW Entities pending or, to the best knowledge of the TW Entities, threatened.

     (n) Employee Agreements. The TW Disclosure Letter contains a complete list of all employee agreements and all pension, retirement, stock option, stock purchase, stock ownership, savings, stock appreciation right, profit sharing, deferred compensation, consulting, bonus, group insurance, employment, termination, severance, medical, health and other benefit plans, contracts, agreements, arrangements, including, but not limited to, "employee benefit plans," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), incentive and welfare policies, contracts, plans and arrangements and all trust agreements related thereto in respect of any present or former directors, officers, or other employees of the TW Entities or with respect to which any of the TW Entities or any entity that would-be treated as a single employer with the TW Entities under section 414(b) or (c) of the Code (which entities are referred to herein as "ERISA Affiliates") may have any liability (all of the foregoing being hereinafter collectively referred to as the "Employee Agreements"). Except as set forth on the TW Disclosure Letter,
(i) all of the Employee Agreements comply, and have been administered, in all material respects with all applicable requirements of ERISA, the Internal Revenue Code of 1986, as amended (the "Code"), and all other applicable laws and regulations and no event has occurred which will or could cause any such Employee Agreement to fail to comply with such requirements and no notice has been issued by any governmental authority questioning or challenging such compliance; (ii) none of the TW Entities, or any of their ERISA Affiliates has the right or obligation to accelerate the time of payment or vesting of any benefit or compensation payable under any Employee Agreement; (iii) a true and correct copy of each of the Employee Agreements and all contracts relating thereto, or to the funding thereof, including, without limitation, all trust agreements, insurance contracts, administration contracts, investment management agreements, subscription and participation agreements, and recordkeeping agreements, each as in effect on the date hereof, has been supplied or made available to the Acquiror; (iv) to the extent applicable, a true and correct copy of the most recent annual report, actuarial report, accountant's opinion of the plan's financial statements, summary plan description and Internal Revenue Service determination letter with respect to each Employee Agreement has been supplied to the Acquiror and there have been no material changes in the financial condition in the respective plans from that stated in the annual reports and actuarial reports supplied; (v) all Employee Agreements which are employee pension benefit plans (as defined in section 3(2) of ERISA) comply in form and in operation with all applicable requirements of sections 401(a) and 501(a) of the Code, there have been no amendments to such plans which are not the subject of a favorable determination letter issued with respect thereto by the Internal Revenue Service and no event has occurred which will or could give rise to disqualification of any such plan under such sections or to a tax under section 511 of the Code; (vi) there have been no "prohibited transactions" (as described in section 406 of ERISA or section 4975 of the Code) with respect to any Employee Agreement and none of the TW Entities or any ERISA Affiliate has engaged in any prohibited transaction; (vii) there have been no acts or omissions by the TW Entities or any of their ERISA Affiliates which have given rise to or may give rise to fines, penalties, taxes or related charges under, section 502 of ERISA or Chapters 43, 47 or 68 of the Code for which the TW Entities or any of their ERISA Affiliates may be liable; (viii) there are no actions, suits or claims (other than routine claims for benefits) pending or threatened involving any Employee Agreement or the assets thereof and to the best knowledge of the TW Entities no facts exist which could give rise to any such actions, suits or claims (other than routine claims for benefits); (ix) no Employee Agreement is subject to Title IV of ERISA and no Employee Agreement is a multiemployer plan (as defined in section 3(37) or ERISA); and (x) none of the TW Entities or any of their ERISA Affiliates has any liability or contingent liability for providing, under any Employee Agreement or otherwise, any post-retirement medical or life insurance benefits, other than statutory liability for providing group health plan continuation coverage under Part 6 of Title I of ERISA and section 4980B of the Code.

     (o) Title to Assets. Neither of the TW Entities owns any real estate or interest therein (other than real property security interests) that is not described in the TW Disclosure Letter. Each of the TW Entities has good title to its properties and assets (including any intellectual property asset, such as, without limitation, any trademark, service mark, trade name or copyright, used in its business), other than (i) as reflected in the

Reports, (ii) property as to which it is lessee (as listed in the TW Disclosure Letter) and (iii) real estate owned as a result of foreclosure, transfer in lieu of foreclosure or other transfer in satisfaction of a debtor's obligation previously contracted.

     (p) Compliance with Law. Each of the TW Entities:

          (i) has all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local and foreign governmental or regulatory bodies that are required in order to permit it to carry on its business as it is presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect, and, to the knowledge of the TW Entities, no suspension or cancellation of any of them is threatened; and

          (ii) is in compliance in the conduct of its business with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, the Americans With Disabilities Act, and all other fair lending laws or other laws relating to discrimination, and the Bank Secrecy Act.

     (q) Fees. Other than financial advisory services performed for TW Holding by Wedbush Morgan Securities, Inc. in an amount and pursuant to the agreement both disclosed to the Acquiror prior to the execution and delivery of this Agreement, neither the TW Entities, nor any of their respective officers, directors, employees or agents, has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions, or finder's fees. No broker or finder has acted directly or indirectly for either of the TW Entities in connection with this Agreement or the transactions contemplated hereby.

     (r) Environmental Matters.

          (i) With respect to the TW Entities:

             A. Each of the TW Entities is, and has been, in compliance with all Environmental Laws (as defined below);

             B. Neither of the TW Entities has any knowledge of any noncompliance with any Environmental Laws with respect to the Loan Properties (as defined below);

             C. There is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or, to the best knowledge of the TW Entities, threatened, before any court, governmental agency or board or other forum against the TW Entities (x) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the presence of or release into the environment of any Hazardous Material (as defined below), whether or not occurring at or on a site owned, leased or operated by the TW Entities;

             D. To the best knowledge of the TW Entities, there is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or threatened before any court, governmental agency or board or other forum relating to or against any Loan Property (or the TW Entities in respect of such Loan Property) (x) relating to alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the presence of or release into the environment of any Hazardous Material whether or not occurring at or on a site owned, leased or operated by a Loan Property;

             E. To the best knowledge of the TW Entities, there are no existing facts or circumstances that could reasonably be expected to give rise to any suit, claim, action, demand, executive or administrative order, directive or proceeding of a type described in Section 3.3(r)(i)(B) or
        (C) above;

             F. The properties currently or formerly owned or operated by the TW Entities (including, without limitation, soil, groundwater or surface water on, under or adjacent to the properties, and buildings thereon) are not contaminated with and, with the exception of commercially available office and cleaning supplies, do not otherwise contain any Hazardous Material that could reasonably be expected to give rise to liability to the TW Entities;

             G. The TW Entities have not received any notice, demand letter, executive or administrative order, directive or request for information from any federal, state, local or foreign governmental entity or any third party indicating that it may be in violation of, or liable under, any Environmental Law;

             H. During the period of the TW Entities' ownership or operation of any of their respective current properties, there has been no contamination by or release of Hazardous Material in, on, under or affecting such properties which constituted a violation of any Environmental Laws. Prior to the period of the TW Entities' ownership or operation of any of their respective current properties, there was no contamination by or release of Hazardous Material or oil in, on, under or affecting any such property which constituted a violation of any Environmental Laws and as to which the TW Entities may have liability; and

             I. Neither of the TW Entities participates in the management of a Loan Property to an extent that it would be deemed an "owner or operator" as defined in 42 U.S.C. Section 9601 or any similar Environmental Law.

          (ii) The following definitions apply for purposes of this Section 3.3(r): (w) "Loan Property" means any property in which either of the TW Entities holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property; (x) "Environmental Law" means (i) any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, directive, executive or administrative order, judgment, decree, injunction, requirement or agreement with any governmental entity, relating to (A) the protection, preservation or restoration of the environment (which includes, without limitation, air, water vapor, surface water, groundwater, drinking water supply, structures, soil, surface land, subsurface land, plant and animal life or any other natural resource), or (B) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of, Hazardous Materials, in each case as amended and as now or hereafter in effect, including all current Environmental Laws, all future interpretations of current Environmental Laws and all future Environmental Laws and subsequent interpretations thereof. The term "Environmental Law" includes (i) all federal, state and local laws, rules, regulations or requirements relating to the protection of the environment including, without limitation, the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the federal Water Pollution Control Act of 1972, the federal Clean Air Act, the federal Clean Water Act, the federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the federal Solid Waste Disposal Act and the federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Federal Occupational Safety and Health Act of 1970, the Federal Hazardous Materials Transportation Act, or any so-called "Superfund" or "Superlien" law, each as amended and as now or hereafter in effect, and (ii) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Material; and (y) "Hazardous Material" means any substance in any concentration which is or could be detrimental to human health or safety or to the environment, currently or hereafter listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or by quantity, including any substance containing any such substance as a component. The term "Hazardous Material" includes, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance, oil or petroleum or any derivative or by-product thereof, radon, radioactive material, asbestos, asbestos-containing material, urea formaldehyde foam insulation, lead, lead-based paint and polychlorinated biphenyl.

     (s) Allowance. The TW Entities have disclosed to the Acquiror in writing prior to the date hereof the amounts of all loans, leases, advances, credit enhancements, other extensions of credit, commitments and interest-bearing assets of the TW Entities with an original principal amount in excess of $100,000 that, as of September 30, 1996, have been criticized or classified by it as "Other Loans Specially Mentioned," "Special Mention," "Substandard," "Doubtful," "Loss," "Classified," "Criticized," "Credit Risk Assets," "Concerned Loans" or words or concepts of similar import.

     (t) Material Interests of Certain Persons. No officer or director of the TW Entities, or any "associate" (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of any such officer or director, has any material interest in any material contract or property (real or personal), tangible or intangible, used in or pertaining to the business of the TW Entities.

     (u) Insurance. The TW Entities are insured for such reasonable amounts with financially sound and reputable insurance companies, and against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. All of the insurance policies and bonds maintained by the TW Entities are in full force and effect, the TW Entities are not in default thereunder and all material claims thereunder have been filed in due and timely fashion. No claim by the TW Entities on or in respect of an insurance policy or bond has been declined or refused by the relevant insurer or insurers. Between the date hereof and the Effective Time, the TW Entities will use commercially reasonable efforts to maintain the levels of insurance coverage in effect on the date hereof.

     (v) Books and Records. The books and records of the TW Entities have been, and are being, maintained in accordance with all applicable legal, regulatory and accounting requirements and reflect in all material respects the substance of events and transactions that are required to and should be included therein.

     (w) Corporate Documents. Each of the TW Entities has delivered to the Acquiror true and complete copies of its articles of incorporation and by-laws, as each of them is in effect on the date hereof.

     (x) Company Action. The Board of Directors of each of the TW Entities (at a meeting duly called and held) has by the requisite vote of all directors present
(i) determined that the Merger is advisable and in the best interests of the TW Entities and their shareholders, (ii) approved this Agreement, and the transactions contemplated hereby, and (iii) directed that, subject to the provisions of applicable law, this Agreement be submitted for approval by the respective shareholders of the TW Entities.

     (y) Indemnification. Other than the indemnification agreements listed in the TW Disclosure Letter (true and complete copies of which have been delivered to the Acquiror with the TW Disclosure Letter) and pursuant to the provisions of its articles of incorporation and by-laws, neither of the TW Entities is a party to any indemnification agreement with any of its present or former directors, officers, employees, agents or other persons who serve or served in any other capacity with any other enterprise at the request of TW Holding (a "Covered Person").

     (z) Loans. Each loan reflected as an asset on the TW Entities' balance sheets as of December 31, 1995 and each balance sheet date subsequent thereto
(i) is evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and what they purport to be, and (ii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     (aa) Derivatives Contracts; Structured Notes; Etc. Neither of the TW Entities is a party to or has agreed to enter into an exchange traded or over-the-counter equity, interest rate, foreign exchange or other swap, forward, future, option, cap, floor or collar or any other contract that is not fully disclosed in its most current Reports and financial statements, and is a derivative contract (including various combinations thereof) (each a "Derivatives Contract") or owns securities that (i) are referred to generically as "structured notes," "high risk mortgage derivatives," "capped floating rate notes" or "capped floating rate mortgage derivatives" or (ii) are likely to have changes in value as a result of interest or exchange rate changes that significantly exceed normal changes in value attributable to interest or exchange rate changes, except for those Derivatives Contracts and other instruments legally purchased or entered into in the ordinary course of business, consistent with safe and sound banking practices and regulatory guidance, and listed (as of the date hereof) in the TW Disclosure Letter or disclosed in its Reports filed on or prior to the date hereof.

     (ab) Disclosure. No written statement, certificate, schedule, list or other written information furnished by or on behalf of the TW Entities to the Acquiror pursuant to this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     Section 3.4. Representations and Warranties of the Acquiror. The Acquiror represents and warrants to TW Holding that:

     (a) Organization. The Acquiror has been duly organized and is validly existing in good standing as a federal savings bank under the laws of the United States. All of the shares of the capital stock of Merger Sub, when issued, will be owned directly by the Acquiror. The Acquiror has the requisite corporate and other power and authority to carry on its respective businesses as they are now being conducted and to own its properties and assets.

     (b) Qualifications. The Acquiror is in good standing as a foreign corporation in each jurisdiction in which the business conducted by it requires such qualification.

     (c) Corporate Authority. The Acquiror has the requisite corporate or other power and authority and has taken all corporate or other action necessary in order to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement is a valid and binding agreement of the Acquiror enforceable against the Acquiror in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting the rights of creditors of federal savings banks and to general equitable principles regardless of whether such enforcement is sought at law or in equity.

     (d) No Violations. The Acquiror is not in breach or violation or default under (and no event has occurred which with due notice or lapse of time or both would constitute a default under) any agreement, indenture or instrument which breach, violation or default would materially and adversely affect or delay the ability of the Acquiror to obtain any necessary approvals, consents or waivers of any governmental authority required for the transactions contemplated hereby or to perform its covenants and agreements on a timely basis under this Agreement.

     (e) Access to Funds. The Acquiror has, or on the Effective Date will have, all funds necessary to consummate the Merger and pay the aggregate Merger Consideration.

     (f) Absence of Regulatory Actions. Neither the Acquiror nor any of its subsidiaries is a party to any cease and desist order, written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions related thereto at the request of any Government Regulator nor has it been advised by any Government Regulator that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter, board resolutions or similar undertaking. The Acquiror is not aware of any special facts or circumstances relating to the Acquiror that have not been disclosed to TW Holding that would cause any of the Government Regulators or any other person or entity to fail to give any of the approvals, consents or waivers referred to in
Section 5.1(b).

                             ARTICLE IV. COVENANTS

     Section 4.1. Acquisition Proposals. TW Holding and TW Bank each agrees that neither it nor any of its officers or directors shall, and each of TW Holding and TW Bank shall direct and use its best efforts to cause its employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of its subsidiaries) not to, directly or indirectly, initiate, solicit, or encourage, subject to fiduciary duties, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to shareholders of TW Holding) with respect to a merger, consolidation or similar transaction involving, or any purchase of all or any significant portion of the consolidated assets, deposits or any equity securities of, the TW Entities (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal ") or, except to the extent legally required for the discharge by the directors of TW Holding of their fiduciary duties as advised by legal counsel with respect to an unsolicited offer from a third party, engage in any negotiations concerning or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal. TW Holding shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties (other than the Acquiror) conducted heretofore with respect to any of the foregoing. TW Holding will take the necessary steps to inform promptly the appropriate individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section 4.1. TW Holding agrees that it will notify the Acquiror immediately if any such inquiries, proposals or offers are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with TW Holding. TW Holding also agrees that it promptly shall request each other person (other than the Acquiror) that has heretofore executed a confidentiality agreement in connection with its consideration of acquiring TW Holding or TW Bank to return all confidential information heretofore furnished to such person by or on behalf of TW Holding or TW Bank and enforce any such confidentiality agreements.

     Section 4.2. Certain Policies of the TW Entities. At the request of the Acquiror, TW Holding shall, to the extent consistent with generally accepted accounting principles, modify and change its loan, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) after the date on which all required regulatory approvals are received and not earlier than 15 days prior to nor later than the day prior to, the Effective Time so as to be consistent with those of the Acquiror, taking into account the Acquiror's intended operations after the closing; provided, however, that TW Holding shall not be required to take such action unless the Acquiror agrees in writing that, based on the information provided to it by TW Holding or otherwise known to the Acquiror at such time, all conditions to the Acquiror's obligation to consummate the Merger shall have been satisfied. The TW Entities' representations, warranties and covenants contained in this Agreement shall not be deemed to be untrue or breached in any respect for any purpose as a consequence of any modifications or changes undertaken solely on account of this
Section 4.2.

     Section 4.3. Employees. (a) Prior to the Effective Time and as soon as practicable after the date hereof, the Acquiror shall evaluate the employees and existing operations of the TW Entities to determine which positions in and employees of the TW Entities will be required for the continuing operations of the Surviving Corporation and the Acquiror as of and after the Effective Time. The TW Entities shall cooperate in good faith with the Acquiror in assisting the Acquiror's investigation by, among other things, making available to the Acquiror employee evaluations and other records to the extent permitted by law, and facilitating interviews with TW Entities employees.

     (b) Prior to the Effective Time and as soon as practicable after the receipt of all necessary regulatory approvals to the transactions contemplated herein, the Acquiror shall identify to the TW Entities those employees of the TW Entities to whom the Acquiror desires to offer employment as of and after the Effective Time. Those employees whose positions will be eliminated and to whom the Acquiror determines not to offer employment shall be given notice prior to the Effective Date by the TW Entities and the Acquiror of their termination effective as of the Effective Time. The Acquiror shall endeavor in good faith to identify employment opportunities for any such employees with the Acquiror. Such efforts shall include posting of employment opportunities with the Acquiror and interviewing any such employee of the TW Entities who desires to be considered for such a position with the Acquiror.

     (c) It is the intention of the Acquiror to train all employees of the TW Entities that the Acquiror expects to employ with the Acquiror in the Acquiror's procedures prior to the Effective Date. The TW Entities shall cooperate in good faith with the Acquiror in facilitating such training, including, without limitation by making such employees available for such training for reasonable periods during normal business hours.

     (d) Any employee accepting employment with the Acquiror will not receive a guarantee of any minimum period of employment, it being the intention and understanding of the parties that such employment shall be solely at the will of the Acquiror. Employees who are employed by the Acquiror after the Effective Time will receive credit for their prior service with the TW Entities for purposes of eligibility and vesting only, and not for purposes of determining the amount of benefits payable, under the Acquiror's existing employee benefit plans and programs other than the Acquiror's defined benefit retirement plan, as to which such employees shall be treated for all purposes as new employees, and except that such employees shall receive prior service credit for purposes of determining eligibility for annual amounts of permitted vacation time and for determining amounts of accrued sick days.

     (e) Full time and part time employees of the TW Entities on the date hereof who are involuntarily terminated other than for cause after the Effective Time and within one year after the Effective Date shall be eligible for benefits to the extent and as provided under the TW Retention Bonus Plan attached as Exhibit B hereto (the "Retention Bonus Plan"). Those employees of the TW Entities that are terminated as of the Effective Time pursuant to paragraph (b) above shall also be entitled to benefits under the Retention Bonus Plan.

     (f) This Agreement is intended to result solely in the acquisition by the Acquiror of the TW Entities and is not intended to confer any continuing rights to employment on the part of the employees of the TW Entities after the Effective Time. The TW Entities shall make no representations to their employees regarding employment by the Acquiror. The TW Entities shall remain solely responsible for their employees, representatives and agents during their employment with the TW Entities prior to the Effective Time and with respect to all matters arising during or from such employment with the TW Entities during such period, including, without limitation, the payment of any accrued vacation pay, sick pay, severance payments or other payments to which such employees may be entitled. Such payments and the TW Entities' obligations to make such payments shall be fully and fairly reflected in the TW Entities' financial statements prior to and as of the Effective Time to the extent required by generally accepted accounting principles.

     Section 4.4. Access to Information. (a) Upon reasonable notice during the period prior to the Effective Time, each of the TW Entities shall afford access to the officers, employees, accountants, counsel and other representatives of the Acquiror, during normal business hours (provided such access does not unreasonably interfere with the operations of TW Bank), to all its properties, books, contracts, commitments, records, officers, employees, accountants, counsel and other representatives and, during such period, the TW Entities shall make available to the Acquiror (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal or state securities laws or federal or state banking laws (other than any reports or documents which the TW Entities are not permitted to disclose under applicable law) and (ii) all other information concerning its business, properties and personnel as the Acquiror may reasonably request. The TW Entities shall not be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of the TW Entities' customers, jeopardize any attorney-client privilege or contravene any law, rule, regulations, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement; provided, that the TW Entities shall make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply that will provide all information to the Acquiror that may be material to its consideration of the TW Entities. The Acquiror will hold all such information in confidence in accordance with the provisions of the confidentiality agreement, dated May 1, 1996, between the Acquiror and TW Holding (the "Confidentiality Agreement").

     (b) No investigation by the Acquiror hereunder shall affect the representations, warranties, covenants or agreements of the TW Entities herein.

     (c) Each of the TW Entities shall promptly after the end of each month inform the Acquiror of any new criticism or classification of its assets (as referred to in Section 3.3(s)) that is determined or modified at any time after the date hereof and of any changes in the TW Entities' allowance for loan and lease losses from the prior monthend, including an explanation of the reasons therefor.

     Section 4.5. Regulatory Matters. (a) The parties hereto shall cooperate with each other and use their best efforts promptly to prepare and file within thirty days of the date hereof all necessary applications, and thereafter to effect all documentation, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and governmental authorities which are necessary or advisable to consummate the transactions contemplated by this Agreement. The TW Entities and the Acquiror shall have the right to review in advance, and to the extent practicable each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to the TW Entities or the Acquiror, as the case may be, and any of their respective subsidiaries, which appear in any filing made with, or written materials submitted to, any third party or any governmental authority in connection with the transactions contemplated by this Agreement. The Acquiror shall provide copies of all non-confidential portions of applications made by it with the OTS and shall periodically update the TW Entities on the status of such applications. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and governmental authorities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein.

     (b) The Acquiror and the TW Entities shall, upon request, furnish each other with all information concerning themselves, their subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement (as defined in Section 4.8) or any other statement, filing, notice or application made by or on behalf of the Acquiror or the TW Entities to any governmental authority in connection with the Merger and the other transactions contemplated by this Agreement.

     (c) The Acquiror and the TW Entities shall promptly furnish each other with copies of written communications received by the Acquiror or the TW Entities, as the case may be, or any of their "affiliates" or "associates" (as such terms are defined in Rule 12b-2 under the Exchange Act as in effect on the date of this Agreement) from, or delivered by any of the foregoing to, any governmental authority in respect of the transactions contemplated hereby.

     Section 4.6. Actions. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its reasonable best efforts to take promptly, or cause to be taken promptly, all actions and to do promptly, or cause to be done promptly, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as soon as practicable, including using efforts to obtain all necessary actions or non-actions, extensions, waivers, consents and approvals from all applicable governmental entities, effecting all necessary registrations, applications and filings (including, without limitation, filings under federal and any applicable state securities laws) and obtaining any required contractual consents and approvals (which shall be the obligation of the party hereto bound by the contract in question), and cause the closing of the transactions contemplated hereby to occur as soon as practicable after the receipt of all approvals, consents and waivers required by
Section 5.1(b). The TW Entities shall also use their best efforts to enable the Acquiror to succeed to TW Bank's Preferred Lender status under applicable programs of the United States Small Business Administration (it being understood that such status is determined solely by the Small Business Administration). In addition, each of the Acquiror and the TW Entities shall appoint a person who shall be responsible for coordinating with the other party in order to consider and respond to any requests for consents hereunder and otherwise to complete the transactions contemplated hereby as soon as practicable.

     Section 4.7. Publicity. The initial press release announcing this Agreement shall be mutually agreed and, thereafter, subject to the provisions of applicable law, the TW Entities And the Acquiror shall mutually agree with each other prior to issuing any press releases or otherwise making any statements, public or otherwise, with respect to the other or the transactions contemplated hereby and in making any filings with any governmental entity or with any national securities exchange with respect thereto.

     Section 4.8. Proxy Statement. Within thirty days of the date hereof TW Holding shall prepare a proxy statement in such form as shall be necessary to obtain all required shareholder action with respect to the

Merger and this Agreement (the "Proxy Statement"), shall file the same with the SEC, and thereafter shall use its best efforts to (i) timely respond to comments of the staff of the SEC with respect thereto and (ii) promptly mail the Proxy Statement to all holders of record (as of the applicable record date) of shares of Holding Common Stock. TW Holding represents and covenants that the Proxy Statement and any amendment or supplement thereto, at the date of mailing to shareholders of TW Holding and at all relevant times thereafter, will be in compliance with all applicable rules and regulations And will not contain any untrue statement of a material fact or omit to state any material fact required to be stated or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Acquiror and TW Holding shall cooperate with each other in the preparation of the Proxy Statement.

     Section 4.9. Shareholder Action. TW Holding shall take all action necessary, in accordance with applicable law and regulations, and its articles of incorporation and by-laws, to obtain, as promptly as practicable, approval of this Agreement and the transactions contemplated hereby by the vote of shareholders of TW Holding required under applicable law and regulations. Except to the extent legally required for the discharge by such board of directors of its fiduciary duties as advised in writing by legal counsel, the board of directors of TW Holding shall recommend to the holders of the Holding Common Stock that they vote in favor of and approve the Merger and adopt and approve this Agreement and the transactions contemplated hereby.

     Section 4.10. Notification of Certain Matters. The TW Entities shall give prompt notice to the Acquiror of: (a) any notice of, or other communication relating to, a default or event that, with notice or lapse of time or both, would become a default, received by them subsequent to the date of this Agreement and prior to the Effective Time, under any contract material to the financial condition, properties, businesses or results of operations of the TW Entities taken as a whole to which either of them is a party or is subject; (b) any material adverse change in the financial condition, properties, business or results of operations of the TW Entities taken as a whole or the occurrence of any event which, so far as reasonably can be foreseen at the time of its occurrence, is reasonably likely to result in any such change; and (c) any event or occurrence which may adversely affect the likelihood that a condition set forth in Article V will be satisfied. The TW Entities shall give prompt notice to the Acquiror of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement.

     Section 4.11. Tax Matters. The TW Entities shall keep the Acquiror fully apprised of their progress in the preparation of its or their tax returns and shall provide to the Acquiror copies of draft returns prior to filing. In addition, the TW Entities agree that they shall consult with the Acquiror prior to making any significant decisions with respect to tax reporting or other tax matters, in order to ensure to the extent possible that such decisions are consistent with the consummation of the transactions contemplated hereby.

     Section 4.12. Merger Sub. The Acquiror shall cause Merger Sub to be duly organized and shall vote its shares of Merger Sub in favor of, and otherwise cause Merger Sub to take all necessary action to consummate, the transactions contemplated hereby; provided, however, that the organization of Merger Sub pursuant to this Section 4.12 shall not be required in the event that the Acquiror acts to effectuate the transactions contemplated in this Agreement in an alternative fashion as permitted pursuant to the provisions of Section 1.6.

     Section 4.13. Updated Disclosure Letter. The TW Entities shall provide the Acquiror with an updated TW Disclosure Letter within two days prior to the Effective Date.

     Section 4.14. D&O Insurance. Notwithstanding anything to the contrary set forth in Section 2.2(f), TW Holding may, prior to the Effective Time, obtain an extension of coverage commonly referred to as "tail coverage" under its existing directors and officers liability insurance, within the range of cost and scope of coverage previously disclosed to the Acquiror, for a period of five years following the Effective Date. The Acquiror shall not seek an early termination of such coverage after the Effective Time.

                     ARTICLE V. CONDITIONS TO CONSUMMATION

     Section 5.1. Conditions to All Parties' Obligations. The respective obligations of the Acquiror, Merger Sub and TW Holdings to effect the Merger shall be subject to the satisfaction or waiver prior to the Effective Time of the following conditions:

     (a) This Agreement and the transactions contemplated hereby shall have been approved by the requisite vote of the shareholders of TW Holding, by the Acquiror as the sole shareholder of Merger Sub and by the board of directors of Merger Sub, all in accordance with applicable law.

     (b) All necessary regulatory approvals, consents and waivers with respect to this Agreement and the transactions contemplated hereby shall have been received and all applicable statutory waiting periods shall have expired; provided, however, that no approval, consent or waiver referred to in this
Section 5.1(b) shall be deemed to have been received if it shall include any condition or requirement that, individually or in the aggregate, would materially and adversely impact the economic and business benefits of the transactions contemplated hereby to the Acquiror so as to render it inadvisable in the judgment of the Acquiror to proceed with the transactions contemplated hereby.

     (c) All other requirements prescribed by law which are necessary to the consummation of the transactions contemplated by this Agreement shall have been satisfied.

     (d) No party hereto shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Merger or any other transaction contemplated by this Agreement, and no litigation or proceeding shall be pending against the Acquiror or the TW Entities or any of their subsidiaries brought by any governmental agency seeking to prevent consummation of the transactions contemplated hereby.

     (e) No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated, interpreted, applied or enforced by any governmental authority which prohibits, or makes illegal consummation of the Merger or any other transaction contemplated by this Agreement.

     Section 5.2. Conditions to Obligations of the Acquiror. The obligations of the Acquiror and, when duly incorporated, Merger Sub, to effect the Merger shall be subject to the satisfaction or waiver prior to the Effective Time of the following additional conditions:

     (a) Each of the representations and warranties of the TW Entities contained in this Agreement shall have been true and correct in all material respects on the date hereof and shall be true and correct on the Effective Date as if made on such date (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date), with only such exceptions as are fairly and accurately described in the updated TW Disclosure Letter provided pursuant to Section 4.14 and are not, individually or in the aggregate, materially adverse; the TW Entities shall each have performed, in all material respects, each of its covenants and agreements contained in this Agreement; there shall have been no material adverse change in the financial condition, business or assets of the TW Entities taken as a whole since December 31, 1995, it being agreed that a decline in the investment income of the TW Entities arising solely from the limitations on permitted investments set forth in Section 2.2(a) shall not in and of itself be deemed to constitute such a material adverse change; the Acquiror shall have received a certificate signed by the Chief Executive Officer and the Chief Financial Officer of each of the TW Entities, dated the Effective Date, to the foregoing effect.

     (b) The Acquiror shall have received an opinion, dated the Effective Date, from counsel to the TW Entities, substantially in the form attached as Exhibit C hereto, and containing such qualifications and exceptions as are customary in transactions of this type, and such other documents and certificates as the Acquiror shall reasonably request or that are customary in transactions of this type.

     (c) The Acquiror shall have received the updated TW Disclosure Letter from the TW Entities required by Section 4.14.

     (d) Dissenting Shareholders shall have exercised their dissenters rights with respect to no more than ten percent of the outstanding Holding Common Stock.

     (e) The Shareholder Agreements referred to in the Recitals hereto shall be in full force and effect and the shareholders of TW Holding signatory thereto shall be in full compliance with the terms thereof.

     Section 5.3. Conditions to Obligations of the TW Entities. The obligation of the TW Entities to effect the Merger shall be subject to the satisfaction or waiver prior to the Effective Time of the following additional conditions:

     (a) Each of the representations, warranties and covenants of the Acquiror contained in this Agreement shall have been true and correct on the date hereof and shall be true and correct on the Effective Date as if made on such date (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date), with only such exceptions as are not, individually or in the aggregate, materially adverse; the Acquiror shall have performed, in all material respects, each of its covenants and agreements contained in this Agreement; and TW Holding shall have received certificates signed by the Chief Executive Officer and the Chief Financial Officer of the Acquiror, dated the Effective Date, to the foregoing effect.

     (b) TW Holding shall have received an opinion, dated the Effective Date, from counsel to the Acquiror, to the effect that all regulatory approvals, consents or waivers of governmental authorities that are required to be obtained by the Acquiror under federal law in order to permit the consummation by it of the transactions contemplated by this Agreement have been obtained, and all filings required to be made by the Acquiror under federal law in order to permit the consummation by it of the transactions contemplated by this Agreement have been made.

     (c) TW Holding shall have received an updated letter from Wedbush Morgan Securities Inc., dated as of a date within five days of the date of the Proxy Statement, confirming that in the opinion of such firm the consideration to be paid to the shareholders of TW Holding in the Merger in exchange for their shares of TW Common Stock is fair to such shareholders from a financial point of view.

                            ARTICLE VI. TERMINATION

     Section 6.1. Termination. This Agreement may be terminated, and the Merger abandoned, prior to the Effective Time, either before or after its approval by the shareholders of TW Holding:

     (a) by the mutual consent of the Acquiror and TW Holding;

     (b) by the Acquiror or TW Holding, if its board of directors so determines by vote of a majority of the members of its entire board, in the event of (i) the failure of the shareholders of TW Holding to approve this Agreement, or (ii) a material breach by the other party hereto of any material representation, warranty, covenant or agreement contained herein which is not cured or not curable within 30 days after written notice of such breach is given to the party committing such breach by the other party; provided, however, that neither party shall have the right to terminate this Agreement pursuant to this Section 6.1(b) unless any breach of representation or warranty asserted as the basis for such termination, together with all other such breaches, would entitle the party receiving such representation or warranty not to consummate the transactions contemplated hereby under Section 5.2(a) (in the case of a breach of representation or warranty by the TW Entities) or Section 5.3(a) (in the case of a breach of representation or warranty by the Acquiror);

     (c) by the Acquiror or TW Holding by written notice to the other party if either (i) the condition set forth in Section 5.1(b) shall not have been satisfied by the Termination Date; or (ii) any governmental authority of competent jurisdiction shall have issued a final, unappealable order enjoining or otherwise prohibiting consummation of the transactions contemplated by this Agreement; or

     (d) by the Acquiror or TW Holding, if its board of directors so determines by vote of a majority of the members of its entire board, in the event that the Merger is not consummated by the Termination Date, unless the failure to so consummate by such time is due to the breach of any material representation, warranty or covenant contained in this Agreement by the party seeking to terminate. The term "Termination Date" shall mean April 30, 1997; provided, however, that either party hereto shall have the right to extend such Termination Date for up to an additional 45 days if, prior to the Termination Date, such party notifies the other party in writing that such party believes that the approvals, consents or waivers to be obtained by such party are imminent and a reasonable factual basis for such party's belief that such approvals, consents or waivers are imminent is set forth in such written notice.

     Section 6.2. Effect of Termination. In the event of the termination of this Agreement by either the Acquiror or TW Holding, as provided above, this Agreement shall thereafter become void and, subject to the last sentence of
Section 8.2, there shall be no liability on the part of any party hereto or their respective officers or directors, except that any such termination shall be without prejudice to the rights of any party hereto arising out of the willful breach by any other party of any covenant or willful misrepresentation contained in this Agreement including, without limitation, rights to recover any out of pocket or transaction-related expenses arising from the transactions contemplated by this Agreement.

     Section 6.3. Termination Payment. If this Agreement is terminated pursuant to its terms (other than termination by mutual agreement of the parties pursuant to Section 6.1(a), termination by either party pursuant to Section 6.1(b)(i) if there was no Acquisition Proposal and the stockholders signatory to the Shareholder Agreements referred to in the Recitals hereto have voted for approval of the Merger, termination solely by TW Holding pursuant to Section 6.1(b)(ii) because of a material breach of this Agreement by the Acquiror, or termination by either party pursuant to Section 6.1(c) in the event the governmental or regulatory approvals referred to therein are not given or received for reasons not relating to an Acquisition Event (as defined below)) and an Acquisition Event shall occur within 12 months after the date of such termination, TW Holding shall pay the sum of $1,900,000 to the Acquiror promptly, but in no event later than two business days after the occurrence of such Acquisition Event, by wire transfer of immediately available Federal Funds to such account as the Acquiror shall designate. For purposes of this Section 6.3, the term Acquisition Event shall mean any of the following: (i) any person or entity (other than the Acquiror) shall have acquired, whether pursuant to a tender offer or otherwise, beneficial ownership of 20% or more of the outstanding shares of Holding Common Stock; (ii) the Board of Directors of TW Holding shall fail to recommend, or shall have withdrawn its recommendation, to the TW stockholders that they vote to approve this Agreement and the Merger; or
(iii) either of the TW Entities shall have recommended or proposed, or shall have publicly announced an intention to recommend or propose, or shall have entered into or approved through action of its Board of Directors, an agreement with any person or entity (other than the Acquiror) to (A) effect a merger, consolidation or similar transaction involving either of the TW Entities, (B) sell, lease or otherwise dispose of assets of either of the TW Entities representing 15% or more of the consolidated assets of either of the TW Entities, or (C) issue, sell or otherwise dispose of (including by way of merger, consolidation, share exchange or any similar transaction) securities representing 20% or more of the voting power of either of the TW Entities. For purposes of this Agreement, the mere inclusion in the Proxy Statement referred to in Section 4.8 of a description of an Acquisition Proposal, without endorsement or recommendation thereof by TW Holding, shall not be deemed a recommendation or proposal thereof within the meaning of clause (iii) of the preceding sentence.

                 ARTICLE VII. EFFECTIVE DATE AND EFFECTIVE TIME

     Section 7.1. Effective Date and Effective Time. The Merger shall become effective when the Merger Agreement is properly filed with the California Secretary of State in accordance with the applicable provisions of the California General Corporation Law; provided that, the Articles of Combination may provide that the Merger shall become effective at a later date or time designated by the Acquiror and TW Holding. When used in this Agreement, the term "Effective Date" shall mean the date on which, and the term "Effective Time" shall mean the date and time at which, the Merger Agreement is filed with the California Secretary of State (or such later date and time as may be specified therein).

                          ARTICLE VIII. OTHER MATTERS

     Section 8.1. Certain Definitions: Interpretation.

     (a) As used in this Agreement, the following terms shall have the meanings indicated:

     "person" includes an individual, corporation, partnership, limited liability company, association, trust or unincorporated organization; and

     "subsidiary," with respect to a person, means any other person controlled by such person.

     (b) The following terms used in this Agreement are defined in the respective Sections of this Agreement indicated opposite each such term below:

                                                                        SECTIONS
                                                                   ------------------
        Acquiror................................................   Preamble
        Acquisition Event.......................................   6.3
        Acquisition Proposal....................................   4.1
        affiliate...............................................   1.6 and 4.5(c)
        Agreement...............................................   Preamble
        associate...............................................   3.3(t)
        BHCA....................................................   Recitals
        BIF.....................................................   Recitals
        Certificate.............................................   1.3(a)
        Code....................................................   3.3(n)
        Confidentiality Agreement...............................   4.4(a)
        Covered Person..........................................   3.3(y)
        Derivatives Contract....................................   3.3(aa)
        Dissenting Shareholder..................................   1.2(c)
        Dissenting Shares.......................................   1.2(c)
        Effective Date..........................................   7.1
        Effective Time..........................................   7.1
        Employee Agreements.....................................   3.3(n)
        employee benefit plans..................................   3.3(n)
        Environmental Law.......................................   3.3(r)(ii)
        ERISA...................................................   3.3(n)
        ERISA Affiliates........................................   3.3(n)
        Exchange Act............................................   3.3(t)
        Exchange Agent..........................................   1.3(b)
        Excluded Shares.........................................   1.2(c)
        FDIA....................................................   3.3(a)(ii)
        FDIC....................................................   Recitals
        Federal Reserve Board...................................   Recitals
        Government Regulators...................................   3.3(k)
        Hazardous Material......................................   3.3(r)(ii)
        Holding Common Stock....................................   Recitals
        Loan Property...........................................   3.3(r)(ii)
        Merger..................................................   1.1
        Merger Agreement........................................   1.1
        Merger Consideration....................................   1.2(a)
        Merger Sub..............................................   Recitals
        OTS.....................................................   Recitals

                                                                        SECTIONS
                                                                   ------------------
        owner or operator.......................................   3.3(r)(i)(I)
        person..................................................   8.1
        Proxy Statement.........................................   4.8
        Reports.................................................   3.3(g)(i)
        Retention Bonus Plan....................................   4.3(d)
        SAIF....................................................   Recitals
        SEC.....................................................   3.3(g)
        Shareholders Agreement..................................   Recitals
        Stock Option Agreement..................................   Recitals
        subsidiary..............................................   8.1
        Surviving Corporation...................................   1.1
        Termination Date........................................   6.1(d)
        TW Bank.................................................   Preamble
        TW Disclosure Letter....................................   3.1
        TW Entities.............................................   Preamble
        TW Holding..............................................   Preamble

     (c) When a reference is made in this Agreement to Articles or Sections such reference shall be to an Article or a Section of this Agreement unless otherwise indicated. The table of contents and headings, contained in this Agreement are for ease of reference only and shall not affect the meaning or interpretation of this Agreement. Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation", whether or not so stated. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular.

     Section 8.2. Survival. Only those agreements and covenants of the parties that are by their terms applicable in whole or in part after the Effective Time shall survive the Effective Time. All representations and warranties, and all other agreements and covenants shall be deemed to be conditions of this Agreement and shall not survive the Effective Time. If this Agreement shall be terminated, the agreements of the parties in the last sentence of Sections 4.4(a) and 8.6 shall survive such termination.

     Section 8.3. Waiver. Any provision of this Agreement may be: (i) waived by the party benefited by the provision, or (ii) as permitted by applicable law, amended or modified (including the structure of the transaction), either prior to or after this Agreement and the transactions contemplated hereby are approved by the shareholders of TW Holding; provided, that any such waiver, amendment or modification shall be effective only if given or made by an agreement in writing between the parties hereto approved by their respective boards of directors.

     Section 8.4. Counterparts. This Agreement may be executed in counterparts each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same instrument.

     Section 8.5. Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the United States and the State of California without regard to the conflict of laws principles thereof.

     Section 8.6. Expenses. Each party hereto will pay all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby. TW Holding shall be liable for all fees and expenses of Wedbush Morgan Securities, Inc. but shall not be liable for any financial services advisory fees incurred by the Acquiror. The Acquiror shall not be liable for any financial services advisory fees incurred by TW Holding, including the fees and expenses of Wedbush Morgan Securities, Inc.

     Section 8.7. Notices. All notices, requests, acknowledgments and other communications hereunder to a party, or changes to this notice provision, shall be in writing and shall be deemed to have been duly given when delivered by hand or private courier, or when transmitted by telecopy or telegram to such party at its address set forth below or such other address as such party may specify by notice to the other party hereto.

     If to the TW Entities, to:

        David H. Hender
        President and Chief Executive Officer
        TransWorld Bancorp
        15233 Ventura Boulevard
        Sherman Oaks, California 91403
        Facsimile: (818) 905-7294

     With copies to:

        Ellen R. Marshall
        Morrison & Foerster
        19900 MacArthur Boulevard, Suite 1200
        Irvine, California 92715
        Facsimile: (714) 251-0900

     If to the Acquiror or Merger Sub:

        Richard A. Fink,
        Senior Executive Vice President
        Glendale Federal Bank, Federal Savings Bank
        414 North Central Avenue
        Glendale, California 91203
        Facsimile: (818) 409-3151

     With copies to:

        James R. Walther, Esq.
        Mayer, Brown & Platt
        350 South Grand Avenue
        25th Floor
        Los Angeles, California 90071
        Facsimile: (213) 625-0248

     Section 8.8. Entire Agreement; No Third Party Beneficiaries. This Agreement, the Shareholder Agreements referred to in the Recitals hereto and the Confidentiality Agreement referenced in Section 4.4(a) represent the entire agreement and understanding of the parties hereto with reference to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made. Nothing in this Agreement is intended to confer upon any person other than the Acquiror and the TW Entities any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     Section 8.9. Parties Bound; Assignment. All terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement may not be assigned by any party hereto without the written prior consent of the other parties hereto.

     Section 8.10. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or any circumstance, is invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

     Section 8.11. Captions. The Article, Section and paragraph captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

GLENDALE FEDERAL BANK,                     TRANSWORLD BANCORP
FEDERAL SAVINGS BANK

By: /s/  RICHARD A. FINK                        By: /s/  LOUIS J. GALEN
    Richard A. Fink                                 Louis J. Galen
    Senior Executive Vice President                 Chairman of the Board of Directors

                                           By: /s/  DAVID H. HENDER
                                             David H. Hender
                                             President and Chief Executive
                                               Officer

                                           TRANSWORLD BANK

                                           By: /s/  LOUIS J. GALEN
                                             Louis J. Galen
                                             Chairman of the Board of Directors

                                           By: /s/  DAVID H. HENDER
                                             David H. Hender
                                             Vice Chairman and Chief
                                             Executive Officer

                                   EXHIBIT A

                              AGREEMENT OF MERGER
                                    BETWEEN

                                  [MERGER SUB]
                                      AND

                               TRANSWORLD BANCORP

     THIS AGREEMENT OF MERGER ("Agreement") is dated as of           , 19  and
is entered into between [Merger Sub] ("Merger Sub"), a California corporation, and TransWorld Bancorp, a California corporation ("TW Holding"), which corporations are sometimes hereinafter collectively referred to as the "Constituent Corporations" and, individually as a "Constituent Corporation", on the basis of the following facts:

     A. TW Holding is a corporation duly organized and existing under the laws of the State of California. TW Holding has authorized capital stock of 6,000,000 shares of common stock, without par value (the "Holding Common Stock"), of which 3,451,715 shares are issued and outstanding at the date hereof.

     B. Merger Sub is a corporation duly organized and existing under the laws of the State of California. Merger Sub has authorized capital stock of shares of common stock, par value $0.01 per share (the "Merger Sub
Common Stock"), of which           shares are issued and outstanding at the date
hereof.

     C. Merger Sub is a wholly owned subsidiary of Glendale Federal Bank, Federal Savings Bank ("Acquiror "). Acquiror, TW Holding and TW Holding's wholly owned subsidiary, TransWorld Bank, a commercial bank organized under the laws of the State of California (TW Holding and TransWorld Bank being collectively referred to herein as the "TW Entities"), are parties to that certain Agreement and Plan of Merger, dated as of November 1, 1996 (the "Plan of Merger ") providing for the acquisition of the TW Entities by Acquiror.

     D. The Plan of Merger requires Merger Sub and TW Holding to execute and file this Agreement with the California Secretary of State.

     E. The Board of Directors of Acquiror and the respective shareholders and Boards of Directors of Merger Sub and the TW Entities have each approved the Plan of Merger, this Agreement and the transactions contemplated thereby and hereby in accordance with applicable law.

     NOW, THEREFORE, the Constituent Corporations hereby agree as follows:

     1. Merger. At the Effective Time (as defined below) Merger Sub shall be merged with and into TW Holding (the "Merger ") in accordance with the applicable provisions of the California General Corporation Law, and on the terms and conditions set forth herein. TW Holding shall be the surviving corporation in the Merger and is referred to in this Agreement in such capacity as the "Surviving Corporation".

     2. Effective Time. The Merger shall be effective at the time (the "Effective Time") when a copy of this Agreement is filed with the California Secretary of State in accordance with Section 1103 of the California General Corporation Law.

     3. Effect of Merger. At the Effective Time (i) the separate corporate existence of Merger Sub shall cease, and (ii) the Surviving Corporation shall succeed, without other transfer, to all of the assets, rights, properties, obligations and liabilities of each of the Constituent Corporations and shall be subject to all the debts and liabilities of each of the Constituent Corporations in the same manner as if the Surviving Corporation had itself incurred them, all as provided in the applicable provisions of the California General Corporation Law. All rights of creditors and all liens upon the property of each of the Constituent Corporations shall be preserved unimpaired after the Merger, provided that such liens upon property of a disappearing corporation shall be limited to the property affected thereby immediately prior to the Effective Time of the Merger.

     4. Conversion of Stock. The manner of converting the shares of the capital stock of the Constituent Corporations upon the Merger shall, by virtue of the Merger and without the need of any action on the part of any one thereof or their respective shareholders, be as follows:

          (a) Each share of the Holding Common Stock issued and outstanding immediately prior to the Effective Time (other than (i) shares of Holding Common Stock held by any holder (a "Dissenting Shareholder") who shall have taken the necessary steps to seek appraisal of and to demand payment for such shares of Holding Common Stock pursuant to the dissenters, rights provisions of California law ("Dissenting Shares"), and (ii) shares of Holding Common Stock held as treasury stock by either of the TW Entities (collectively, the "Excluded Shares")), shall be converted into the right solely to receive $18.25 in cash, without interest (the "Merger Consideration"). Dissenting Shares shall be treated as provided in Section 4(c) below. All other Excluded Shares shall be canceled and retired and no payment shall be made with respect thereto.

          (b) Each share of the Merger Sub Common Stock issued and outstanding immediately prior to the Effective Time shall at the Effective Time be converted into one share of the common stock of the Surviving Corporation and shall thereafter constitute all of the issued and outstanding shares of the capital stock of the Surviving Corporation.

          (c) Dissenting Shares shall not be converted into the right to receive the Merger Consideration at or after the Effective Time unless and until the holder of such Dissenting Shares withdraws his or her demand for appraisal and payment with respect to such Dissenting Shares with the consent of the Acquiror or TW Holding, if such consent is required, or becomes ineligible for such appraisal and payment. If a holder of Dissenting Shares shall withdraw in writing his or her demand for such appraisal and payment with the consent of the Acquiror or TW Holding, if such consent is required, or shall become ineligible for such appraisal and payment (through failure to comply with the requirements of applicable law therefor or otherwise), then, as of the later of the Effective Time or the occurrence of such event, such holder's Dissenting Shares shall automatically be converted into and represent the right to receive the Merger Consideration (without interest thereon). TW Holding shall give the Acquiror prompt notice of any demands for such appraisal, withdrawals of demands for such appraisal and any other instruments served pursuant to applicable law that are received by TW Holding or its representatives. TW Holding shall not voluntarily make any payment with respect to any such demands for appraisal and shall not, except with the prior written consent of the Acquiror, settle or offer to settle any such demands. Each holder of Dissenting Shares shall have only such rights and remedies as are granted to such holder under the provisions of applicable law and regulations. Dissenting Shares shall not, after the Effective Time, be entitled to vote for any purpose or be entitled to the payment of dividends or other distributions (except any such dividends or other distributions as may have been payable to the shareholders of TW Holding of record prior to the Effective Time).

     5. Articles and By-Laws of the Surviving Corporation. At the Effective Time, the articles of incorporation and by-laws of TW Holding, as in effect immediately prior to the Effective Time, shall become the articles of incorporation and by-laws of the Surviving Corporation in accordance with
Section 1103 of the California General Corporation Law.

     6. Directors and Officers of the Surviving Corporation. At the Effective Time, the directors and officers of Merger Sub immediately prior thereto shall become the directors and officers of the Surviving Corporation.

     7. Name of the Surviving Corporation. The name of the Surviving Corporation shall be TransWorld Bancorp.

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers pursuant to the approval and authority duly given by resolutions of their respective Boards of Directors, all as of the date set forth above.

                                          [MERGER SUB]

                                          By
                                                         President

Attest:
                  Secretary

                                          TRANSWORLD BANCORP

                                          By
                                                         President

Attest:
                  Secretary

                                                                        ANNEX II

                   [LETTERHEAD OF WEDBUSH MORGAN SECURITIES]

                                January 14, 1997

Board of Directors
TransWorld Bancorp
15233 Ventura Boulevard
Sherman Oaks, CA 91403

Members of the Board:

     You have requested our opinion as to the fairness, from a financial point of view, to the holders of the outstanding shares (the "Shareholders") of common stock (the "Shares"), of TransWorld Bancorp ("TransWorld" of the consideration to be received by the Shareholders pursuant to the terms of the Agreement and Plan of Merger dated as of November 1, 1996 (the "Merger Agreement"), between Glendale Federal Bank, Federal Savings Bank ("Glendale Federal") and TransWorld.

     Pursuant to the Merger Agreement, Merger Sub, a wholly-owned subsidiary of Glendale Federal, will be merged into TransWorld (the "Merger") and, by virtue of the Merger, each Share issued and outstanding as of the effective date of the Merger will be converted into the right to receive solely $18.25 in cash without interest (the "Merger Consideration"), and TransWorld will offer to purchase each stock option that has not theretofore been exercised or terminated, whether or not then otherwise fully vested or fully exercisable, at a price equal to (i) the difference between (x) the per share amount of the Merger Consideration and
(y) the per share exercise price applicable to such option multiplied by (ii) the number of such shares of Common Stock then subject to such option. The terms of the Merger are more fully set forth in the Merger Agreement.

     Wedbush Morgan Securities is an investment banking firm and a member of the New York Stock Exchange and other principal stock exchanges in the United States, and is regularly engaged as part of its business in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, private placements, secondary distributions of listed and unlisted securities, and valuations for corporate, estate and other purposes.

     For purposes of this opinion and in connection with our review of the Merger, we have reviewed, among other things: (i) the Merger Agreement; (ii) the Preliminary Proxy Statement filed by TransWorld with the Securities and Exchange Commission on December 11, 1996, and a draft of the final Proxy Statement; (iii) TransWorld's audited consolidated financial statements and notes thereto and management's discussion and analysis of the financial condition and results of operations contained in the Annual Report to Shareholders for each of the five years ended December 31, 1995; (iv) TransWorld's unaudited consolidated financial statements and management's discussion and analysis of the financial condition and results of operations contained in the quarterly reports on Form 10-Q for the periods ended March 31, 1996, June 30, 1996 and September 30, 1996;
(v) certain projections prepared by TransWorld's management with respect to TransWorld for the year ending December 31, 1996; (vi) views of management regarding the past and current business operations, financial condition and future prospects of TransWorld; (vii) the reported market prices and historical trading activity of TransWorld common stock, including a comparison of certain financial and stock market information for TransWorld with similar information for comparable publicly traded securities and indices; (viii) the financial terms, to the extent publicly available, of certain recent business combinations in the banking industry; (ix) the current market environment and the California banking environment in particular; and (x) such other information, studies, analyses, and examinations as we deemed appropriate.

     We have relied upon and assumed without independent verification the accuracy and completeness of all of the financial and other information provided to us by TransWorld. We did not make an independent evaluation or appraisal of the specific assets, the collateral securing the assets or the liabilities of TransWorld, or the collectibility of any such assets (relying, where relevant, on the analyses and estimates of TransWorld's management). We were not retained to and we did not conduct a physical inspection of any of the properties or facilities of TransWorld, and did not review any individual credit files. With respect to financial projections prepared by and reviewed with management, we have assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of management of the future financial performance of TransWorld, and that such performance will be realized in the amounts and in the time periods currently estimated. We have also assumed that there has been no material change in TransWorld's assets, financial condition, results of operations, business or prospects since the date of the last financial statements noted above. We further assumed that all conditions to the Merger Agreement will be satisfied and not waived.

     Our opinion is based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof could materially affect the assumptions used in preparing this opinion. We have not undertaken to reaffirm or revise this opinion or otherwise comment upon any events occurring after the date hereof.

     We have acted as TransWorld's financial advisor in connection with the Merger and will receive a fee for our services, a significant portion of which is contingent upon consummation of the Merger. In the past, Wedbush Morgan has performed investment banking services for TransWorld and has been compensated for such services.

     In the ordinary course of our business, we may actively trade the common stock of TransWorld and/or Glendale Federal for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in TransWorld and/or Glendale Federal common stock.

     It is understood that this letter is for the information of the Board of Directors of TransWorld and may not be used for any other purpose without our prior written consent. We hereby consent, however, to the inclusion of this opinion as an exhibit to any proxy statement distributed in connection with the Merger.

     Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion that, as of the date hereof, the Merger Consideration to be received by the Shareholders in the Merger is fair, from a financial point of view, to the Shareholders.

                                          Very truly yours,

                                                     [SIG]
                                          -----------------------------
                                          WEDBUSH MORGAN SECURITIES INC.

                                                                       ANNEX III

                               CHAPTER 13 OF THE
                       CALIFORNIA GENERAL CORPORATION LAW

     SEC. 1300. SHAREHOLDER IN SHORT-FORM MERGER; PURCHASE AT FAIR MARKET VALUE; "DISSENTING SHARES"; "DISSENTING SHAREHOLDER". (a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision (e) or (f) of
Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split, or share dividend which becomes effective thereafter.

     (b) As used in this chapter, "dissenting shares" means shares which come within all of the following descriptions:

          (1) Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of
     Section 25100 or (B) listed on the list of OTC margin stocks issued by the Board of Governors of the Federal Reserve System, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in subparagraph (A) or (B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

          (2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in subparagraph (A) or
     (B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that subparagraph
     (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

          (3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

          (4) Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

     (c) As used in this chapter, "dissenting shareholder" means the recordholder of dissenting shares and includes a transferee of record.

     SEC. 1301. NOTICE TO HOLDER OF DISSENTING SHARES OF REORGANIZATION APPROVAL; DEMAND FOR PURCHASE OF SHARES; CONTENTS OF DEMAND. (a) If, in the case of a reorganization, any shareholders of a corporation have a right under
Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision
(b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under Section 1309.

     (b) Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (i) or (ii) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

     (c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price.

     SEC. 1302. STAMPING OR ENDORSING DISSENTING SHARES. Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

     SEC. 1303. DISSENTING SHAREHOLDER ENTITLED TO AGREED PRICE WITH INTEREST THEREON; WHEN PRICE TO BE PAID. (a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

     (b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

     SEC. 1304. ACTION BY DISSENTERS TO DETERMINE WHETHER SHARES ARE DISSENTING SHARES OR FAIR MARKET VALUE OF DISSENTING SHARES OR BOTH; JOINDER OF SHAREHOLDERS; CONSOLIDATION OF ACTIONS; DETERMINATION OF ISSUES; APPOINTMENT OF APPRAISERS. (a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

     (b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

     (c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

     SEC. 1305. DUTY AND REPORT OF APPRAISERS; COURT'S CONFIRMATION OF REPORT; DETERMINATION OF FAIR MARKET VALUE BY COURT; JUDGMENT, AND PAYMENT; APPEAL; COSTS OF ACTION. (a) If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

     (b) If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

     (c) Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

     (d) Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

     (e) The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys' fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of Section
1301).

     SEC. 1306. PREVENTION OF PAYMENT TO HOLDERS OF DISSENTING SHARES OF FAIR MARKET VALUE; EFFECT. To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.

     SEC. 1307. DISPOSITION OF DIVIDENDS UPON DISSENTING SHARES. Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor.

     SEC. 1308. RIGHTS AND PRIVILEGES OF DISSENTING SHARES; WITHDRAWAL OF DEMAND FOR PAYMENT. Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto.

     SEC. 1309. WHEN DISSENTING SHARES LOSE THEIR STATUS. Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

     (a) The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys' fees.

     (b) The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

     (c) The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision (i) of
Section 1110 was mailed to the shareholder.

     (d) The dissenting shareholder, with the consent of the corporation, withdraws the shareholder's demand for purchase of the dissenting shares.

     SEC. 1310. SUSPENSION OF PROCEEDINGS FOR COMPENSATION OR VALUATION PENDING LITIGATION. If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceedings under Sections 1304 and 1305 shall be suspended until final determination of such litigation.

     SEC. 1311. SHARES TO WHICH CHAPTER INAPPLICABLE. This chapter, except
Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger.

     SEC. 1312. ATTACK ON VALIDITY OF REORGANIZATION OR SHORT-FORM MERGER; RIGHTS OF SHAREHOLDERS; BURDEN OF PROOF. (a) No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

     (b) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder's shares pursuant to this chapter; but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder's shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days' prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.

     (c) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, (1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any party so controlled.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 10-K

                ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                  FOR THE FISCAL YEAR ENDED DECEMBER 31, 1995
                         COMMISSION FILE NUMBER 0-10692

                               TRANSWORLD BANCORP
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                            ------------------------

                 CALIFORNIA                                      95-3730637
      (STATE OR OTHER JURISDICTION OF                         (I.R.S. EMPLOYER
       INCORPORATION OR ORGANIZATION)                       IDENTIFICATION NO.)

          15233 VENTURA BOULEVARD
          SHERMAN OAKS, CALIFORNIA                                 91403
  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                       (ZIP CODE)

              REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:

                                 (818) 783-7501

                            ------------------------

          SECURITIES REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

                                                          NAME OF EACH EXCHANGE ON
            TITLE OF EACH CLASS                               WHICH REGISTERED
--------------------------------------------    --------------------------------------------
                COMMON STOCK                             NASDAQ (OVER-THE-COUNTER)

     Indicate by check mark whether the registrant(1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months(or for such shorter period that the registrant was required to file such reports), and(2) has been subject to such
filing requirements for the past 90 days. Yes  X    No ____

     State the aggregate market value of the voting stock held by non-affiliates of the Registrant: $23,904,450

     Indicate the number of shares outstanding of each of the registrant's classes of common stock, as of the latest practicable date: 2,761,546 shares of common stock as of MARCH 14, 1996.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                     PART 1

ITEM 1 -- BUSINESS

GENERAL:

     TransWorld Bancorp (the "Bancorp" or "Company") is a California one-bank holding company organized in 1982 which acquired, in October 1982 under a Plan of Reorganization and Merger, TransWorld Bank (the "Bank") through approval by the shareholders and regulatory agencies. Since the Bank continues to be the only holding of the Bancorp, our discussion will refer to the business of the Bank.

     The Bank, which was incorporated in January 1953, offers a full range of commercial banking services, including commercial and industrial loans, various types of consumer loans, real estate loans, checking and savings deposits, safe deposit boxes, escrow, bankcard merchant services and other customary non-deposit banking services. The Bank does not have a trust department.

     The Bank's customers consist principally of middle market businesses located in, and individuals who live or work in, Los Angeles and adjacent areas. The Bank emphasizes personal service in its marketing efforts directed to these customers. The Bank's operations are conducted through a system of nine banking offices in Los Angeles County and two offices in Ventura County. Its main office is in Sherman Oaks and branch offices are located in Canyon Country, Chatsworth, Granada Hills, North Hollywood, Pacoima, San Fernando, Woodland Hills, Northridge, Thousand Oaks and Camarillo. All of the Bank's services are offered at each office. Presently, the Bancorp has no plans to go into any other of the permissible activities of a holding company.

COMPETITION:

     The Bank faces strong competition in attracting deposits and loans. The Bank's principal competition for deposits comes from other banks, savings and loan associations, credit unions, and money market funds. Additional competition for deposits during high interest rate periods comes from government and private issuers of debt obligations and other investment alternatives for depositors. The Bank's principal competitors for loans are other commercial banks, savings and loan associations, insurance companies, credit unions, finance companies, savings banks and credit companies such as GMAC, Ford and Chrysler Credit.

     The Los Angeles County area contains offices of many of the nation's largest banks and savings and loan associations, each of which has greater financial (and other) resources than does the Bank. Among the advantages such major banks have over the Bank is the ability to conduct large advertising campaigns and to allocate their investment assets, including loans, to regions of highest demand and yield. These institutions have higher lending limits than does the Bank and generally perform certain functions including trust, investment and international banking services which the Bank is not equipped to offer. The general strategy of the Bank is to compete with these major and regional banks by focusing on the small-and medium-sized business and professional segments of the market and providing more personalized service. The Bank also competes with other banks of comparable size in the Los Angeles area. The Bank's services are generally similar to those of banks of comparable size, i.e., money market accounts, certificates of deposit, checking, savings plans, consumer, real estate and commercial lending; most comparable banks do not offer trust services. Competition with banks of comparable size revolves mainly around service, pricing of loans, and on interest rates paid for deposits.

EMPLOYEES:

     At December 31, 1995, the Bank had 212 full-time and 36 part-time employees. Employees are provided with a wide variety of employment benefits. The Bank's employees are not represented by any union or other collective bargaining agent, and the Bank considers its relations with its employees to be excellent.

SUPERVISION AND REGULATION:

     The Bancorp is subject to regulation and supervision by the Federal Reserve Bank ("FRB"). The Bancorp is also subject to certain reporting requirements of the Securities and Exchange Commission

("SEC"), including the requirement that it file with the SEC annual, quarterly, and current reports under the 1934 Act. The Bancorp's proxy solicitation materials must be submitted to the SEC for approval under such Act.

     The Bank is subject to regulations, supervision and regular examination by the California Banking Department and the Federal Deposit Insurance Corporation ("FDIC"), which insures the depositors. The regulations of these agencies affect most aspects of the Bank's business and prescribe permissible types of loans and investments, the amount of required reserves, the requirements for branch offices, the permissible scope of the Bank's activities and various other requirements. While the Bank is not a member of the Federal Reserve System, it is nevertheless subject to certain regulations of the FRB.

     Federal legislation puts certain restrictions on loans to directors, officers, and principal shareholders of a bank or of its correspondent banks, and their associates. All loans to such persons must be made on the same terms and conditions as comparable loans made to the general public and limits have been placed on the amounts of such loans that may be made to such persons, depending upon the purpose for which the loan is made. In the opinion of management, the Bank is in compliance with such limitations.

INTERSTATE BANKING:

     In September 1986, California adopted an interstate banking law. The law allows California banks and bank holding companies to be acquired by banking organizations in other states on a "reciprocal" basis (i.e., provided the other state's laws permit California banking organizations to acquire banking organizations in that state on substantially the same terms and conditions applicable to banking organizations solely within that state). Effective January 1, 1991, the law allowed interstate acquisitions on a national "reciprocal" basis.

     While it would appear that the enactment of this law has contributed to the heightened level of merger and acquisition activity involving California banking organizations, it is impossible to predict what effect, if any, the California interstate banking law will have on the Company or the market for the Company's common stock in the future.

SUPPLEMENTAL CAPITAL ADEQUACY GUIDELINES:

     The Federal Reserve Board and FDIC have established risk-based capital guidelines relating capital to different categories of assets and off-balance-sheet exposures. There are two categories of capital under the guidelines Tier I and Tier II. Tier I capital essentially includes common stockholders' equity. Tier II capital includes other capital components as well as the allowance for loan and lease losses (limited to 1.25% of risk-weighted assets). Assets and off-balance-sheet items are assigned to four weighted risk categories, with higher levels of capital being required for the categories perceived as representing a greater risk. Under current guidelines, the minimum risk-based capital ratio is 8% (of which at least 4% should be in the form of common stockholders' equity). An institution's risk-based capital can be determined by dividing its qualifying capital by its risk-weighted assets. The guidelines have made regulatory capital requirements more sensitive to the differences in risk profiles among banking institutions, take off-balancesheet items into account when assessing capital adequacy, and minimize disincentives to holding liquid low-risk assets.

     In addition, the achievement of a minimum leverage ratio of 4% is required. The leverage ratio basically consists of stockholders' equity divided by average total assets. As in the case of the risk-based capital those with high or inordinate levels of risk will be expected to maintain capital well above the minimum level. The leverage ratio will operate in conjunction with the risk-based capital guidelines.

                                                                           DECEMBER 31,
                                                                          ---------------
                                                             REQUIRED     1995      1994
                                                             --------     -----     -----
        Risk-based capital:
          Tier I...........................................     4.0%      15.42%    13.72%
          Tier II..........................................     8.0%      16.62%    14.84%
          Leverage ratio...................................     4.0%       8.43%     6.69%

STATISTICAL DISCLOSURE

     I. A & B DISTRIBUTION OF ASSETS, LIABILITIES AND STOCKHOLDERS' EQUITY:
                    INTEREST RATES AND INTEREST DIFFERENTIAL

                                     ASSETS

                                         1995                           1994                           1993
                                       AVERAGE               YIELD/   AVERAGE               YIELD/   AVERAGE               YIELD/
                                       BALANCE    INTEREST    RATE    BALANCE    INTEREST    RATE    BALANCE    INTEREST    RATE
                                       --------   --------   ------   --------   --------   ------   --------   --------   ------
                                                                             (IN THOUSANDS)
Loans and leases:(1)(2)
  Real Estate........................  $ 50,646   $  5,520    10.9%   $ 53,528   $  5,161     9.6%   $ 54,808   $  4,895     8.9%
  Commercial (3).....................    60,403      6,398    10.6      53,650      5,011     9.3      55,362      4,540     8.2
  Installment........................    11,839      1,283    10.8      13,828      1,364     9.9      18,935      1,916    10.1
  Lease financing....................     1,249        113     9.0         956         95     9.9         918        110    12.0
                                       --------    -------    ----    --------    -------    ----    --------    -------    ----
    Total loans and leases...........   124,137     13,314    10.7     121,962     11,631     9.5     130,023     11,461     8.8
Investment securities: (3)
  Taxable............................   145,181      8,748     6.0     110,572      5,817     5.3      70,699      3,911     5.5
  Non-taxable........................    14,573      1,062     7.3      14,641      1,083     7.4      13,485      1,067     7.9
                                       --------    -------    ----    --------    -------    ----    --------    -------    ----
    Total securities.................   159,754      9,810     6.1     125,213      6,900     5.5      84,184      4,978     5.9
Federal funds sold...................    57,551      3,431     6.0      70,900      3,004     4.2      62,645      1,893     3.0
                                       --------    -------    ----    --------    -------    ----    --------    -------    ----
    Total earning assets.............  $341,442   $ 26,555     7.8%   $318,075   $ 21,535     6.8%   $276,852   $ 18,332     6.6%
                                       --------    -------    ----    --------    -------    ----    --------    -------    ----
Cash and due from banks..............    25,043                         25,743                         21,416
Premises and equipment...............     3,435                          3,557                          3,837
Real estate owned....................       982                          2,153                          1,596
Other non-earning assets.............     2,610                          2,023                          1,519
                                       --------                       --------                       --------
    Total assets.....................  $373,512                       $351,551                       $305,220
                                       --------                       --------                       --------
                                              LIABILITIES AND STOCKHOLDERS' EQUITY
Interest bearing liabilities
  Deposits:
    Interest bearing demand..........  $ 30,070   $    301     1.0%   $ 33,179   $    333     1.0%   $ 28,181   $    351     1.2%
    Money market savings.............    67,741      1,956     2.9      80,043      2,003     2.5      75,800      1,941     2.6
    Regular savings..................    50,462      1,164     2.3      53,865      1,144     2.1      42,410        934     2.2
    Time Deposits....................    64,801      3,255     5.0      49,048      1,693     3.5      50,713      1,738     3.4
                                       --------    -------    ----    --------    -------    ----    --------    -------    ----
      Total interest bearing
        deposits.....................   213,074      6,676     3.1     216,135      5,173     2.4     197,104      4,964     2.5
  Securities sold under repurchase
    agreements.......................    20,879        937     4.5         257          7     2.7           8          0     3.7
  Interest bearing demand notes
    issued to the U.S. Treasury......     2,760        131     4.7       2,748         91     3.3       2,879         80     2.8
  Mortgage indebtedness and
    obligation under capital lease...       230         37    16.1         260         41    15.8         357         39    10.9
  Other..............................         0         11       0           0          0       0           0          0       0
                                       --------    -------    ----    --------    -------    ----    --------    -------    ----
    Total interest bearing
      liabilities....................  $236,943   $  7,792     3.3%   $219,400   $  5,312     2.4%   $200,348   $  5,083     2.5%
                                       --------    -------    ----    --------    -------    ----    --------    -------    ----
  Noninterest bearing demand
    deposits.........................   107,484                        107,020                         81,783
  Other noninterest bearing
    liabilities......................     1,484                          1,132                            776
                                       --------                       --------                       --------
  Stockholders' equity...............    27,601                         23,999                         22,313
                                       --------                       --------                       --------
  Total liabilities and stockholders'
    equity...........................  $373,512                       $351,551                       $305,220
                                       --------                       --------                       --------
  Net yield on earning assets........                          5.5%                           5.1%                           4.8%
                                                              ----                           ----                           ----

---------------

(1) Includes non-accrual loans.

(2) Interest income includes loan fees of $178,000 in 1995, $171,000 in 1994 and $231,000 in 1993.

(3) Interest income and the average yield are presented on a fully taxable equivalent basis using a tax rate of 34%. The resulting tax equivalent adjustments are $367,000 in 1995, $374,000 in 1994 and $371,000 in 1993.

                                      I. C

     The following table sets forth for the periods indicated a summary of the changes (increase (decrease)) in interest earned and interest paid resulting from changes in volume and changes in rates:

                                                          CHANGE 1995/1994                     CHANGE 1994/1993
                                                 ----------------------------------   ----------------------------------
                                                                           DUE TO                               DUE TO
                                                 TOTAL    YIELD/RATE(1)   VOLUME(2)   TOTAL    YIELD/RATE(1)   VOLUME(2)
                                                 ------   -------------   ---------   ------   -------------   ---------
                                                                             (IN THOUSANDS)
INTEREST INCOME
Loans and leases:
  Real estate..................................  $  359      $   637       $  (278)   $  266      $   380       $  (114)
  Commercial...................................   1,387          756           631       471          611          (140)
  Installment..................................     (81)         115          (196)     (552)         (35)         (517)
  Lease financing..............................      18          (11)           29       (15)         (20)            5
                                                 ------       ------        ------    ------      -------        ------
    Total loans and leases.....................   1,683        1,497           186       170          936          (766)
Investment securities:
Taxable........................................   2,931        1,110         1,821     1,906         (300)        2,206
Non-taxable....................................     (21)         (16)           (5)       16          (75)           91
                                                 ------       ------        ------    ------      -------        ------
  Total investment securities..................   2,910        1,094         1,816     1,922         (375)        2,297
Federal funds sold.............................     427          993          (566)    1,111          862           249
  Total interest income........................  $5,020      $ 3,584       $ 1,436    $3,203      $ 1,423       $ 1,780
                                                 ======       ======        ======    ======      =======        ======
INTEREST EXPENSE
Deposits:
  Interest bearing demand......................  $  (32)     $    (1)      $   (31)   $ ( 18)     $  ( 80)      $    62
  Money market savings.........................     (47)         261          (308)       62          (47)          109
  Regular savings..............................      20           92           (72)      210          (42)          252
  Time Deposits................................   1,562        1,018           544       (45)          12           (57)
                                                 ------       ------        ------    ------      -------        ------
    Total interest on deposits.................   1,503        1,370           133       209         (157)          366
Securities sold under repurchase agreements....     930          368           562         7            0             0
Interest bearing demand notes issued to the
  U.S. Treasury................................      40           40             0        11           15            (4)
Mortgage indebtedness and obligation under
  capital lease................................      (4)           1            (5)        2           13           (11)
Other..........................................      11            0             0         0            0             0
                                                 ------       ------        ------    ------      -------        ------
    Total interest expense.....................   2,480        1,779           690       229         (129)          351
                                                 ------       ------        ------    ------      -------        ------
Net interest income............................  $2,540      $ 1,805       $   746    $2,974      $(1,552)      $ 1,429
                                                 ======       ======        ======    ======      =======        ======

---------------

(1) Change in yield/rate multiplied by volume of current period, this includes changes in rate/volume (change in yield/rate multiplied by change in volume).

(2) Changes in volume multiplied by yield/rate of prior period, this includes no changes in rate/volume.

                            II. INVESTMENT PORTFOLIO

     The carrying value of investment securities is presented below for each reported period:

                                                                                               DECEMBER 31,
                                                                                    ----------------------------------
                                                                                      1995       1994         1993
                                                                                    --------   --------   ------------
                                                                                              (IN THOUSANDS)
Investment securities held to maturity:
  U.S. Treasury securities........................................................  $  2,988   $  2,997     $  2,000
  U.S. Government agencies and corporations.......................................   107,782     86,606       56,722
  U.S. Government agencies mortgage-backed securities.............................     7,317      7,192        5,777
  Obligations of states and political subdivisions................................    23,097     32,112       23,420
  Corporate debt securities.......................................................        --         --           --
  Equity securities...............................................................        --         --           --
                                                                                    --------   --------      -------
    Total investment securities held to maturity..................................  $141,184   $128,907     $ 87,919
                                                                                    ========   ========      =======
Investment securities available for sale:
  U.S. Government agencies and corporations.......................................  $ 11,655   $ 13,933     $     --
  Obligations of state and political subdivisions.................................        --        253           --
  Corporate debt securities.......................................................     7,502      5,193        6,983
  Equity securities...............................................................     4,000      4,000        5,500
                                                                                    --------   --------      -------
    Total investment securities available for sale................................  $ 23,157   $ 23,379     $ 12,483
                                                                                    ========   ========      =======

     The maturity distribution of investment securities at December 31, 1995 together with weighted average yields (effective yields weighted for scheduled maturities) for each range of maturity are presented below:

                                                                          AFTER ONE BUT    AFTER FIVE BUT
                                                           WITHIN          WITHIN FIVE       WITHIN TEN         AFTER
                                                          ONE YEAR            YEARS            YEARS          TEN YEARS
                                                       ---------------   ---------------   --------------   --------------
                                                       AMOUNT    YIELD   AMOUNT    YIELD   AMOUNT   YIELD   AMOUNT   YIELD
                                                       -------   -----   -------   -----   ------   -----   ------   -----
                                                                                 (IN THOUSANDS)
Investment securities held to maturity at cost:
  U.S. Treasury securities...........................  $   999   7.44%   $ 1,989   6.00%   $   --     --%    $ --      --%
  U.S. Government agencies and corporations..........   84,815   5.99     22,967   6.13        --     --       --      --
  U.S. Government agencies mortgage-backed
    securities.......................................      384   8.36      4,858   6.61     1,872   6.51      203    8.09
  Obligations of states and political subdivisions...   12,513   6.32     10,042   7.05       542   6.22       --      --
                                                       -------   ----    -------   ----    ------   ----     ----    ----
    Total investment securities held to maturity.....  $98,711   6.06%   $39,856   6.42%   $2,414   6.45%    $203    8.09%
                                                       =======   ====    =======   ====    ======   ====     ====    ====
Investment securities available for sale at market
  value:
  U.S. Government agencies and corporations..........  $10,008   6.49%   $ 1,647   5.76%   $   --     --%    $ --      --%
  Corporate debt securities..........................    3,369   6.04      4,133   7.02        --     --       --      --
  Equity securities..................................    4,000   6.32         --     --        --     --       --      --
                                                       -------   ----    -------   ----    ------   ----     ----    ----
    Total investment securities available for sale...  $17,377   6.36%   $ 5,780   6.66%   $   --     --%    $ --      --%
                                                       =======   ====    =======   ====    ======   ====     ====    ====

---------------

* Yields on tax-exempt obligations computed on tax equivalent basis using the composite tax rate of 34%.

                         III. LOAN AND LEASE PORTFOLIO

     A. The carrying value for loans (before deductions of the reserve for loan losses) by major categories is presented below for the Registrant and the Bank at the end of each reported period:

                                                                                         DECEMBER 31
                                                                     ----------------------------------------------------
                                                                       1995       1994       1993       1992       1991
                                                                     --------   --------   --------   --------   --------
                                                                                        (IN THOUSANDS)
Commercial, financial, and agricultural............................  $ 66,209   $ 59,575   $ 54,872   $ 56,150   $ 58,672
Real estate
  Mortgage.........................................................    48,701     48,371     48,600     46,656     40,910
  Construction.....................................................     1,747      3,593      7,386      4,493     13,910
Installment........................................................    10,971     12,409     16,252     22,139     35,328
Lease financing....................................................     1,242      1,261        786      1,149      1,640
                                                                     --------   --------   --------   --------   --------
        Total loans and leases.....................................  $128,870   $125,209   $127,896   $130,587   $150,460
                                                                     ========   ========   ========   ========   ========

     B. The following table summarizes the maturity distribution of loans, net of unearned income of $161,000 and non-accrual loans of $665,000 (excluding installment loans, real estate mortgage loans and lease financing receivables) by interest rate structure at December 31, 1995:

                                                                       AFTER ONE BUT               AFTER
                                                                     WITHIN FIVE YEARS          FIVE YEARS
                                                                    -------------------     -------------------
                                                        WITHIN      FIXED      FLOATING     FIXED      FLOATING
                                                       ONE YEAR      RATE        RATE        RATE        RATE        TOTAL
                                                       --------     ------     --------     ------     --------     -------
                                                                                  (IN THOUSANDS)
Commercial, financial, and agricultural..............  $58,745      $6,799      $   --      $   --      $   --      $65,544
Real estate construction.............................    1,747          --          --          --          --        1,747
                                                       -------      ------      ------      ------      ------      -------
        Total........................................  $60,038      $6,799      $   --      $   --      $   --      $67,291
                                                       =======      ======      ======      ======      ======      =======

     C. Risk Elements

 1. Non-accrual, Past Due and Restructured Loans

     Following is a schedule of non-accrual, past due and restructured loans along with the associated interest income for the loans on non-accrual:

                                      1995                                1994                                1993
                        ---------------------------------   ---------------------------------   ---------------------------------
                                                INTEREST                            INTEREST                            INTEREST
                                     GROSS      INCLUDED                 GROSS      INCLUDED                 GROSS      INCLUDED
                        PRINCIPAL   INTEREST       IN       PRINCIPAL   INTEREST       IN       PRINCIPAL   INTEREST       IN
                         AMOUNT      INCOME    NET INCOME    AMOUNT      INCOME    NET INCOME    AMOUNT      INCOME    NET INCOME
                        ---------   --------   ----------   ---------   --------   ----------   ---------   --------   ----------
                                                                     (IN THOUSANDS)
Non-accrual loans.....   $ 1,025      $111         $5        $ 1,123      $202        $ 28       $ 1,033      $ 82        $ 21
Accruing loans past
  due 90 days or
  more................         5                                 456                                 432
Restructured loans....        --                                  --                                  --
                          ------                              ------                              ------
  Total non-performing
    loans.............   $ 1,030                             $ 1,579                             $ 1,465
                          ======                              ======                              ======

                                                                      1992                                1991
                                                        ---------------------------------   ---------------------------------
                                                                                INTEREST                            INTEREST
                                                                     GROSS      INCLUDED                 GROSS      INCLUDED
                                                        PRINCIPAL   INTEREST       IN       PRINCIPAL   INTEREST       IN
                                                         AMOUNT      INCOME    NET INCOME    AMOUNT      INCOME    NET INCOME
                                                        ---------   --------   ----------   ---------   --------   ----------
                                                                                   (IN THOUSANDS)
Non-accrual loans.....................................   $ 1,124      $143        $  7       $ 1,088      $120        $ 69
Accruing loans past due 90 days or more...............       679                                 941
Restructured loans....................................        --                                  --
                                                          ------                              ------
  Total non-performing loans..........................   $ 1,803                             $ 2,029
                                                          ======                              ======

     Management's general policy is to place a loan on non-accrual status when there is reasonable doubt as to the ability of the creditor to make repayment, with consideration given to any collateral.

 2. Potential Problem Loans

     None

 3. Foreign Outstandings

     None

 4. Loan Concentrations

     None

                                                                          1995       1994       1993      1992      1991
                                                                         ------     ------     ------     -----     -----
Non-performing loans to total loans....................................    0.80%      1.26%      1.15%     1.38%     1.35%
Non-performing assets to total assets..................................    0.48%      1.01%      1.18%     1.64%      .80%
Loan loss allowance to non-performing loans............................  221.55%    128.75%    138.50%    78.54%    74.17%
Loan loss and ORE allowance to non-performing assets...................  137.98%     57.63%     57.36%    37.23%    74.17%

                     IV. SUMMARY OF CREDIT LOSS EXPERIENCE

     A. The following summarizes the reserve for credit losses for the five years ended December 31, 1995:

                                                                     1995       1994        1993        1992       1991
                                                                    ------     -------     -------     ------     -------
                                                                                       (IN THOUSANDS)
Balance at beginning of period....................................  $2,033     $ 2,029     $ 1,416     $1,505     $ 2,364
Provision charged to operations...................................     830         921       1,711        745       1,050
Recoveries:
  Commercial, financial and agricultural..........................      29          22          31         29          24
  Real estate -- construction.....................................      --          --          --         --          --
  Real estate -- mortgage.........................................      --          27          --         --          --
  Installment.....................................................      86          52          77         25          42
  Lease financing.................................................       1           8          --          1          87
                                                                    ------     -------     -------     ------     -------
        Total recoveries..........................................     116         109         108         55         153
Charge-offs:
  Commercial, financial and agricultural..........................     182         569         782        444       1,759
  Real estate -- construction.....................................      --          --          --         --          --
  Real estate -- mortgage.........................................       4          --         120         --          --
  Installment.....................................................     511         442         304        426         303
  Lease financing.................................................      --          15          --         19          --
                                                                    ------     -------     -------     ------     -------
        Total charge-offs.........................................    (697)     (1,026)     (1,206)      (889)     (2,062)
Net charge-offs...................................................    (581)       (917)     (1,098)      (834)     (1,909)
Balance at end of period..........................................  $2,282     $ 2,033     $ 2,029     $1,416     $ 1,505
                                                                    ======     =======     =======     ======     =======
Ratio of net charge-offs during the period to average loans
  outstanding.....................................................    0.47%       0.75%       0.84%      0.62%       1.31%

     The amount charged to operations during the year and the related balance in the reserve for credit losses is based on periodic evaluations of the loan portfolio by senior management. These evaluations consider several factors including, but not limited to, examinations of monthly reports from the loan adjustment department, examinations done by the Federal and State regulators, loan portfolio composition, economic factors, and prior credit loss experience.

     As a result of provisions made pursuant to these evaluations, it is management's opinion that the aggregate reserves of the Bank are currently sufficient to provide for possible losses in the Bank's loan portfolio. However, since each of the criteria is subject to change, there can be no assurance that the Bank may not, in subsequent years, sustain actual losses which are substantial in relationship to the size of the reserve.

     B. The following allocation is based primarily on analysis of prior loss experience, present and anticipated volume levels by individual categories and on management's evaluation of prevailing economic conditions as they may affect segments of the portfolio. Accordingly, since each of these criteria is subject to change, the allocation of the reserve below is not necessarily indicative of the trend of future loan losses in any particular loan category.

                                                                     DECEMBER 31,
                           -------------------------------------------------------------------------------------------------
                                 1995                1994                1993                1992                1991
                           -----------------   -----------------   -----------------   -----------------   -----------------
                                    PERCENT             PERCENT             PERCENT             PERCENT             PERCENT
                                    OF LOANS            OF LOANS            OF LOANS            OF LOANS            OF LOANS
                                    IN EACH             IN EACH             IN EACH             IN EACH             IN EACH
                                    CATEGORY            CATEGORY            CATEGORY            CATEGORY            CATEGORY
                                    TO TOTAL            TO TOTAL            TO TOTAL            TO TOTAL            TO TOTAL
                           AMOUNT    LOANS     AMOUNT    LOANS     AMOUNT    LOANS     AMOUNT    LOANS     AMOUNT    LOANS
                           ------   --------   ------   --------   ------   --------   ------   --------   ------   --------
                                                                    (IN THOUSANDS)
Commercial, financial and
  agricultural...........  $1,070       47%    $ 899        48%    $1,124       43%    $ 910        43%    $1,050       39%
Real estate..............     785       34       874        41        488       44       303        39        120       36
Installment..............     417       18       249        10        417       13       173        17        315       24
Lease financing..........      10        1        11         1         --       --        30         1         20        1
                           ------      ---     ------      ---     ------      ---     -----       ---     ------      ---
        Total reserve for
          credit
          losses.........  $2,282      100%    $2,033      100%    $2,029      100%    $1,416      100%    $1,505      100%
                           ------      ---     ------      ---     ------      ---     -----       ---     ------      ---

     The 1995 loss expectations are based upon a review of historical loan charge-offs by category, a comparison of loan portfolio mix by category, and the Company's internal classifications. Changes in market conditions and the loan portfolio could cause an increase in actual losses.

                                  V. DEPOSITS

     The average daily amount of deposits and rates paid on such deposits is summarized for the periods indicated in the following table:

                                                                  1995                  1994                  1993
                                                            -----------------     -----------------     -----------------
                                                             AMOUNT      RATE      AMOUNT      RATE      AMOUNT      RATE
                                                            --------     ----     --------     ----     --------     ----
Noninterest bearing demand................................  $107,484      --      $107,020      --      $ 81,783      --
Interest bearing demand...................................    30,070     1.0%       33,179     1.0%       28,181     1.2%
Money market savings......................................    67,741     2.9%       80,043     2.5%       75,800     2.6%
Regular savings...........................................    50,462     2.3%       53,865     2.1%       42,410     2.2%
Time deposits.............................................    64,801     5.0%       49,048     3.5%       50,713     3.4%
                                                             -------     ---       -------     ---       -------     ---
  Total deposits..........................................  $320,558              $323,155              $278,887
                                                             =======               =======               =======

     The following table sets forth, by time remaining to maturity, time certificates of deposit of $100,000 and over outstanding at December 31, 1995:

                        REMAINING MATURITY OF TIME CERTIFICATES OF DEPOSITS           (IN THOUSANDS)
                --------------------------------------------------------------------
                Three months or less................................................     $ 27,557
                Over three through six months.......................................        4,615
                Over six through twelve months......................................        2,110
                Over twelve months..................................................          100
                                                                                          -------
                        Total $100,000 time deposits................................     $ 34,382
                                                                                          =======

                        VI. RETURN ON EQUITY AND ASSETS

                                                                                             1995      1994      1993
                                                                                             -----     -----     ----
Return on average total assets.............................................................   1.08%      .73%    .45%
Return on average equity...................................................................  14.53%    10.74%    6.19%
Average stockholders' equity to average total assets.......................................   7.40%     6.82%    7.31%

ITEM 2 -- PROPERTIES

     The Bancorp's and Bank's administrative offices and the Bank's main banking office in Sherman Oaks, and branch offices in Camarillo, Chatsworth, Northridge, Granada Hills, North Hollywood, San Fernando, Thousand Oaks, Woodland Hills and a service center in Chatsworth are leased under long-term leases with expirations at various dates from 1996 through 2013. The Bank has renewal options under such leases, other than the lease for its Woodland Hills premises, ranging from 5 to 10 years. The Bank owns the land and buildings for its Pacoima and Canyon Country offices.

ITEM 3 -- LEGAL PROCEEDINGS

     The Bank is involved as plaintiff or defendant in various legal actions incident to its business, none of which is believed by management to be material to the Bank's financial condition.

ITEM 4 -- SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

None

ITEM 5 -- MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     The Bancorp's Common Stock trades on the NASDAQ stock market under the symbol TWBC. Daily quotations can be found in the Wall Street Journal and major newspapers.

     The prices of the Bancorp's Common Stock ranged as follows:

                                                1995                                1994
                                  ---------------------------------   ---------------------------------
           BY QUARTER              1ST*     2ND      3RD      4TH      1ST      2ND      3RD      4TH
--------------------------------  ------   ------   ------   ------   ------   ------   ------   ------
Price
  High..........................  $20.25   $12.75   $13.75   $15.25   $16.00   $15.00   $16.00   $16.75
  Low...........................  $ 9.63   $10.50   $12.50   $13.00   $13.00   $13.75   $14.25   $15.25

---------------

* A two-for-one split was paid March 7, 1995 to stockholders of record on February 24, 1995.

     The Bancorp had approximately 1,633 stockholders of record as of December 31, 1995.

     The following investment banking firms were making a market in the Bancorp's Common Stock at December 31, 1995:

                          Herzog, Heine, Geduld, Inc.
                             Hoefer & Arnett, Inc.
                               Sutro & Co., Inc.
                        Wedbush Morgan Securities, Inc.

     Source: National Association of Securities Dealers, Inc.

     The Transfer Agent and Registrar is First Interstate Bank of California, Los Angeles, California.

ITEM 6 -- SELECTED FINANCIAL DATA

     Consolidated Five-year Financial Summary

                                                         YEAR ENDED DECEMBER 31
                                    -----------------------------------------------------------------
                                      1995          1994          1993          1992          1991
                                    ---------     ---------     ---------     ---------     ---------
                                                             (IN THOUSANDS)
Interest income...................  $  26,188     $  21,161     $  17,961     $  18,061     $  21,527
Interest expense..................     (7,792)       (5,312)       (5,083)       (5,762)       (8,722)
                                    ---------     ---------     ---------     ---------     ---------
  Net interest income.............     18,396        15,849        12,878        12,299        12,805
Noninterest income................      4,088         3,878         4,823         4,606         3,791
Provision for credit losses.......       (830)         (921)       (1,711)         (745)       (1,050)
Noninterest expense...............    (15,195)      (14,856)      (14,462)      (13,403)      (13,002)
                                    ---------     ---------     ---------     ---------     ---------
Income before income tax..........      6,459         3,950         1,528         2,757         2,544
Income tax........................     (2,448)       (1,381)         (337)         (856)         (754)
                                    ---------     ---------     ---------     ---------     ---------
Income before accounting change...      4,011         2,569         1,191         1,901         1,790
Cumulative affect of accounting
  change..........................         --            --           190            --            --
                                    ---------     ---------     ---------     ---------     ---------
Net income........................  $   4,011     $   2,569     $   1,381     $   1,901     $   1,790
                                    =========     =========     =========     =========     =========
Weighted average shares
  outstanding.....................  3,448,037     3,417,098     3,417,098     3,417,098     3,416,324
Net income per share before
  accounting change...............  $    1.16     $    0.75     $    0.35     $    0.56     $    0.52
Cumulative effect of accounting
  change..........................         --            --          0.05            --            --
                                    ---------     ---------     ---------     ---------     ---------
Net income per share..............  $    1.16     $    0.75     $    0.40     $    0.56     $    0.52
                                    =========     =========     =========     =========     =========
At Year End: (in thousands)
Total Assets......................  $ 359,924     $ 371,152     $ 313,386     $ 251,218     $ 253,470
Deposits..........................  $ 318,695     $ 341,585     $ 285,997     $ 224,018     $ 228,135
Loans and Leases..................  $ 128,870     $ 125,209     $ 127,896     $ 130,587     $ 150,460
Capital lease.....................  $     113     $     120     $     125     $     129     $     132
Long term debt....................  $      --     $      --     $      --     $      --     $     250
Shares outstanding................  3,451,462     3,417,098     3,417,098     3,417,098     3,417,098

     The above summary of operations is not covered by the independent auditors' report. This summary should be used in conjunction with the consolidated financial statements and related footnotes included elsewhere in this report.

ITEM 7 -- MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

FINANCIAL HIGHLIGHTS OVERVIEW

     TransWorld Bancorp had the highest yearly earnings in its history during 1995. Earnings were up $1,442,000, or 56% over 1994, also a record year, with 1994 increasing 86% over 1993. The positive earnings trend has occurred despite a Southern California economy that is still recovering from the 1993 recession. Return on average equity was 14.5%, up from 10.8% in 1994 and 6.2% in 1993.

     The Company declared a 2 for 1 stock split that was paid March 7, 1995. Adjusting for the split, the per share price increased by approximately 90% from December 1994 to December 1995. The Board of Directors also declared a 5 for 4 stock split on January 30, 1996. This ninth stock dividend in the past nine years was paid on March 15, 1996 to shareholders of record on February 23, 1996. All of the per share figures in this report have been adjusted for both of these stock splits.

     Loans and leases outstanding increased by $3,661,000, or 3%, reversing a trend of declining loan totals during this last recessionary period. The increase in loans helped improve net interest income, as did interest earned on the investment portfolio, the two primary factors behind the increase in net income. 1995's return on average assets improved to 1.08% compared to 0.73% in 1994 and 0.45% in 1993.

RESULTS OF OPERATIONS

  NET INTEREST INCOME

     Net interest income increased for the second year in a row, rising by $2,547,000, or 16%, over 1994. Net interest income for 1994 was up 23% over 1993 which in turn was up 5% over 1992. The 1995 increase came from a shift to higher yielding earning assets as well as increased yields across all earning asset categories. The increase in net interest income in 1994 came from improved yields on earning assets as well as growth in total earning assets. The net interest margin on earning assets was 5.5% in 1995 compared with 5.1% in 1994 and 4.8% in 1993.

     Interest and fees on loans improved by $1,684,000, or 14%, over 1994 due to improved yields, versus growth of only $171,000, or 1% in 1994. Prime rate increases in the fourth quarter of 1994 and again in February of 1995 increased loan yield, but were partially offset by the prime rate reduction in June of 1995 and again in December of 1995. The latest reductions in prime rate will have a negative impact on 1996 yields which optimally will be offset by increasing the loans outstanding.

     Interest earned on the investment portfolio (on a fully taxable equivalent basis) grew by $2,910,000, or 42% compared to 39% growth in 1994 and 13% growth in 1993. The improved 1995 results were due to both an increase in the average level of the securities portfolio and an increase in the portfolio yield from 5.5% in 1994 to 6.1% in 1995. The portfolio yield increased because rates available in the bond market were up and we were able to use our liquidity to invest in securities. We were also able to take advantage of the rising rate environment by investing cash from maturing securities. Maintaining yield without lengthening maturities or increasing risk is our primary investment objective in 1996.

     Interest expense increased during 1995 by $2,480,000, or 47%, compared to an increase of 5% in 1994 and a decrease of 12% in 1993. The increase by the Federal Reserve Board in interest rates during 1994 and the beginning of 1995 substantially affected the overall cost of funds which increased from 2.4% in 1994 to 3.3% in 1995, reversing the decrease from 2.5% in 1993 to 2.4% in 1994. This increase in the cost of liabilities was split mainly between interest paid on deposits (which was up $1,503,000) and interest paid on securities sold under agreements to repurchase which increased $930,000. The increase in interest on repurchase agreements came from the movement of an average $20 million of deposits into repurchase agreements by a large national customer in the first quarter of 1995. This company eventually moved their deposits of approximately $20 million and their repurchase agreements to a large financial institution with national capabilities in the beginning of the fourth quarter of 1995.

  PROVISION FOR CREDIT LOSSES

     The credit loss provision charged to expense for 1995 was $830,000, a decrease from the $921,000 provided for 1994 and the $1,711,000 provided in 1993. The Company was able to reduce its expense provision because of a reduction in net charge-offs (which declined to $581,000 for 1995 compared to $917,000 in 1994 and $1,098,000 in 1993). The balance in the reserve for loan losses has continued to increase over the same time from $2,029,000 in 1993 to $2,282,000 in 1995. The Company's credit risk analysis indicates that its current level of reserves is adequate to cover any current known risks in the portfolio. The current level of reserve to outstanding loans at year end was 1.77%.

     The Southern California economy showed modest improvement in the second half of 1995. We anticipate this will continue through 1996 and, as a result, do not currently anticipate any material credit erosion in the loan portfolio. Nonperforming loans at the end of 1995 dropped to $1,032,000, or 0.8% of outstanding loans and leases compared to $1,579,000, or 1.26% of outstanding loans and leases at the end of 1994. The Company underwent examinations by the California State Banking Department in 1994 and the Federal Deposit Insurance Corporation as of December 31, 1995, both of which management deemed satisfactory.

  NONINTEREST INCOME

     Noninterest income increased by $210,000, or 5% over 1994, reversing a decline in noninterest income from 1993 to 1994. The decline in 1994 was due to sale of the bankcard merchant processing unit in late 1993. The Company continues to receive income from bankcard merchant servicing but at a smaller, net of expenses basis from the outsourcing provider. Service charges on deposit accounts increased by $61,000, or 2%, after decreasing in 1994. Increased sales of cash management products modestly helped to securities that had been purchased at discounts.

     Other operating income showed the best improvement in the noninterest income category during 1995, rising $168,000, or 19%, from 1994. The improvement was generated by the Small Business Administration (SBA) Department during its second full year of operation. Loan servicing income increased by $30,000 while fees taken into income from the sale of SBA loans increased from $55,000 in 1993 to $103,000 in 1994 and to $303,000 in 1995. With the temporary shutdown of the Small Business Administration in Washington in late 1995, income generation from our SBA department for the first quarter of 1996 will be significantly reduced.

  NONINTEREST EXPENSE

     The Company was able to control noninterest expenses in 1995, keeping the overall increase to 2% over 1994 and 5% over 1993. The addition of a new, full service branch in the second quarter of 1995 was the reason we were not able to decrease expenses below 1994 levels. As has been pointed out in prior reports, the first quarter of 1994 was affected by the Northridge earthquake which accounted for approximately $300,000 in one-time building repair expenses.

     The larger than normal 7% increase in salaries and employee benefits can be attributed to the new office in Camarillo, California. Occupancy expenses declined by 3% and were not affected by the new office because no lease payments were due until 1996. Furniture, fixtures and equipment expenses increased due to the costs of outfitting the new office, while depreciation costs increased for new computer and ATM equipment in other offices. The Company will continue to upgrade and replace old computer and ATM equipment in other offices during 1996. Both occupancy and furniture, fixtures and equipment expense will be impacted in 1996 with the relocation of the San Fernando branch office. This lease expires in April 1996 and the Company is moving from an office we have occupied for 35 years to new, larger quarters about three blocks away. Rental expenses will be comparable with the old office but leasehold and equipment expense will be increased due to the relocation.

     The Company lost its North Hollywood branch office to a fire in October, 1995 which destroyed the interior of the office and all its contents. The exterior structure was also severely damaged. No employees or customers were hurt as the fire occurred on a weekend. We were able to immediately reestablish operations and relocated in a trailer while we began the process of rebuilding the office. The damage, and the additional expenses incurred, are completely covered by insurance and the Company will suffer no financial loss from the fire. Deposit and loan totals have not been impacted.

     FDIC insurance costs declined substantially from the levels of 1994 and 1993. The reduction is due to a rate reduction by the FDIC because of the Bank Insurance Fund (BIF) reaching its level of 1.25% of deposits sooner than expected. The expense for 1996 could be minimal if Congress does not assess banks to replenish the Savings and Loan Insurance Fund (SAIF). If they do, the cost will be higher. Data processing costs increased due to volume changes in the cash management services and services we purchase from third party vendors. Increases in other operating expenses are due to normal volume growth and increased pricing on other outside services used by the Company.

  ASSETS AND LIABILITIES

     It was pointed out last year that one of our primary objectives for 1995 was to increase the size of the loan portfolio. The 3% growth achieved was below our expectations. Loan activity did not pick up until the fourth quarter of the year. Positively, unfunded lines of credit increased to $40,062,000 at December 31, 1995 compared to $32,357,000 at the end of 1994 which should manifest in borrowings when loan demand increases. Based on current conditions we believe commercial customers will increase use of their lines of credit in 1996.

     We also anticipate adding to the investment portfolio during 1996, primarily in U.S. agency securities in the one-to-five year range. Federal funds sold should remain approximately 8% of assets. Cash and due from banks decreased both at year end 1995 and in average balances for the year. The Company has been able to reduce float, and the average reserve requirement has decreased with the closure of the large deposit account referred to earlier.

     Although noninterest bearing deposits decreased somewhat at year end, the average outstanding balance for the year was up $464,000 over the average outstanding for 1994. While interest bearing deposits decreased at year end by 5% the average for the year decreased only 1%. The mix of deposits changed in 1995 as customers moved money from checking and savings and lower yielding money market accounts into certificates of deposit. This raised our interest costs during 1995, but since most of these certificates carried maturities of less than one year, current renewal costs are substantially lower on these CD's.

     Other real estate owned (ORE) decreased substantially in 1995, falling from $2,048,000 to $601,000 at December 31, 1995, primarily as a result of the sale of one large piece of ORE totaling $1,400,000 in March of 1995. With the economy improving the Company is not anticipating ORE to increase noticeably in 1996.

     Equity capital improved by 17%, or $4,370,000, during 1995, as a result of an increase in retained earnings and the exercise of employee stock options totaling $217,000. The unrealized gain/loss on securities available for sale also improved from a $75,000 loss at December 31, 1994 to a $72,000 gain at December 31, 1995. These items increased the book value of our common stock from an adjusted $7.41 at 1994 year end to $8.61 at year end 1995.

LIQUIDITY AND CAPITAL

  ASSET/LIABILITY MANAGEMENT

     The policy our Asset/Liability Committee uses to maintain and monitor the Company's sensitivity to changing rates has worked well in helping the Company's profitability in light of the fluctuations in interest rates, deposits, and borrowed funds. The Company uses gap analysis to measure interest rate risk in terms of the mismatch between the stated repricing and maturities of the Company's earning assets and liabilities within defined time frames. The Company's cumulative one-year gap position at December 31, 1995 was $36,251,000 or 11% of earning assets as seen in the interest rate sensitivity table. This means that the Company is asset sensitive and that an increase in interest rates will cause earnings to increase as a larger portion of assets than liabilities reprice in 1996. Additionally, the Company is more sensitive to decreases in interest rates, thus earnings would be impacted if interest rates continue to drop in 1996.

                           INTEREST RATE SENSITIVITY

                                  IMMEDIATELY        0-3           3-6         6-12          1-5           5
                                  ADJUSTABLE        MONTHS       MONTHS       MONTHS        YEARS        YEARS
                                  -----------      --------      -------      -------      -------      --------
                                                                  (IN THOUSANDS)
ASSETS
  Securities...................    $      --       $ 52,845      $25,268      $37,974      $45,636      $  2,618
  Fed funds sold...............       35,000             --           --           --           --            --
  Loans........................       95,775          6,416        1,496        3,229       21,308           646
                                    --------       ---------     -------      -------      -------      --------
    TOTAL EARNING ASSETS.......    $ 130,775       $ 59,261      $26,764      $41,203      $66,944      $  3,264
                                    ========       =========     =======      =======      =======      ========
SOURCES
  Interest bearing deposits....    $  93,023       $ 84,984      $19,994      $13,719      $ 4,177      $      4
  Short-term borrowings........        2,186             --           --           --           --            --
  Long-term debt...............           --              1            2            4           47            59
  Demand deposits..............           --             --           --           --           --       102,794
  Securities sold under
    agreement to repurchase....        1,880          5,959           --           --           --            --
                                    --------       ---------     -------      -------      -------      --------
    TOTAL SOURCES..............    $  97,089       $ 90,944      $19,996      $13,723      $ 4,224      $102,857
                                    ========       =========     =======      =======      =======      ========
Incremental gap................    $  33,686       $(31,683)     $ 6,768      $27,480      $67,720      $(99,593)
Percent of earning assets......         10.3%          (9.7)%        2.1%         8.4%        19.1%        (30.3)%
Cumulative gap.................    $  33,686       $  2,003      $ 8,771      $36,251      $98,971      $   (622)
Percent of earning assets......         10.3%           0.6%         2.7%        11.1%        30.2%         (0.2)%

     Immediately adjustable loans are defined as loans that are tied to the prime rate or other indexes which can change at any time. Immediately adjustable deposits are those where the Company can adjust the rate without prior notice. The Company uses adjustable deposits to fund adjustable rate loans. The remaining assets and liabilities are categorized by either the next time the asset or liability may be repriced or the maturity date, whichever is sooner. The Company does not use off-balance sheet interest rate instruments to hedge interest rate risk.

  LIQUIDITY MANAGEMENT

     Liquidity refers to the Company's ability to maintain cash flow sufficient to meet the cash needs of depositors and borrowers and to fund its operations. The Company continues to have a stable, low cost base of core deposits generated from our eleven office branch system. In reviewing the statement of cash flows for 1995 we find that operating activities generated $5,340,000 in cash for 1995 compared to the $3,310,000 generated in 1994. Cash flows from investing activities showed that the Company used a portion of its excess cash funds to increase yield by investing a greater portion of balance sheet assets in loans and securities. High levels of cash and cash equivalents were being maintained during 1993 and 1994 because of the highly volatile deposit balances from the previously mentioned large national deposit account that left in late 1995. These liquid Instruments have been reduced to a lower level of $58,878,000 at year end reflecting the current liquidity needs of the Company. Liquidity remains strong, and gives the Company more than adequate funds to increase the loan portfolio during 1996.

  CAPITAL

     The Company's capital position materially strengthened in 1995. The risk-based capital ratio at the end of 1995 improved to 16.6%, up from 14.8% at December 31, 1994, well above the minimum risk-based capital ratio required by the FDIC and Federal Reserve Bank of 8%. The Company improved its Tier I ratio to 15.4% at December 31, 1995 compared to 13.7% in 1994. The leverage ratio (which measures equity capital as a percent of total assets) was 8.4% at December 31, 1995 compared to 6.7% at December 31, 1994. The FDIC definition for a well capitalized bank requires a total risk-based capital ratio equal to, or greater than, 10%, a Tier I risk-based ratio equal to, or greater than, 6% and a Tier I leverage ratio equal to, or greater than, 5%. Your Company exceeds all of the above requirements.

     The Company will continue to use earnings as the main source of additional capital in 1996 and sees no problems in maintaining proper capital ratios.

  FUTURE OPERATIONS

     The Camarillo office opened in May, 1995 in temporary quarters and moved into its permanent facility in January, 1996. During 1996 the Company will be moving the San Fernando office to a new location plus rebuilding the fire damaged North Hollywood office. The Company opened its first off-site ATM machine on the campus of California Lutheran University in January of 1996. To date this new ATM facility (located in the vicinity of the Thousand Oaks branch office) has surpassed expectations for activity.

     During the fourth quarter of 1995, the Company applied for, and received, approval for a new branch office in Valencia, California. The new office, which is expected to open in the second quarter of 1996, will be the Company's twelfth branch office and its second office in the Santa Clarita Valley. Our location next to the Valencia Town Center puts us at the heart of this attractive commercial, residential and industrial community.

     As a result of Mr. Hender's announced retirement, the Board of Directors has hired Craig Collette an experienced banker as president and chief operating officer to ensure a smooth transition for the Company. Mr. Hender will continue as vice chairman and chief executive officer until his retirement in May, 1997.

     During 1995 the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 123 (SFAS No. 123) "Accounting for Stock-Based Compensation" which encourages companies to account for stock compensation awards based on their fair market value at the date the awards are granted. This Statement does not require the application of the fair market value method and allows the continuance of the current accounting method, which requires accounting for stock compensation awards based on their intrinsic value as of the grant date. However, SFAS No. 123 requires program disclosure of net income and, if presented, earnings per share, as if the fair market value based method of accounting defined in this Statement had been applied.

     The accounting and disclosure requirements of this statement are effective with financial statements reporting on fiscal years beginning after December 15, 1995, though earlier adoption is encouraged. The Company has chosen not to adopt the fair market value provisions of this statement. The Company feels that the adoption of SFAS No. 123 will not have any material effect on per share numbers as presented.

ITEM 8 -- FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

                       TRANSWORLD BANCORP AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                                                          DECEMBER 31,
                                                                  -----------------------------
                                                                      1995             1994
                                                                  ------------     ------------
Cash and due from banks.........................................  $ 23,878,000     $ 30,541,000
Federal funds sold..............................................    35,000,000       55,000,000
Investment securities held to maturity (approximate market
  value: 1995 -- $141,864,000; 1994 -- $124,383,000)............   141,184,000      128,907,000
Investment securities available for sale at market value........    23,157,000       23,379,000
                                                                  ------------     ------------
          Total investment securities...........................   164,341,000      152,286,000
Loans and leases................................................   128,870,000      125,209,000
  Less allowance for credit losses..............................     2,282,000        2,033,000
                                                                  ------------     ------------
          Net loans and leases..................................   126,588,000      123,176,000
Premises and equipment, net.....................................     3,695,000        3,345,000
Other real estate owned, net....................................       601,000        2,048,000
Other assets....................................................     5,821,000        4,756,000
                                                                  ------------     ------------
          TOTAL ASSETS..........................................  $359,924,000     $371,152,000
                                                                  ============     ============

                                          LIABILITIES
Deposits:
  Noninterest bearing...........................................  $102,794,000     $113,600,000
  Interest bearing..............................................   215,901,000      227,985,000
                                                                  ------------     ------------
          Total deposits........................................   318,695,000      341,585,000
Interest bearing demand notes issued to the U.S. Treasury.......     2,186,000        2,740,000
Mortgage indebtedness and obligation under capital lease........       113,000          320,000
Securities sold under agreement to repurchase...................     7,839,000          200,000
Other liabilities...............................................     1,391,000          977,000
                                                                  ------------     ------------
          Total Liabilities.....................................   330,224,000      345,822,000

                                     STOCKHOLDERS' EQUITY
Common stock, no par value; authorized 6,000,000 shares;
  3,451,462 shares issued and outstanding in TransWorld Bancorp
  in 1995 and 3,417,098 in 1994.................................     8,030,000        7,813,000
Surplus.........................................................     2,926,000        2,926,000
Retained earnings...............................................    18,672,000       14,666,000
Unrealized gain/(loss) on securities available for sale (net of
  deferred taxes of ($53,000)in 1995 and $53,000 in 1994).......        72,000          (75,000)
                                                                  ------------     ------------
          Total Stockholders' Equity............................    29,700,000       25,330,000
                                                                  ------------     ------------
          TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY............  $359,924,000     $371,152,000
                                                                  ============     ============

                See notes to consolidated financial statements.

                       TRANSWORLD BANCORP AND SUBSIDIARY

                       CONSOLIDATED STATEMENTS OF INCOME

                                                                  YEAR ENDED DECEMBER 31,
                                                          ---------------------------------------
                                                             1995          1994          1993
                                                          -----------   -----------   -----------
Interest income:
  Interest and fees on loans............................  $13,314,000   $11,630,000   $11,459,000
  Interest on state and municipal securities............      967,000     1,461,000     1,031,000
  Interest on other investment securities...............    8,476,000     5,066,000     3,578,000
  Interest on Federal funds sold........................    3,431,000     3,004,000     1,893,000
                                                          -----------   -----------   -----------
          Total interest income.........................   26,188,000    21,161,000    17,961,000
Interest expense:
  Interest on deposits..................................    6,676,000     5,173,000     4,964,000
  Interest on short-term borrowings.....................    1,116,000       139,000       119,000
                                                          -----------   -----------   -----------
          Total interest expense........................    7,792,000     5,312,000     5,083,000
Net interest income.....................................   18,396,000    15,849,000    12,878,000
  Provision for credit losses...........................      830,000       921,000     1,711,000
                                                          -----------   -----------   -----------
Net interest income after provision for credit losses...   17,566,000    14,928,000    11,167,000
Noninterest income:
  Service charges on deposit accounts...................    2,870,000     2,809,000     3,077,000
  Bankcard merchant discount............................      133,000       204,000       855,000
  Gain on sale of securities............................       52,000            --         5,000
  Other operating income................................    1,033,000       865,000       886,000
                                                          -----------   -----------   -----------
          Total noninterest income......................    4,088,000     3,878,000     4,823,000
Noninterest expense:
  Salaries and employee benefits........................    7,861,000     7,375,000     7,068,000
  Net occupancy expense.................................    2,199,000     2,268,000     2,167,000
  Furniture, fixtures and equipment.....................    1,275,000     1,123,000     1,176,000
  FDIC insurance costs..................................      383,000       663,000       538,000
  Data processing.......................................      209,000       178,000       283,000
  Bankcard merchant expense.............................           --         2,000       497,000
  Other operating expense...............................    3,268,000     2,937,000     2,733,000
  Earthquake expense....................................           --       310,000            --
                                                          -----------   -----------   -----------
          Total noninterest expense.....................   15,195,000    14,856,000    14,462,000
Income before income taxes..............................    6,459,000     3,950,000     1,528,000
Income taxes............................................    2,448,000     1,381,000       337,000
                                                          -----------   -----------   -----------
          Income before accounting change...............    4,011,000     2,569,000     1,191,000
Cumulative effect of accounting change..................           --            --       190,000
                                                          -----------   -----------   -----------
          Net income....................................  $ 4,011,000   $ 2,569,000   $ 1,381,000
                                                          ===========   ===========   ===========
Income per share before accounting change...............  $      1.16   $      0.75   $      0.35
Cumulative effect of accounting change..................           --            --          0.05
                                                          -----------   -----------   -----------
          Net income per share..........................  $      1.16   $      0.75   $      0.40
                                                          ===========   ===========   ===========
Weighted average shares outstanding.....................    3,448,037     3,417,098     3,417,098
                                                          ===========   ===========   ===========

                See notes to consolidated financial statements.

                       TRANSWORLD BANCORP AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                          YEAR ENDED DECEMBER 31,
                                                                 ------------------------------------------
                                                                     1995           1994           1993
                                                                 ------------   ------------   ------------
Cash flows from operating activities:
Net Income.....................................................  $  4,011,000   $  2,569,000   $  1,381,000
  Adjustment to reconcile net income to net cash provided by operating activities:
    Gain on calls and redemptions of securities held to
      maturity.................................................       (54,000)            --         (5,000)
    Gain on calls and redemptions of securities available for
      sale.....................................................            --             --             --
    Gain on sale of securities held to maturity................            --             --             --
    Loss on sale of securities available for sale..............         2,000             --             --
    Net amortization of premium on investments.................        29,000        354,000        502,000
    Provision for credit losses................................       830,000        921,000      1,711,000
    Accretion of deferred loan fees and costs..................      (236,000)      (170,000)      (231,000)
    Loan origination costs capitalized.........................      (161,000)      (165,000)      (169,000)
    Depreciation and amortization..............................       634,000        608,000        646,000
    (Increase)in accrued interest receivable...................      (465,000)      (856,000)      (191,000)
    Increase (decrease) in accrued interest payable............       379,000         30,000        (26,000)
    Provision for deferred taxes...............................      (268,000)      (155,000)      (366,000)
    Increase in current income taxes payable...................       233,000          7,000        203,000
    Provision for OREO losses..................................        96,000        105,000        135,000
    Increase in other, net.....................................       310,000         62,000          7,000
                                                                 ------------   ------------   ------------
         Net cash provided by operating activities.............     5,340,000      3,310,000      3,597,000
Cash flows from investing activities:
    Proceeds from matured securities held to maturity..........    28,955,000     12,811,000     14,932,000
    Proceeds from matured securities available for sale........    30,300,000      6,750,000             --
    Proceeds from calls and redemptions of securities held to
      maturity.................................................    39,291,000     10,265,000     15,877,000
    Proceeds from calls and redemptions of securities available
      for sale.................................................    16,440,000         61,000             --
    Proceeds from sale of securities held to maturity..........            --             --             --
    Proceeds from sale of securities available for sale........       498,000             --             --
    Purchase of securities held to maturity....................   (80,393,000)   (63,479,000)   (68,548,000)
    Purchase of securities available for sale..................   (47,083,000)   (18,848,000)            --
    Net (increase)in loans.....................................    (9,510,000)    (2,475,000)    (1,918,000)
    Proceeds from sale of SBA loans............................     4,697,000      3,455,000      1,086,000
    Loan origination fees received.............................       664,000        556,000        696,000
    Proceeds from sale of other real estate owned..............     1,518,000        607,000      2,149,000
    Purchase of premises and equipment.........................      (985,000)      (297,000)      (358,000)
    (Increase) decrease in other, net..........................      (600,000)       330,000       (668,000)
                                                                 ------------   ------------   ------------
         Net cash (used in)investing activities................   (16,208,000)   (50,264,000)   (36,752,000)
Cash flows from financing activities:
    Net (decrease) increase in noninterest bearing deposits....   (10,806,000)    24,367,000     28,392,000
    Net (decrease) increase in interest bearing deposits.......   (12,084,000)    31,221,000     33,587,000
    Net increase in repurchase agreements......................     7,639,000        200,000             --
    (Decrease)in interest bearing demand notes.................      (554,000)      (503,000)    (1,357,000)
    (Decrease)in capital lease and mortgage indebtedness.......      (207,000)       (13,000)      (175,000)
    Dividends paid in lieu of fractional shares issued.........            --        (11,000)       (10,000)
    Exercise of stock purchase plan options....................       217,000             --             --
                                                                 ------------   ------------   ------------
         Net cash (used in) provided by financing activities...   (15,795,000)    55,261,000     60,437,000
                                                                 ------------   ------------   ------------
Net increase in cash and cash equivalents......................   (26,663,000)     8,307,000     27,282,000
Cash and cash equivalents, beginning of year...................    85,541,000     77,234,000     49,952,000
                                                                 ------------   ------------   ------------
Cash and cash equivalents, end of year.........................  $ 58,878,000   $ 85,541,000   $ 77,234,000
                                                                 ============   ============   ============
Supplemental disclosures of cash flows information:
Cash paid during the year:
  Interest.....................................................  $  7,427,000   $  5,147,000   $  5,109,000
  Income taxes.................................................  $  3,016,000   $  1,491,000   $    506,000
                                                                 ------------   ------------   ------------
Non-cash activities:
  Transfer from loans to other real estate owned...............  $    155,000   $    655,000   $  2,184,000

                 See notes to consolidated financial statements

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                UNREALIZED
                                                                GAIN/(LOSS)
                                           COMMON STOCK        ON SECURITIES
                                      ----------------------     AVAILABLE                   RETAINED
                                       SHARES       AMOUNT       FOR SALE       SURPLUS      EARNINGS
                                      ---------   ----------   -------------   ----------   -----------
BALANCES, JANUARY 1, 1993...........  1,238,292   $6,166,000                   $2,926,000   $12,384,000
  Stock dividend (5%)...............     61,090      764,000                                   (774,000)
  Unrealized gain on securities.....                            $    128,000
  Net income........................                                                          1,381,000
                                      ---------   ----------       ---------   ----------   -----------
BALANCES, DECEMBER 31, 1993.........  1,299,382    6,930,000         128,000    2,926,000    12,991,000
  Stock dividend (5%)...............     64,209      883,000                                   (894,000)
  Change in unrealized gain/(loss)
     on securities..................                                (203,000)
  Net income........................                                                          2,569,000
                                      ---------   ----------       ---------   ----------   -----------
BALANCES, DECEMBER 31, 1994.........  1,363,591    7,813,000         (75,000)   2,926,000    14,666,000
  Issuance of common stock..........     17,788      217,000
  Stock split-2 for 1...............  1,380,167
  Change in unrealized gain/(loss)
     on securities..................                                 147,000
  Stock split-5 for 4 (declared
     January 30, 1996 paid March 15,
     1996)..........................    689,916                                                  (5,000)
Net income..........................                                                          4,011,000
                                      ---------   ----------       ---------   ----------   -----------
BALANCES, DECEMBER 31, 1995.........  3,451,462   $8,030,000    $     72,000   $2,926,000   $18,672,000
                                      =========   ==========       =========   ==========   ===========

                 See notes to consolidated financial statements

                               TRANSWORLD BANCORP

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 -- PRESENTATION AND ACCOUNTING POLICIES:

  Principles of Consolidation and Presentation:

     The accompanying consolidated balance sheets as of December 31, 1995 and 1994 are those of TransWorld Bancorp (The Company) and its subsidiary TransWorld Bank (Bank). The Bank's primary source of revenue is providing loans to customers, who are predominately small to mid-sized businesses through operations of its 11 banking offices located in southern California. The consolidated financial statements include the accounts of the respective parent company and subsidiary. All significant intercompany balances and transactions have been eliminated. Certain amounts in the financial statements for prior years have been reclassified to conform with the 1995 financial statement presentation.

     The consolidated statements of cash flows illustrate the change in cash and cash equivalents as disclosed in the consolidated balance sheet. For purpose of reporting cash flows, cash and cash equivalents include cash, due from banks and federal funds sold. Generally, federal funds sold are sold for one day periods.

  Use of Estimates in the Preparation of the Financial Statements:

     The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Investment Securities:

     The Bank classifies its investment securities as follows:

     Held to Maturity Securities -- Debt securities that the Bank has the positive intent and ability to hold to maturity. These securities are reported at amortized cost.

     Trading Securities -- Debt and equity securities that are bought and held principally for the purpose of selling them in the near term. These securities are reported at fair value, with unrealized gains and losses included in earnings. The Bank holds no trading securities.

     Available for Sale Securities -- Debt and equity securities not classified as either held to maturity or trading securities. These securities are to be reported at estimated fair value, with unrealized gains and losses excluded from earnings and reported as a separate component of stockholders' equity (net of tax effects).

     Accreted discounts and amortized premiums on investment securities are included in interest income, and unrealized and realized gains or losses related to holding or selling securities are calculated using the specific identification method.

  Loans and Leases:

     Loans are stated net of unearned income, undisbursed loan funds, and net deferred loan origination fees and costs. Interest on loans is recognized by methods which generally result in level rates of return on principal amounts outstanding. Direct lease financing is carried net of unearned income. Income from leases is recognized on a level yield basis over the terms of the leases based upon the unrecovered equity investment. When a loan or lease is placed on non-accrual, all previously accrued but not collected interest is reversed against current period income.

                               TRANSWORLD BANCORP

     Loan origination fees and costs are being recognized over the life of the loans using the effective interest method or on a basis that approximates the interest method.

     Provisions for credit losses are charged to operations in amounts deemed appropriate by management based upon its evaluation of the loan and lease portfolio.

     On January 1, 1995 the Bank adopted Statement of Financial Accounting Standards ("SFAS") No. 114, Accounting by Creditors for Impairment of a Loan," as amended by SFAS No.118, "Accounting by Creditors for Impairmant of a Loan -- Income Recognition and Disclosures." This statement prescribes that a loan is impaired when it is probable that the creditor will be unable to collect all contractual principal and interest payments under the terms of the loan agreement. This statement generally requires impaired loans to be measured based on the present value of expected future cash flows discounted at the loan's effective interest rate, or as an expedient, at the loan's observable market price or the fair value of the collateral if the loan is collateral dependent.

     Periodically, the Bank sells the guaranteed portion of SBA loans. Gains on sales of SBA loans are deferred for 90 days at which time the gain is allocated to the guaranteed and unguaranteed portions of the loan. The amount allocated to the guaranteed portion of the loan is recognized as other income. The amount of gain allocated to the unguaranteed portion of the loan (including excess servicing income, if any) is deferred and amortized over the life of the loan as an adjustment of yield.

  Other Real Estate Owned:

     Other real estate owned, which represents real estate acquired through foreclosure in satisfaction of commercial and real estate loans, is stated at the fair value of the real estate less estimated costs to sell. Loan balances in excess of the fair value of the real estate acquired at the date of acquisition are charged against the allowance for credit losses. Any subsequent operating expenses or income, reduction in estimated values, and gains or losses on disposition of such properties are recorded in current operations.

  Premises and Equipment:

     Premises and equipment are stated at cost, less accumulated depreciation, and are depreciated using the straight-line method over the estimated useful lives of the assets. Leasehold improvements and leased property under capital leases are amortized using the straight-line method over the useful lives of the assets or the term of the lease, whichever is shorter.

  Taxes on Income:

     Effective January 1, 1993, the Bank adopted SFAS No. 109, "Accounting for Income Taxes" (SFAS No. 109). Accordingly, income tax expense for 1993, 1994 and 1995 was computed using the liability method, which recognizes a liability or asset representing the tax effects, based on current tax law, of future deductible or taxable amounts attributable to events that have been recognized in the consolidated financial statements. The principal temporary differences relate to different methods used for tax and financial reporting purposes to account for credit losses, depreciation and direct lease financing.

     The cumulative effect of the change in accounting for income taxes on years prior to January 1, 1993 of $190,000 is included in the 1993 statement of earnings.

  Net Income Per Share:

     Net income per share is computed on the weighted average number of shares of common stock outstanding during each year. Shares available under stock option plans are not included in the computation,

                               TRANSWORLD BANCORP
as their effect would not be material. The weighted average number of shares is adjusted to give retroactive recognition to stock dividends declared in 1995 and in previous years, and the five for four stock split declared January 31, 1996, paid March 15, 1996.

  Disclosures about Fair Value of Financial Instruments:

     SFAS No. 107 specifies the disclosure of the estimated fair value of financial instruments. The Bank's estimated fair value amounts are reflected in
Note 12 and have been determined by the Bank using available market information and appropriate valuation methodologies.

     However, considerable judgment is required to develop the estimates of fair value. Accordingly, the estimates presented in Note 12 are not necessarily indicative of the amounts the Company could have realized in a current market exchange as of December 31, 1995 and 1994. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

     Although management is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been comprehensively revalued for purposes of these financial statements since the balance sheet date and, therefore, current estimates of fair value may differ significantly from the amounts presented in the accompanying Notes.

  Identifiable Intangible Assets:

     In conjunction with the acquisition of Premier Bank's insured deposits, which were acquired from the FDIC in April, 1993, core deposit intangibles, included in other assets totaling $701,000 are being amortized over a six-year period on a straight line basis. The amortized value is $389,000 at December 31, 1995.

  Recent Accounting Pronouncements:

     During 1995, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation", (SFAS No. 123) which encourages companies to account for stock compensation awards based on their fair value at the date the awards are granted.

     This Statement does not require the application of the fair value method and allows the continuance of current accounting method, which requires accounting for stock compensation awards based on their intrinsic value as of the grant date. However, SFAS No. 123 requires proforma disclosure of net income and, if presented, earnings per share, as if the fair value based method of accounting defined in this Statement had been applied.

     The accounting and disclosure requirements of this statement are effective for financial statements for fiscal years beginning after December 15, 1995, though earlier adoption is encouraged. The Company has chosen not to adopt the fair value provisions of this statement.

                               TRANSWORLD BANCORP

NOTE 2 -- INVESTMENT SECURITIES:

     The amortized cost and estimated fair values of investments in securities are shown below. Most debt securities are publicly traded and the fair value was obtained from an independent pricing service. Securities dealers supplied fair values for securities not actively traded. Money market (auction rate) preferred stocks are essentially substitutes for money market investments such as commercial paper and are closer in their characteristics to debt than equity. The Company has received permission from the FDIC and state banking regulators to invest in this type of security. Auction rate preferred stocks are included as equity stock securities below at par value as they are rate-adjusted every 49 days.

                                           AMORTIZED      UNREALIZED     UNREALIZED       ESTIMATED
           DECEMBER 31, 1995                 COST            GAIN           LOSS         FAIR VALUE
---------------------------------------  -------------    ----------     -----------    -------------
Investment securities held to maturity:
  U.S. Treasury securities.............  $   2,988,000     $  42,000     $        --    $   3,030,000
  U.S. Government agencies and
     corporations......................    107,782,000       512,000         157,000      108,137,000
  U.S. Government agencies mortgage-
     backed securities.................      7,317,000        50,000           8,000        7,359,000
  Obligations of states and political
     subdivisions......................     23,097,000       261,000          20,000       23,338,000
                                          ------------      --------      ----------     ------------
Total investment securities held to
  maturity.............................  $ 141,184,000     $ 865,000     $   185,000    $ 141,864,000
                                          ============      ========      ==========     ============
Investment securities available for
  sale:
  U.S. Government agencies and
     corporations......................  $  11,641,000     $  16,000     $     2,000    $  11,655,000
  U.S. Government agencies mortgage-
     backed securities.................             --            --              --               --
  Corporate debt securities............      7,391,000       112,000           1,000        7,502,000
  Equity securities....................      4,000,000            --              --        4,000,000
                                          ------------      --------      ----------     ------------
Total investment securities available
  for sale.............................  $  23,032,000     $ 128,000     $     3,000    $  23,157,000
                                          ============      ========      ==========     ============

           DECEMBER 31, 1994
---------------------------------------
Investment securities held to maturity:
  U.S. Treasury securities.............  $   2,997,000     $      --     $    34,000    $   2,963,000
  U.S. Government agencies and
     corporations......................     86,606,000         7,000       3,898,000       82,715,000
  U.S. Government agencies mortgage-
     backed securities.................      7,192,000         4,000         302,000        6,894,000
  Obligations of states and political
     subdivisions......................     32,112,000       106,000         407,000       31,811,000
                                         -------------    ----------     -----------    -------------
Total investment securities held to
  maturity.............................  $ 128,907,000     $ 117,000     $ 4,641,000    $ 124,383,000
                                           ===========      ========       =========      ===========
Investment securities available for
  sale:
  U.S. Government agencies and
     corporations......................  $  13,949,000     $      --     $    16,000    $  13,933,000
  Obligations of states and political
     subdivisions......................        251,000         2,000              --          253,000
  Corporate debt securities............      5,307,000         5,000         119,000        5,193,000
  Equity securities....................      4,000,000            --              --        4,000,000
                                         -------------    ----------     -----------    -------------
Total investment securities available
  for sale.............................  $  23,507,000     $   7,000     $   135,000    $  23,379,000
                                           ===========      ========       =========      ===========

                               TRANSWORLD BANCORP

     The amortized cost and estimated fair value of debt securities at December 31, 1995, and 1994 by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                 1995                              1994
                                    ------------------------------    ------------------------------
                                      AMORTIZED        ESTIMATED        AMORTIZED        ESTIMATED
                                        COST          FAIR VALUE          COST          FAIR VALUE
                                    -------------    -------------    -------------    -------------
Debt securities held to maturity:
  Due in one year or less.........  $  98,710,000    $  98,934,000    $  40,325,000    $  39,486,000
  Due in one year through five
     years........................     39,856,000       40,281,000       82,391,000       79,077,000
  Due in five years through ten
     years........................      2,414,000        2,438,000        4,857,000        4,513,000
  Due after ten years.............        204,000          211,000        1,334,000        1,307,000
                                     ------------     ------------     ------------     ------------
          Total...................  $ 141,184,000    $ 141,864,000    $ 128,907,000    $ 124,383,000
                                     ============     ============     ============     ============
Debt securities available for
  sale:
  Due in one year or less.........  $  13,356,000    $  13,377,000    $  16,098,000    $  16,081,000
  Due in one year through five
     years........................      5,676,000        5,780,000        3,309,000        3,212,000
  Due in five years through ten
     years........................             --               --          100,000           86,000
  Due after ten years.............             --               --               --               --
                                     ------------     ------------     ------------     ------------
          Total...................  $  19,032,000    $  19,157,000    $  19,507,000    $  19,379,000
                                     ============     ============     ============     ============

     A gain of $54,000 was realized on called securities Held to Maturity in 1995 and a loss of $2,000 on a sale of one Available for Sale security. A gain of $5,000 was realized on a called security Held to Maturity in 1993 and there were no sales of investment securities in 1993 or 1994.

     Investment securities with a carrying value of $19,967,000 at December 31, 1995 and $12,255,000 at December 31, 1994 were pledged to secure public deposits and for other purposes.

NOTE 3 -- LOANS AND LEASES:

     Loans and leases are summarized as follows:

                                                                           DECEMBER 31,
                                                                  ------------------------------
                                                                      1995             1994
                                                                  -------------    -------------
Real estate loans
  Mortgage......................................................  $  48,701,000    $  48,371,000
  Construction..................................................      1,747,000        3,593,000
Commercial loans................................................     66,209,000       59,575,000
Consumer loans..................................................     10,971,000       12,409,000
Leases..........................................................      1,242,000        1,261,000
                                                                   ------------     ------------
          Total loans and leases................................  $ 128,870,000    $ 125,209,000
                                                                   ============     ============

     The Bank had undisbursed commitments on real estate loans of $428,000 at December 31, 1995 and $521,000 at December 31, 1994. At December 31, 1995 and 1994, the Bank had outstanding letters of credit in the amount of $802,000 and $1,196,000, respectively.

     The aggregate amount of loans outstanding to officers, directors, and principal security holders and associates was $1,817,000 at December 31, 1995 and $452,000 at December 31, 1994. The amount of new and renewed loans was $2,315,000 and repayments were $950,000 during 1995. These loans were made on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable transactions with unrelated persons and do not involve more than the normal risk of collectibility.

                               TRANSWORLD BANCORP

     Past due and nonaccrual loans and leases:

                                           PAST DUE OVER 90
                                                 DAYS                   NONACCRUALS
                                         --------------------    --------------------------
                  DECEMBER 31             1995        1994          1995           1994
        -------------------------------  -------    ---------    -----------    -----------
        Real estate loans..............  $ 5,000    $  42,000    $   620,000    $   183,000
        Commercial loans...............       --      413,000        404,000        250,000
        Consumer loans.................       --           --          1,000        690,000
        Leases.........................    2,000        1,000             --             --
                                          ------     --------     ----------     ----------
                  Total................  $ 7,000    $ 456,000    $ 1,025,000    $ 1,123,000
                                          ======     ========     ==========     ==========

     The Bank grants loans to customers throughout its primary market area of Los Angeles County, California and surrounding areas. The Bank makes loans to borrowers in a number of different industries with no particular concentration in any industry segment.

     The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheet. The Bank's exposure to credit loss in the event of nonperformance by the other party to commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. At December 31, 1995, the Bank had commitments to extend credit of $40,062,000 and obligations under standby letters of credit of $738,000.

     Commitments to extend credit are agreements to lend as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.

     Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support obligations of vendors/suppliers who are customers of the Bank. All outstanding guarantees have a maturity of one year or less.

     The Bank uses the same credit policies in making commitments and conditional obligations as it does for extending loan facilities to customers. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the counterparty. Collateral held varies but may include real estate, certificates of deposit, accounts receivable, inventory, other property, plant, and equipment.

NOTE 4 -- ALLOWANCE FOR CREDIT LOSSES AND OTHER REAL ESTATE OWNED:

     Transactions in the allowance for credit losses were as follows:

                                                    1995           1994           1993
                                                 -----------    -----------    -----------
        Balance, January 1.....................  $ 2,033,000    $ 2,029,000    $ 1,416,000
        Provision charged to operations........      830,000        921,000      1,711,000
        Recoveries.............................      116,000        109,000        108,000
                                                  ----------     ----------     ----------
                                                   2,979,000      3,059,000      3,235,000
        Less: Loans charged off................      697,000      1,026,000      1,206,000
                                                  ----------     ----------     ----------
        Balance, December 31...................  $ 2,282,000    $ 2,033,000    $ 2,029,000
                                                  ==========     ==========     ==========

                               TRANSWORLD BANCORP

     Transactions in the allowance for other real estate owned were as follows:

                                                    1995           1994           1993
                                                 -----------    -----------    -----------
        Balance, January 1.....................  $   135,000    $    93,000    $   123,000
        Provision charged to operations........       96,000        105,000        135,000
                                                    --------       --------       --------
                                                     231,000        198,000        258,000
        Less: OREO reserves recovered..........           --             --          6,000
        Less: OREO reserves charged off........      148,000         63,000        159,000
                                                    --------       --------       --------
        Balance, December 31...................  $    83,000    $   135,000    $    93,000
                                                    ========       ========       ========

     At December 31, 1995, the Bank had classified $373,000 of its loans as impaired with specific reserves related to impairment of $212,000 and $652,000 of its loans impaired with no related specific loss reserve determined in accordance with SFAS No. 114. The average recorded investment in impaired loans during the year ended December 31, 1995, was $1,036,000. Interest income of $5,000 was recognized on impaired loans during the year ended December 31, 1995. Nonaccrual loans and foregone interest totaled $1,025,000 and $111,000 respectively, at December 31, 1995.

NOTE 5 -- PREMISES AND EQUIPMENT:

     Premises and equipment are summarized as follows:

                                                                     DECEMBER 31,
                                                               ------------------------
                                                                  1995          1994
                                                               -----------   ----------
        Land.................................................  $   262,000   $  262,000
        Buildings............................................      964,000      964,000
        Furniture, fixtures and equipment....................    4,895,000    4,271,000
        Leasehold improvements...............................    4,053,000    3,786,000
        Leased property under capital leases.................      150,000      150,000
                                                               -----------   ----------
                                                                10,324,000    9,433,000
        Less: Accumulated depreciation and amortization......    6,629,000    6,088,000
                                                               -----------   ----------
                  Total......................................  $ 3,695,000   $3,345,000
                                                               ===========   ==========

     The amounts of depreciation and amortization included in noninterest expense were $634,000 in 1995, $608,000 in 1994, and $646,000 in 1993. The Bank
is obligated under noncancelable operating leases for branch locations, administrative premises, and equipment that expire at various dates from 1996 through 2013. The leases generally provide for renewal options for periods from five to ten years and, in certain instances, provide for periodic rate increases or decreases based on the Consumer Price Index. The Bank is responsible for executory costs. Rentals under these leases aggregated $1,476,000 in 1995, $1,532,000 in 1994, and $1,496,000 in 1993, net of sublease rentals of $191,000 in 1995, $180,000 in 1994, and $161,000 in 1993.

                               TRANSWORLD BANCORP

     The future payments under the terms of these operating and capital leases are summarized as follows:

                               YEAR                         CAPITAL LEASE   OPERATING LEASES
        --------------------------------------------------  -------------   ----------------
        1996..............................................    $  28,000       $  1,699,000
        1997..............................................       28,000          1,432,000
        1998..............................................       28,000          1,339,000
        1999..............................................       28,000          1,342,000
        2000..............................................       28,000          1,341,000
        Thereafter........................................       74,000          8,656,000
                                                               --------        -----------
                  Total...................................    $ 214,000       $ 15,809,000
                                                                               -----------
        Less: Amount representing interest................      101,000
                                                               --------
        Present value of net minimum lease payments
          due through 2008................................    $ 113,000
                                                               ========

     The future payments on operating leases have been reduced by rental income to be received on subleases of $172,000 in 1996, $131,000 in 1997 and $84,000 in 1998.

NOTE 6 -- TAXES ON INCOME:

     In fiscal year 1993, the Company adopted SFAS No. 109, "Accounting for Income Taxes." Under the provisions of SFAS No. 109, the Company elected not to restate prior year financial statements, and the cumulative effect of implementation was an income tax benefit of $190,000 in 1993.

     Provisions (benefits) for taxes on income are summarized as follows:

                                                         YEAR ENDED DECEMBER 31,
                                                 ---------------------------------------
                                                    1995           1994          1993
                                                 ----------     ----------     ---------
        Federal -- Current.....................  $1,932,000     $1,076,000     $ 466,000
                -- Deferred....................    (226,000)      (124,000)     (264,000)
                                                 ----------     ----------     ---------
                                                  1,706,000        952,000       202,000
                                                 ----------     ----------     ---------
        State -- Current.......................     784,000        460,000       237,000
              -- Deferred......................     (42,000)       (31,000)     (102,000)
                                                 ----------     ----------     ---------
                                                    742,000        429,000       135,000
                                                 ----------     ----------     ---------
                  Total........................  $2,448,000     $1,381,000     $ 337,000
                                                 ==========     ==========     =========

     The tax liability (receivable) was comprised of the following:

                                                               YEAR ENDED DECEMBER 31,
                                                               -----------------------
                                                                 1995          1994
                                                               ---------     ---------
        Current -- Federal...................................  $  11,000     $ 175,000
                 -- State....................................      3,000        72,000
                                                               ---------     ---------
                                                                  14,000       247,000
                                                               ---------     ---------
        Deferred -- Federal..................................   (686,000)     (536,000)
                  -- State...................................   (177,000)     (164,000)
                                                               ---------     ---------
                                                                (863,000)     (700,000)
                                                               ---------     ---------
                  Total......................................  $(849,000)    $(453,000)
                                                               =========     =========

     Current taxes payable of $14,000 in 1995 and $247,000 in 1994 are also included in other liabilities. The net deferred tax asset is included in other assets.

                               TRANSWORLD BANCORP

     The effective income tax rates are reconciled to the federal statutory income tax rate as follows:

                                                                YEAR ENDED DECEMBER 31,
                                                                -----------------------
                                                                1995     1994     1993
                                                                ----     ----     -----
        Federal corporate income tax rate.....................  35.0%    35.0%     35.0%
        Increase (reduction) in taxes resulting from:
          State and municipal tax-exempt bond and loan
             income...........................................  (3.3)    (5.7)    (14.6)
          State taxes on income, net of federal income tax
             benefit..........................................   7.3      7.2       5.8
          Preferred stock dividends...........................   (.6)     (.8)     (2.4)
          Other...............................................   (.1)     (.3)     (1.8)
                                                                         -- --
                                                                ----              ---- -
                  Total.......................................  38.3%    35.4%     22.0%
                                                                ====     ====     =====

     Deferred federal and state taxes result from timing differences in the recognition of revenue and expense for tax and financial statement purposes. The components of the net deferred tax asset are as follows:

                                                               YEAR ENDED DECEMBER 31,
                                                               -----------------------
                                                                 1995          1994
                                                               ---------     ---------
        FEDERAL
        Provision for credit losses..........................  $(456,000)    $(312,000)
        OREO reserve.........................................    (28,000)      (46,000)
        State income tax.....................................   (192,000)     (108,000)
        Tax under (over) book depreciation...................    (19,000)       28,000
        Direct lease financing...............................    104,000        11,000
        Unrealized gain (loss) on securities.................     37,000       (39,000)
        Other................................................   (132,000)      (70,000)
                                                               ---------     ---------
                  Total......................................  $(686,000)    $(536,000)
                                                               =========     =========
        STATE
        Provision for credit losses..........................  $(156,000)    $(131,000)
        OREO reserve.........................................     (9,000)      (16,000)
        Tax under (over) book depreciation...................    (16,000)       17,000
        Direct lease financing...............................     34,000         4,000
        Unrealized gain (loss) on securities.................     14,000       (14,000)
        Other................................................    (44,000)      (24,000)
                                                               ---------     ---------
                  Total......................................  $(177,000)    $(164,000)
                                                               =========     =========

     The Bank files a consolidated federal income tax return and combined state franchise tax return on a calendar year basis.

                               TRANSWORLD BANCORP

NOTE 7 -- DEPOSITS:

                                                                  DECEMBER 31,
                                                          -----------------------------
                                                              1995             1994
                                                          ------------     ------------
        Demand deposits.................................  $102,794,000     $113,600,000
        Savings deposits................................    73,886,000       87,933,000
        Money Market deposits...........................    47,688,000       90,625,000
        Time deposits - Under $100,000..................    59,945,000       37,388,000
        Time deposits $100,000 & over maturing within
          1yr...........................................    34,282,000       11,939,000
        Time deposits $100,000 & over maturing
          1yr-5yr.......................................       100,000          100,000
                                                          ------------     ------------
                  Total.................................  $318,695,000     $341,585,000
                                                          ============     ============

     Interest expense on time certificates of deposit with balances of $100,000 or more amounted to $908,000 in 1995, $496,000 in 1994, and $263,157 in 1993.

NOTE 8 -- PROFIT SHARING PLAN:

     The Bank has a noncontributory profit sharing plan with a 401(k) option covering all employees who have been employed by the Bank for more than one year, work 1,000 hours or more during the calendar year, and meet the age requirements specified in the plan. The eligibility requirements for the 401(k) options are the same. Benefits are deferred until retirement with total vesting in seven years.

     The annual profit sharing contribution is subject to the discretion of the Board of Directors. Contributions to profit sharing were $42,000 in 1995, $38,000 in 1994, and $34,000 in 1993. An additional $63,000 in 1995, $51,000 in
1994 and $43,000 in 1993 was contributed to the 401(k) Plan for a total contribution to both plans of $105,000 in 1995, $89,000 in 1994 and $77,000 in 1993.

NOTE 9 -- STOCK OPTION PLAN:

     The Bancorp has a stock option and stock appreciation rights plan that was adopted and approved by the shareholders in 1989. The plan provides for the grant of "incentive stock options," as defined under the Internal Revenue Code of 1986, "nonqualified options," and "stock appreciation rights." A total of 191,040 shares of the Bancorp's common stock (which has been adjusted for stock dividends and splits) has been reserved to be granted prior to January 31, 1999. Options are granted at prices not less than fair market value at time of grant and are exercisable over a period of five years. At December 31, 1995 there were 139,672 shares available for future grants. The plan and options have been adjusted for stock dividends and splits.

                                                             SHARES       PRICE RANGE
                                                             ------     ---------------
        Options outstanding, January 1, 1993...............  18,193     $13.93 - $14.63
        Incentive stock options granted....................     905      13.27 -  13.92
                                                             ------     ---------------
        Options outstanding, December 31, 1993.............  19,098      13.27 -  13.92
        Incentive stock options granted....................     951      12.64 -  13.30
                                                             ------     ---------------
        Options outstanding, December 31, 1994.............  20,049      12.64 -  13.30
        Incentive stock options granted....................  30,106      11.75 -  11.75
        Options exercised..................................  17,788       6.65 -  12.66
        Options cancelled or terminated....................   2,867      12.65 -  12.66
                                                             ------     ---------------
        Options outstanding, December 31, 1995.............  29,500     $11.75 - $11.75
                                                             ------     ---------------

     The Company declared a five for four stock split on January 30, 1996 payable March 15, 1996. This will adjust the shares available for future grants by 153,152 and adjust the remaining outstanding options by 23,600 shares.

                               TRANSWORLD BANCORP

NOTE 10 -- POSTRETIREMENT BENEFITS OTHER THAN PENSIONS:

     The Company provides certain health care and other benefits for retired employees. Generally, qualified employees may become eligible for these benefits if they retire in accordance with the Company's established retirement policy and are continuously insured under the Company's insurance plans prior to retirement. All retired employees of the Company who are age 63 with 20 years of continuous service in a plan offered by the Company are eligible for these benefits. The Company's postretirement benefit plans currently are not funded. The Company has the right to modify or terminate these plans.

     The effect of adoption of SFAS No. 106 in 1993 of $182,000 is being amortized over 20 years.

     The periodic expense for postretirement benefits includes the following:

                                                                    1995        1994
                                                                   -------     -------
        Service cost.............................................  $21,000     $24,000
        Interest cost............................................   21,000      19,000
        Amortization of transition obligation....................    9,000       9,000
        Amortization of (gain)/loss..............................       --       1,000
                                                                   -------     -------
                  Total expense..................................  $51,000     $53,000
                                                                   =======     =======

     The actuarial and recorded liabilities for postretirement benefits were as follows:

     Accumulated postretirement benefit obligation (APBO):

                                                                 1995          1994
                                                               ---------     ---------
        Retirees.............................................  $ (56,000)    $ (44,000)
        Fully eligible active plan participants..............    (78,000)      (55,000)
        Other active plan participants.......................   (236,000)     (148,000)
                                                               ---------     ---------
                  Total APBO.................................   (370,000)     (247,000)
        Unrecognized transition obligation...................    155,000       164,000
        Unrecognized net (gain)/loss.........................     81,000        (4,000)
                                                               ---------     ---------
                  Prepaid/(Accrued) postretirement benefit
                    cost.....................................  $(134,000)    $( 87,000)
                                                               =========     =========

     The average health care cost trend rate used in measuring the accumulated postretirement benefit obligation and postretirement benefit cost was 12.0% and 8.0% in 1995 and 1994 respectively, gradually declining to 6.5% in 2005 and remaining at that level thereafter. A 1% increase in the assumed health care cost trend rate for each year would increase the accumulated postretirement benefit obligation by $70,000 at December 31, 1995 and $52,000 at December 31, 1994, and would increase the sum of the service cost and interest cost by $9,000 in 1995 and 1994.

     The weighted average discount rate used in determining the accumulated postretirement benefit obligation was 7.0% at December 31, 1995, and 8.5% at December 31, 1994.

     The Company offers no other postemployment, postretirement, or pension benefits.

NOTE 11 -- REGULATORY MATTERS:

  Dividend Restrictions:

     California banking law places the following restrictions on the availability of surplus and retained earnings for dividend purposes. "A bank may not make distribution to its stockholders in excess of the lesser of (1) retained earnings or (2) net income for its last three fiscal years, less the amount of any such distributions

                               TRANSWORLD BANCORP
made by the bank to the stockholders of the bank during such period." The amount of Bank retained earnings free of restrictions for purpose of dividend distribution is $7,968,000.

  Capital Requirements:

     Federal Reserve Bank and FDIC regulations require the maintenance of a minimum risk-based capital ratio of 8%, with core capital (Tier I) being at least 4%, and a minimum capital leverage ratio of 4%.

     The Company's risk-based capital ratio was 16.62% at December 31, 1995 and 14.84% at December 31, 1994, with a Tier I ratio of 15.42% at December 31, 1995 and 13.72% at December 31, 1994. The leverage ratio was 8.43% at December 31, 1995 and 6.69% at December 31, 1994.

NOTE 12 -- FAIR VALUE OF FINANCIAL INSTRUMENTS:

     The following methods and assumptions were used by the Bank in estimating the fair values of its financial instruments:

     Cash and Due from Banks -- The fair values and the carrying amounts of cash and due from banks are the same by definition. There are no factors that will cause the market value of these assets to differ from book value.

     Investment Securities -- Fair values for investment securities are based on quoted market prices.

     Loans -- The fair value for commercial loans has been estimated by discounting the projected cash flows at December 31, 1995 and 1994, using the risk-adjusted spreads to the U.S. Treasury curve to approximate current entry-value interest rates applicable to each category of loans. The fair value of all other loans has been estimated by discounting the projected cash flows using the current rate at which similar loans would be made to borrowers with similar credit ratings, and for the same maturities. In computing the estimated fair value for all loans, estimated future cash flows have been reduced by specific and general reserves for loan losses.

     No adjustment was made to the entry-value interest rates for changes in credit of performing loans for which there are no known credit concerns. Management segregates loans in appropriate risk categories. Management believes that the risk factor embedded in the entry-value interest rates along with the general reserves applicable to the performing loan portfolio for which there are no known credit concerns result in a fair valuation of such loans on an entry-value basis. The fair value of nonperforming loans with a recorded book value of $1,034,000 and $1,579,000 at December 31, 1995 and 1994, respectively, was not estimated because it is not practicable to reasonably assess the credit adjustment that would be applied in the marketplace for such loans. As such, the estimated fair value of total loans at December 31, 1995 and 1994 includes the carrying amount of nonaccrual loans at this date.

                               TRANSWORLD BANCORP

     Deposits -- The fair value of demand deposits, savings accounts, and certain money market deposits is the amount payable on demand at the reporting date. The fair value of time certificates of deposit is estimated by discounting future cash flows using rates currently offered for deposits with similar remaining maturities.

                                                         CARRYING AMOUNT      FAIR VALUE
                                                         ---------------     ------------
        December 31, 1995:
          Cash and cash equivalents....................   $  58,878,000      $ 58,878,000
          Investment securities........................     164,341,000       165,021,000
          Loans, net...................................     128,870,000       128,263,000
          Noninterest bearing deposits.................     102,794,000       102,794,000
          Interest bearing deposits....................     215,901,000       216,028,000
        December 31, 1994:
          Cash and cash equivalents....................   $  85,541,000      $ 85,541,000
          Investment securities........................     152,286,000       147,762,000
          Loans, net...................................     125,209,000       124,413,000
          Noninterest bearing deposits.................     113,600,000       113,600,000
          Interest bearing deposits....................     227,985,000       227,970,000

NOTE 13 -- QUARTERLY FINANCIAL INFORMATION (UNAUDITED):

     Following is a summary of financial information for each quarterly reporting period during the two years ended December 31, 1995:

                                                           1995 QUARTER ENDED
                                      ------------------------------------------------------------
                                       3-31        6-30        9-30        12-31         TOTAL
                                      -------     -------     -------     -------     ------------
                                                             (IN THOUSANDS)
Net interest income.................  $ 4,720     $ 4,683     $ 4,629     $ 4,364       $ 18,396
Noninterest income..................      961         982       1,052       1,093          4,088
Provision for credit losses.........     (220)       (225)       (220)       (165)          (830)
Noninterest expense.................   (3,899)     (3,850)     (3,695)     (3,751)       (15,195)
                                      -------     -------     -------     -------       --------
Income before income taxes..........    1,562      (1,590)      1,766       1,541          6,459
Applicable income taxes.............      582         608         671         587          2,448
                                      -------     -------     -------     -------       --------
Net income..........................  $   980     $   982     $ 1,095     $   954       $  4,011
                                      -------     -------     -------     -------       --------
Net income per share................  $  0.29     $  0.28     $  0.32     $  0.27       $   1.16
                                      =======     =======     =======     =======       ========

                                                           1994 QUARTER ENDED
                                      ------------------------------------------------------------
                                       3-31        6-30        9-30        12-31         TOTAL
                                      -------     -------     -------     -------     ------------
                                                             (IN THOUSANDS)
Net interest income.................  $ 3,273     $ 3,813     $ 4,229     $ 4,534       $ 15,849
Noninterest income..................    1,065         990         921         902          3,878
Provision for credit losses.........     (150)       (256)       (325)       (190)          (921)
Noninterest expense.................   (3,839)     (3,590)     (3,637)     (3,790)       (14,856)
                                      -------     -------     -------     -------       --------
Income before income taxes..........      349         957       1,188       1,456          3,950
Applicable income taxes.............       81         332         424         544          1,381
                                      -------     -------     -------     -------       --------
Net income..........................  $   268     $   625     $   764     $   912       $  2,569
                                      -------     -------     -------     -------       --------
Net income per share................  $  0.08     $  0.18     $  0.22     $  0.27       $   0.75
                                      =======     =======     =======     =======       ========

                               TRANSWORLD BANCORP

NOTE 14 -- CONDENSED FINANCIAL INFORMATION OF REGISTRANT:

     TransWorld Bancorp operates its only subsidiary, TransWorld Bank. The earnings of the subsidiary are recognized on the equity method of accounting. Condensed financial statements of the parent company only are presented:

                            CONDENSED BALANCE SHEETS

                                                                           DECEMBER 31,
                                                                    ---------------------------
                                                                       1995            1994
                                                                    -----------     -----------
ASSETS
Cash in TransWorld Bank...........................................  $   213,000     $    33,000
Investment in wholly-owned subsidiary.............................   29,404,000      25,272,000
Other assets......................................................       16,000          25,000
                                                                    -----------     -----------
          TOTAL ASSETS............................................  $29,633,000     $25,330,000
                                                                    ===========     ===========
LIABILITIES
Other liabilities.................................................  $        --     $        --
                                                                    -----------     -----------
          TOTAL LIABILITIES
STOCKHOLDERS' EQUITY..............................................   29,633,000      25,330,000
                                                                    -----------     -----------
          TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY..............  $29,633,000     $25,330,000
                                                                    ===========     ===========

                         CONDENSED STATEMENTS OF INCOME

                                                                 YEAR ENDED DECEMBER 31,
                                                         ----------------------------------------
                                                            1995           1994           1993
                                                         ----------     ----------     ----------
INCOME
Dividends from subsidiary..............................  $       --     $   50,000     $   75,000
Interest on deposit accounts...........................       7,000             --             --
                                                         ----------     ----------     ----------
          Total income.................................       7,000         50,000         75,000
EXPENSE
Other..................................................      86,000         78,000         70,000
                                                         ----------     ----------     ----------
          Total expense................................      86,000         78,000         70,000
Income before income tax benefit and equity in earnings
  of unconsolidated subsidiary.........................     (79,000)       (28,000)         5,000
Income tax benefit.....................................     (33,000)       (33,000)       (29,000)
                                                         ----------     ----------     ----------
Income before equity in earnings of unconsolidated
  subsidiary...........................................     (46,000)         5,000         34,000
Equity in undistributed income of subsidiary...........   4,057,000      2,564,000      1,347,000
                                                         ----------     ----------     ----------
          NET INCOME...................................  $4,011,000     $2,569,000     $1,381,000
                                                         ==========     ==========     ==========

                               TRANSWORLD BANCORP

                       CONDENSED STATEMENTS OF CASH FLOWS

                                                                  YEAR ENDED DECEMBER 31,
                                                          ---------------------------------------
                                                             1995          1994          1993
                                                          -----------   -----------   -----------
Cash flows from operating activities:
  Net income............................................  $ 4,011,000   $ 2,569,000   $ 1,381,000
  Adjustments to reconcile net income to net cash
  provided by operating activities:
     (Increase) in investments in wholly owned
       subsidiary.......................................   (4,057,000)   (2,564,000)   (1,347,000)
     Decrease (increase) in other assets................        9,000        21,000        (8,000)
     Decrease in other liabilities......................           --            --            --
                                                          -----------   -----------   -----------
          Net cash provided by operating activities.....      (37,000)       26,000        26,000
                                                          -----------   -----------   -----------
Cash flows from financial activities:
     Cash dividends paid................................           --       (11,000)      (10,000)
     Exercise of stock options..........................      217,000            --            --
                                                          -----------   -----------   -----------
          Net cash used in financing activities.........      217,000       (11,000)      (10,000)
Decrease (increase) in cash.............................      180,000        15,000        16,000
Cash beginning of year..................................       33,000        18,000         2,000
                                                          -----------   -----------   -----------
Cash at end of year.....................................  $   213,000   $    33,000   $    18,000
                                                          ===========   ===========   ===========
Supplemental disclosure to cash flow information:
  Interest paid during the year.........................  $        --   $        --   $        --

ITEM 9 -- CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

     None

                                    PART III

ITEM 10 -- DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

     DIRECTORS:

                                                                                          DIRECTOR
                        NAME                               POSITION WITH COMPANY         SINCE (2)
-----------------------------------------------------  ------------------------------    ----------
Louis J. Galen (1)...................................  Chairman of the Board of             1963
                                                       Directors
David H. Hender......................................  President and Chief Executive        1971
                                                       Officer, Director
Douglas D. Bernards..................................  Director                             1983
Alvin H. Blaine (1)..................................  Director                             1977
Helene V. Galen......................................  Director                             1992
Timothy Harris.......................................  Director                             1994
Warren W. Kingsley (1)...............................  Director                             1981
Ralph E. Phillips, Jr................................  Director                             1988

---------------

(1) Member of the Audit Committee of the Board of Directors.

(2) Includes service on the Board of Directors of the Bank.

     EXECUTIVE OFFICERS OF TRANSWORLD BANCORP AND TRANSWORLD BANK:

                            NAME                                 POSITION WITH COMPANY        AGE
------------------------------------------------------------  ----------------------------    ---
TransWorld Bancorp
  David H. Hender...........................................  President and Chief             65
                                                              Executive Officer
  Howard J. Stanke..........................................  Chief Financial Officer         47
TransWorld Bank
  David H. Hender...........................................  President and Chief             65
                                                              Executive Officer
  Howard J. Stanke..........................................  Executive Vice President and    47
                                                              Chief Financial Officer
  Mel Moss..................................................  Executive Vice President        51
  Gary N. Lindgren..........................................  Executive Vice President        55
  John Marquis..............................................  Executive Vice President        48

     David H. Hender has been with the Bancorp as its President since inception and has been President of TransWorld Bank for the past twenty four years.

     Howard J. Stanke has been with the Bancorp as Chief Financial Officer since its inception, and has been with the Bank for the past seventeen years. He started with the Bank as Controller and was promoted to Senior Vice President, Finance Division in January 1982 and Executive Vice President, in December 1991.

     Mel Moss has been with the Bank for twelve years. He joined the Bank as Vice President in September 1983 with responsibilities for retail banking. He was promoted to Sr. Vice President, Retail Banking and Real Estate in May 1984 and Executive Vice President in December 1991. He is a standing member of the Bank's loan committee.

     Gary Lindgren joined the Bank as Executive Vice President, and the Chief Credit Officer in January 1995. Prior to joining TransWorld Bank Mr. Lindgren served as Executive Vice President, Senior Lending Officer/Credit Administrator with First State Bank of the Oaks.

     John Marquis joined the Bank in March of 1990 as Sr. Vice President, in charge of Business Development, Marketing and Branch Administration. He was promoted to Executive Vice President in March 1994.

ITEM 11 -- COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

     The following table sets forth a comprehensive overview of the compensation of the Bank's executive officers with salary and bonus exceeding $100,000 during the fiscal year ended December 31, 1995. Comparative data is also provided for the previous two fiscal years.

                                                               ANNUAL COMPENSATION
                                                    FISCAL     --------------------     ALL OTHER(1)
           NAME AND PRINCIPAL POSITION               YEAR       SALARY       BONUS      COMPENSATION
--------------------------------------------------  ------     --------     -------     ------------
David H. Hender...................................   1995      $160,000     $32,103        $4,120
  President and...................................   1994      $130,016     $31,557        $4,133
  Chief Executive Officer.........................   1993      $127,467     $24,750        $3,997
Gary Lindgren.....................................   1995      $ 83,000     $18,900        $   --
  Executive Vice President........................   1994            --          --            --
  Chief Credit Officer............................   1993            --          --            --

---------------

(1) Includes 401(k) contributions by the Bank of $2,310 in 1995 and 1994 and $2,248 in 1993 and profit sharing contributions by the Bank of $1,810 in 1995, $1,823 in 1994 and $1,749 in 1993.

     Directors of the Company are paid $550 for each board meeting they attend, and $100 for each committee meeting they attend.

ITEM 12 -- SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information concerning the shares of the Company's common stock beneficially owned by its directors and all directors and executive officers of the Company as a group as of March 1, 1996. The Company declared a five-for-four stock split on January 30, 1996 payable March 15, 1996. The shares listed below have not been adjusted for the stock split. Except as otherwise noted, each person listed below has sole voting and investment power with respect to the common stock indicated.

                                                                  AMOUNT AND NATURE OF     PERCENT
        NAME OF INDIVIDUAL OR NUMBER OF PERSONS IN GROUP          BENEFICIAL OWNERSHIP     OF CLASS
----------------------------------------------------------------  --------------------     --------
Louis J. Galen..................................................          924,962(1)         33.50(1)
David H. Hender.................................................          131,390             4.76(2)
Douglas D. Bernards.............................................            7,812              .29(3)
Alvin H. Blaine.................................................            4,520              .17
Helene V. Galen.................................................              444              .02(4)
Timothy Harris..................................................           19,554              .71(5)
Warren W. Kingsley..............................................            2,878              .11(6)
Gary Lindgren...................................................            3,102              .12(7)
Ralph E. Phillips, Jr...........................................           35,344             1.28(8)
All Directors and Officers as a Group (17 persons)..............        1,167,916(8)         42.30(9)

---------------

(1) Includes 76,548 shares held by Golden West Financial Corporation, of which Mr. Galen is a director and as to which voting and investment power are shared. Also includes 819,884 shares held by the L.J. Galen Trust, 28,086 shares in NELAG Partners, a partnership in which Mr. Galen is a general partner, and 444 shares which are held by Helene V. Galen. Mr. Galen is the husband of Helene V. Galen.

(2) Includes 120 shares held by Scott Hender and 120 shares held by Chris Hender, both sons of David H. Hender and 98,876 shares held by the Hender Revocable Intervivos Trust. Also includes 8,000 shares which Mr. Hender has the right to acquire under the Company's Stock Option and Stock Appreciation Rights Plan.

(3) Mr. Bernards' shares are held in a profit sharing account.

(4) Mrs. Galen is the wife of Louis J. Galen.

(5) Includes 3,958 shares held in Mr. Harris' profit sharing plan, 9,996 shares held by Timcor Financial Corporation of which Mr. Harris is President, 4,400 shares in the Harris Trust and 1,410 for Mr. Harris's children.

(6) Shares are held in the Kingsley Family trust of which Mr. Kingsley is a Trustee.

(7) Includes 2,500 shares which Mr. Lindgren has the right to acquire under the Company's Stock Option and Stock Appreciation Rights Plan.

(8) 35,044 shares are held in the Phillips Children Trust of which Mr. Phillips is a Trustee. 300 shares are held by Mr. Phillips's wife.

(9) Includes, in addition to shares which Mr. Hender and Mr. Lindgren have the right to acquire, 11,000 shares beneficially owned by other officers under the Company's Stock Option and Stock Appreciation Rights Plan.

     Set forth below is information concerning the only persons other than Mr. Galen who are known to the Company to own beneficially more that 5% of the outstanding shares of the Company's common stock. The following information was supplied by Fenimore Asset Management, Inc.

                                                                  AMOUNT AND NATURE OF     PERCENT
              NAME AND ADDRESS OF BENEFICIAL OWNER                BENEFICIAL OWNERSHIP     OF CLASS
----------------------------------------------------------------  --------------------     --------
Fenimore Asset Management, Inc..................................         256,504(1)          9.28
  118 N. Grand Street
  P.O. Box 310
  Cobleskill, New York 12043
Heartland Advisors..............................................         141,120(2)          5.13
  790 North Milwaukee Street
  Milwaukee, Wisconsin 53202

---------------

(1) Fenimore Asset Management, Inc. reports that it has shared voting power with respect to the shares indicated above, but does not indicate with whom such power is shared or whether it has sole or shared dispositive power with respect to such shares.

(2) Heartland Advisors reports it has sole voting and dispositive power with respect to such shares.

ITEM 13 -- CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Loans made to officers, directors, and principal security holders are made on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable transactions with unrelated persons and do not involve more that the normal risk of collectability.

ITEM 14 -- EXHIBITS, FINANCIAL STATEMENT SCHEDULES, AND REPORTS ON FORM 8-K

     (a) 1. Independent Auditors' Report.

     (a) 2. Financial Statement Schedules:
            No schedules are included because they are neither required nor applicable.

     (a) 3. Exhibits:
            21. Subsidiaries of Registrant.
            23. Consent of Independent Auditors
            27. Financial Data Schedule

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          TRANSWORLD BANCORP

                                          By: /s/  HOWARD J. STANKE
                                            Howard J. Stanke
                                            Chief Financial Officer

                                          Date: March 25, 1996

     Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities on the dates indicated.

                /s/  LOUIS J. GALEN               Chairman of the Board        March 25, 1996
              Louis J. Galen

              /s/  DAVID H. HENDER            Director and Chief Executive     March 25, 1996
             David H. Hender                             Officer

             /s/  HOWARD J. STANKE             Chief Financial Officer and     March 25, 1996
             Howard J. Stanke                 Principal Accounting Officer

          /s/  DOUGLAS D. BERNARDS                      Director               March 25, 1996
           Douglas D. Bernards

                                                        Director               March   , 1996
             Alvin H. Blaine

              /s/  HELENE V. GALEN                      Director               March 25, 1996
             Helene V. Galen

               /s/  TIMOTHY HARRIS                      Director               March 25, 1996
              Timothy Harris

           /s/  WARREN W. KINGSLEY                      Director               March 25, 1996
            Warren W. Kingsley

         /s/  RALPH E. PHILLIPS, JR.                    Director               March 25, 1996
          Ralph E. Phillips, Jr.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of
     TransWorld Bancorp
Sherman Oaks, California

We have audited the accompanying consolidated balance sheets of TransWorld Bancorp and Subsidiary as of December 31, 1995 and 1994, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of TransWorld Bancorp's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the consolidated financial position of TransWorld Bancorp and Subsidiary at December 31, 1995 and 1994, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

/s/ Deloitte & Touche LLP

Los Angeles, California
January 31, 1996

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                   FORM 10-Q

                 QUARTERLY REPORT UNDER SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                        FOR QUARTER ENDED MARCH 31, 1996

                         COMMISSION FILE NUMBER 0-10692

                               TRANSWORLD BANCORP
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                            ------------------------

                  CALIFORNIA                                    95-3730637
       (STATE OR OTHER JURISDICTION OF                       (I.R.S. EMPLOYER
        INCORPORATION OR ORGANIZATION)                      IDENTIFICATION NO.)

           15233 VENTURA BOULEVARD                                 91403
           SHERMAN OAKS, CALIFORNIA                             (ZIP CODE)
   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (818) 783-7501

                            ------------------------

     Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15 (d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such
filing requirements for the past 90 days. Yes  X   No    .
                                              ---     ---

                     APPLICABLE ONLY TO CORPORATE ISSUERS:

   There were 3,451,465 shares of common stock outstanding as of May 6, 1996.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                     PART I

ITEM 1 -- FINANCIAL STATEMENTS

                       TRANSWORLD BANCORP AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                                                   MARCH 31,       DECEMBER 31,
                                                                      1996             1995
                                                                  ------------     ------------
                                                                           (UNAUDITED)
Cash and due from banks.........................................  $ 29,382,000     $ 23,878,000
Federal funds sold..............................................    31,000,000       35,000,000
Investment securities (approximate market value:
  1996-$131,489,000; 1995-$141,864,000):........................   132,011,000      141,184,000
Investment securities available for sale at market value........    36,070,000       23,157,000
                                                                  ------------      -----------
     Total investment securities................................   168,081,000      164,341,000
Loans and leases................................................   131,519,000      128,870,000
  Less allowance for credit losses..............................     2,319,000        2,282,000
                                                                  ------------      -----------
     Net loans and leases.......................................   129,200,000      126,588,000
Premises and equipment, net.....................................     3,854,000        3,695,000
Other real estate owned.........................................       451,000          601,000
Other assets....................................................     7,419,000        5,821,000
                                                                  ------------      -----------
          TOTAL ASSETS..........................................  $369,387,000     $359,924,000
                                                                  ============      ===========

                                          LIABILITIES
Deposits:
  Noninterest bearing...........................................  $ 98,212,000     $102,794,000
  Interest bearing..............................................   229,856,000      215,901,000
                                                                  ------------      -----------
          Total deposits........................................   328,068,000      318,695,000
Securities sold under agreement to repurchase...................     6,276,000        7,839,000
Interest bearing demand notes issued to the U.S. Treasury.......     2,714,000        2,186,000
Mortgage indebtedness and obligation under capital lease........       112,000          113,000
Other liabilities...............................................     2,055,000        1,391,000
                                                                  ------------      -----------
          Total liabilities.....................................   339,225,000      330,224,000

                                      STOCKHOLDERS' EQUITY
Common stock, no par value: authorized 6,000,000 shares;
  3,451,465 shares issued and outstanding in TransWorld Bancorp
  in 1996 and 3,450,250 in 1995.................................     8,030,000        8,022,000
Surplus.........................................................     2,926,000        2,926,000
Retained earnings...............................................    19,443,000       18,672,000
Unrealized gain (loss) on securities (net of deferred taxes of
  $168,000 in March 1996 and $(53,000) in Dec 1995).............      (237,000)          72,000
                                                                  ------------      -----------
          Total stockholders' equity............................    30,162,000       29,700,000
                                                                  ------------      -----------
          TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY............  $369,387,000     $359,924,000
                                                                  ============      ===========

     The financial statements reflect all normal interim adjustments which are, in the opinion of management, necessary to a fair statement of the results for the periods presented.

                       TRANSWORLD BANCORP AND SUBSIDIARY

                       CONSOLIDATED STATEMENTS OF INCOME

                                                                        THREE MONTHS ENDING
                                                                             MARCH 31,
                                                                    ---------------------------
                                                                       1996             1995
                                                                    ----------       ----------
                                                                    (UNAUDITED) ($ IN THOUSANDS)
Interest income:
  Interest and fees on loans......................................  $    3,394       $    3,229
  Interest on state and municipal securities......................         323              421
  Interest on other investment securities.........................       2,093            1,724
  Interest on Federal funds sold..................................         388              959
                                                                     ---------        ---------
          Total interest income...................................       6,198            6,333
Interest expense:
  Interest on deposits............................................       1,969            1,563
  Interest on short-term borrowings...............................          75               50
                                                                     ---------        ---------
          Total interest expense..................................       2,044            1,613
Net interest income...............................................       4,154            4,720
  Provision for credit losses.....................................         105              220
                                                                     ---------        ---------
Net interest income after provision for credit losses.............       4,049            4,500
Noninterest income:
  Service charges on deposit accounts.............................         785              699
  Bankcard merchant income........................................          35               30
  Gain on sale of securities......................................
  Other operating income..........................................         206              232
                                                                     ---------        ---------
          Total noninterest income................................       1,026              961
Noninterest expense:
  Salaries and employee benefits..................................       2,085            1,960
  Net occupancy expense...........................................         535              579
  Furniture, fixtures and equipment...............................         329              314
  FDIC insurance costs............................................           1              188
  Data processing.................................................          59               49
  Other operating expense.........................................         859              809
                                                                     ---------        ---------
          Total noninterest expense...............................       3,868            3,899
Income before income taxes........................................       1,207            1,562
Income taxes......................................................         437              582
                                                                     ---------        ---------
  Net income......................................................  $      770       $      980
                                                                     =========        =========
Net Income Per Share*.............................................  $      .22       $      .29
Book value per share*.............................................  $     8.74       $     7.70
Weighted Average shares outstanding*..............................   3,451,465        3,439,199

---------------

* Adjusted to reflect the five-for-four split paid on March 15, 1996.

                       TRANSWORLD BANCORP AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                    QUARTER ENDING MARCH 31,
                                                                  -----------------------------
                                                                      1996             1995
                                                                  ------------     ------------
                                                                  (UNAUDITED)
Cash flows from operating activities:
Net Income......................................................  $    770,000     $    980,000
  Adjustments to reconcile net income to net cash provided by operating activities:
     Net amortization of premium on investments.................        81,000           29,000
     Provision for credit losses................................       105,000          220,000
     Accretion of deferred loan fees and costs..................      (109,000)         (36,000)
     Loan origination costs capitalized.........................       (38,000)         (35,000)
     Depreciation and amortization..............................       157,000          184,000
     Decrease (increase) in accrued interest receivable.........        80,000         (400,000)
     (Decrease) increase in accrued interest payable............       (64,000)          59,000
     Increase (decrease) in current income taxes payable........       430,000         (469,000)
     Provision for OREO losses..................................            --           73,000
     Increase in other, net.....................................       358,000           42,000
                                                                  ------------     ------------
       Net cash provided by operating activities................     1,770,000        1,585,000
Cash flows from investing activities:
     Proceeds from matured securities held to maturity..........     2,835,000        2,252,000
     Proceeds from matured securities available for sale........     2,700,000       14,750,000
     Proceeds from calls and redemptions of securities held to
       maturity.................................................    28,651,000            5,000
     Proceeds from calls and redemptions of securities available
       for sale.................................................     6,000,000               --
     Proceeds from sale of securities available for sale........            --               --
     Purchase of securities held to maturity....................   (23,359,000)     (11,815,000)
     Purchase of securities available for sale..................   (20,648,000)     (15,614,000)
     Net (increase) decrease in loans...........................    (3,749,000)         183,000
     Proceeds from sale of SBA loans............................       892,000          462,000
     Loan or origination fees received..........................       219,000          111,000
     Proceeds from sale of other real estate owned..............       145,000        1,375,000
     Purchase of premises and equipment.........................      (316,000)         (54,000)
     (Increase) in other, net...................................    (1,968,000)        (274,000)
                                                                  ------------     ------------
       Net cash (used in) investing activities:.................    (8,598,000)      (8,619,000)
Cash flows from financing activities:
     Net (decrease) increase in noninterest bearing deposits....    (4,582,000)       2,010,000
     Net increase (decrease) in interest bearing deposits.......    13,955,000      (17,543,000)
     Net (decrease) increase in repurchase agreements...........    (1,563,000)      19,800,000
     Increase (decrease) in interest bearing demand notes.......       528,000       (1,303,000)
     (Decrease) in capital lease and mortgage indebtedness......        (1,000)         (91,000)
     Dividends paid in lieu of fractional shares issued.........        (5,000)              --
     Exercise of stock purchase plan options....................            --          209,000
                                                                  ------------     ------------
       Net cash provided by financing activities................     8,332,000        3,082,000
                                                                  ------------     ------------
Net increase in cash and cash equivalents.......................     1,504,000       (3,952,000)
Cash and cash equivalents, beginning of year....................    58,878,000       85,541,000
                                                                  ------------     ------------
Cash and cash equivalents, end of period........................  $ 60,382,000     $ 81,589,000
                                                                  ============     ============
Supplemental disclosure of cash flows information:
Cash paid during the year:
  Interest......................................................  $  2,112,000     $  1,504,000
  Income taxes..................................................  $     14,000     $    325,000
Non cash activities:
  Transfer from loans to other real estate owned................  $         --     $         --

NOTE 1 -- NONPERFORMING ASSETS

     Past Due and Nonaccruing Assets:

                                       PAST DUE OVER 90 DAYS
                                     --------------------------             NONACCRUALS
                                                                    ---------------------------
                                     MARCH 31,     DECEMBER 31,     MARCH 31,      DECEMBER 31,
                                       1996            1995            1996            1995
                                     ---------     ------------     ----------     ------------
        Real Estate loans..........   $ 5,000         $5,000        $  591,000      $  620,000
        Commercial loans...........        --             --           351,000         404,000
        Consumer loans.............        --             --             1,000           1,000
        Leasing....................     2,000          2,000                --              --
        Other Real Estate Owned....        --             --           451,000         601,000
                                       ------         ------        ----------      ----------
                  Total............   $ 7,000         $7,000        $1,394,000      $1,626,000

NOTE 2 -- ALLOWANCE FOR CREDIT LOSSES AND OTHER REAL ESTATE OWNED:

     Transactions in the allowance for credit losses were as follows:

                                                             MARCH 31,      DECEMBER 31,
                                                                1996            1995
                                                             ----------     ------------
        Balance, January 1.................................  $2,282,000      $2,033,000
        Provision charged to operations....................     105,000         830,000
        Recoveries.........................................      27,000         116,000
                                                             ----------      ----------
                                                              2,414,000       2,979,000
        Less: Loans charged off............................      95,000         697,000
                                                             ----------      ----------
          Balance..........................................  $2,319,000      $2,282,000

     Transactions in the allowance for other real estate owned were as follows:

                                                               MARCH 31,     DECEMBER 31,
                                                                 1996            1995
                                                               ---------     ------------
        Balance, January 1...................................   $83,000        $135,000
        Provision charged to operations......................        --          96,000
                                                                 ------          ------
                                                                 83,000         231,000
        Less: OREO reserves recovered........................        --              --
        Less: OREO reserves charged off......................     4,000         148,000
                                                                 ------          ------
          Balance............................................   $79,000        $ 83,000

NOTE 3 -- ASSET QUALITY RATIOS

                                                               MARCH 31,     DECEMBER 31,
                                                                 1996            1995
                                                               ---------     ------------
        Nonperforming loans to total loans...................     0.72%           0.80%
        Nonperforming assets to total assets.................     0.40%           0.48%
        Loan loss allowance to nonperforming loans...........   244.10%         221.55%
        Loan loss and OREO allowance to nonperforming
          assets.............................................   162.03%         137.98%

ITEM 2 -- MANAGEMENT'S ANALYSIS OF FINANCIAL OPERATIONS

  MARCH 31, 1996 VS. DECEMBER 31, 1995

     ASSETS

     Total Assets on March 31, 1996, were $369,387,000 compared to $359,924,000 at year-end 1995, an increase of $9,463,000 or 3%. Investment securities grew 2%, or $3,740,000 from December 31, 1995, and were invested primarily in U.S. Government agencies, the majority with three to six month call options.

     Loan demand improved modestly during the first quarter with the loan portfolio at March 31, 1996 at $131,519,000, compared to $128,870,000 at
December 31, 1995, an increase of 2%. The quality of the Company's loan portfolio continues to be solid with non-performing loans dropping to $950,000, or 0.72% of total loans at March 31, 1996 compared to $1,032,000, or 0.80%, at December 31, 1995.

     Other Real Estate Owned (OREO) decreased 25%, or $150,000, from year-end 1995. During the first quarter, the Company sold one property for a net loss of $5,000 but made no additions to OREO. The remaining four properties held in OREO total $401,000 and represent only 0.1% of total assets.

     LIABILITIES

     Deposits grew $9,373,000, or 3%, during the first quarter of 1996. Interest bearing accounts grew $13,955,000, or 6%, while noninterest bearing accounts declined $4,582,000. Balances in Time Certificates of deposits remained constant with money market accounts contributing most of the growth in interest bearing deposits.

     CAPITAL AND LIQUIDITY

     On January 30, 1996, the Board of Directors approved a five-for-four stock split that was paid to shareholders March 15, 1996.

     Management is not only committed to maintaining capital at a level sufficient to assure stockholders, customers and regulators that the Company is financially sound, but to also provide for planned growth and expansion. The Company's capital position remains strong, and continues to meet the requirements set by the FDIC for a well capitalized bank. Capital ratios at the end of the first quarter remained virtually unchanged from year-end 1995. Risk based capital at March 31, 1996 was 15.3% compared to 15.4% at December 31, 1995. Tier 1 (core capital) ratio was 16.5% at quarter-end versus 16.6% at year-end, with the leverage ratio (tier 1 capital to quarterly average assets) at 8.3% at March 31, 1996 compared to 8.4% at December 31, 1995.

     The Company manages its liquidity position through continuous monitoring of profitability trends, asset quality and maturity schedules of earning assets and supporting liabilities. The Company's liquid assets include cash and demand balances due from banks, federal funds sold and investment securities available for sale. Liquid assets represented approximately 26% of the Company's total assets at March 31, 1996 giving the Company an adequate liquidity to handle increased loan demand and short-term liability fluctuations.

  OPERATING RESULTS FOR THE THREE MONTHS ENDED MARCH 31, 1996 VS. MARCH 31, 1995

     Income for the first quarter of 1996 was the second highest first quarter result in the Company's history, at $770,000. This compares to the Company's historically best first quarter of $980,000 earned last year. Net income per share, after adjusting for the five-for-four stock split, was $0.22 for the first quarter 1996 compared to $0.29 for the same period of 1995. Book value per share increased to $8.74 at March 31, 1996, versus $7.70 for March 31, 1995.

     The net interest margin declined to 5.19% compared to 5.38% during last years first quarter, causing a drop in net interest income of $566,000. Increased deposit rates (to meet market competition), coupled with higher interest bearing deposit balances and a changing mix of deposits increased interest expense $431,000, or 27%, over the same period last year. At the same time interest rates in the bank's loan portfolio declined due to two prime rate drops in late December 1995 and February 1996. Yields on the investment portfolio also declined compared to the prior year's first quarter. The loan loss provision for the first quarter 1996 decreased $115,000, or 52%, from the amount provided in the first quarter of 1995.

     Noninterest income increased 7%, or $65,000, over last year. This improvement resulted from increased service charge income generated from a larger deposit base and a concerted effort in the collection of all charges due.

     Noninterest expenses were properly managed, decreasing $31,000, or 1% from the same period last year. FDIC insurance premiums declined substantially from $188,000 in the first quarter of 1995 to $1,000 in the first quarter 1996. The Company pays the minimum semi-annual assessment for a well capitalized bank. Increases in salaries and employee benefits as well as furniture, fixtures and equipment corresponds to the addition of our newest office in Camarillo. Net occupancy expense and furniture, fixtures and equipment will be further impacted by the relocation of our San Fernando branch office in June 1996, the future Valencia office, and the ongoing upgrading of computer equipment in other offices.

     We have received regulatory approval for our twelfth branch office in Valencia. We anticipate opening this office in a temporary location in June 1996. With the addition of this office we will have two full service banking facilities in the Santa Clarita Valley area.

                                    PART II

ITEM 1 -- LEGAL PROCEEDINGS

     None

ITEM 2 -- CHANGES IN SECURITIES

     None

ITEM 3 -- DEFAULTS UPON SENIOR SECURITIES

     None

ITEM 4 -- SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

     TRANSWORLD BANCORP AND SUBSIDIARY

     (a) Annual meeting of stockholders was held on April 23, 1996

     (b) N/A

     (c) Matters voted upon were:

     1. Election of Directors.

                                                               VOTES CAST   WITHHOLD
                                                                  FOR       AUTHORITY
                                                               ----------   ---------
            Louis Galen......................................   2,538,830     9,044
            David Hender.....................................   2,542,692     5,182
            Douglas Bernards.................................   2,538,830     9,044
            Alvin H. Blaine..................................   2,542,618     5,256
            Helene V. Galen..................................   2,542,570     5,304
            Timothy Harris...................................   2,542,692     5,182
            Warren Kingsley..................................   2,542,618     5,256
            Ralph E. Phillips................................   2,542,680     5,194

     2. Ratification of the selection of Deloitte & Touche as the company's independent auditors.

VOTES CAST     VOTES CAST
   FOR          AGAINST       ABSTAIN
----------     ----------     -------
 2,532,361        3,803        11,710

ITEM 5 -- OTHER INCOME

     None

ITEM 6 -- EXHIBITS AND REPORTS ON FORM 8-K

     A. FURNISH THE EXHIBITS REQUIRED BY ITEM 601 OF REGULATION 8-K

        (27). Financial Data Schedule

     B. REPORTS ON FORM 8-K

        None

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          TRANSWORLD BANCORP

Date: May 14, 1996                        By: /s/  DIANE M. AUTEN
      ---------------                        --------------------------------
                                             Diane M. Auten
                                             Controller

Date: May 14, 1996                        By: /s/  DAVID H. HENDER
      ---------------                        --------------------------------
                                             David H. Hender
                                             Chief Executive Officer

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                   FORM 10-Q

                 QUARTERLY REPORT UNDER SECTION 13 OR 15 (d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934
                        FOR QUARTER ENDED JUNE 30, 1996
                         COMMISSION FILE NUMBER 0-10692

                               TRANSWORLD BANCORP
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                            ------------------------

                  CALIFORNIA                                    95-3730637
       (STATE OR OTHER JURISDICTION OF                       (I.R.S. EMPLOYER
        INCORPORATION OR ORGANIZATION)                     IDENTIFICATION NO.)
           15233 VENTURA BOULEVARD                                91403
           SHERMAN OAKS, CALIFORNIA                             (ZIP CODE)
   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

              REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:

                                 (818) 783-7501

                            ------------------------

     Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such
filing requirements for the past 90 days. Yes  X   No ___.

                     APPLICABLE ONLY TO CORPORATE ISSUERS:

 There were 3,451,465 shares of common stock outstanding as of August 9, 1996.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                     PART I

ITEM 1 -- FINANCIAL STATEMENTS

                       TRANSWORLD BANCORP AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                                                    JUNE 30,       DECEMBER 31,
                                                                      1996             1995
                                                                  ------------     ------------
                                                                           (UNAUDITED)
Cash and due from banks.........................................  $ 31,940,000     $ 23,878,000
Federal funds sold..............................................    32,000,000       35,000,000
Investment securities held to maturity (approximate market
  value:
  1996-$142,249,000; 1995-$141,864,000;):.......................   143,235,000      141,184,000
Investment securities available for sale, at market value.......    35,694,000       23,157,000
                                                                  ------------     ------------
  Total investment securities...................................   178,929,000      164,341,000
  Loans and leases..............................................   132,482,000      128,870,000
  Less allowance for credit losses..............................     2,389,000        2,282,000
                                                                  ------------     ------------
     Net loans and leases.......................................   130,093,000      126,588,000
Premises and equipment, net.....................................     4,368,000        3,695,000
Other real estate owned, net....................................       451,000          601,000
Other assets....................................................     8,183,000        5,821,000
                                                                  ------------     ------------
          TOTAL ASSETS..........................................  $385,964,000     $359,924,000
                                                                  ============     ============

                                          LIABILITIES
Deposits:
  Noninterest bearing...........................................  $108,728,000      102,794,000
  Interest bearing..............................................   237,753,000      215,901,000
                                                                  ------------     ------------
          Total deposits........................................   346,481,000      318,695,000
Securities sold under agreement to repurchase...................     3,272,000        7,839,000
Interest bearing demand notes issued to the U.S. Treasury.......     3,255,000        2,186,000
Mortgage indebtedness and obligation under capital lease........       110,000          113,000
Other liabilities...............................................     1,969,000        1,391,000
                                                                  ------------     ------------
          Total liabilities.....................................   355,087,000      330,224,000
                                     STOCKHOLDERS' EQUITY
Common stock, no par value: authorized 6,000,000 shares;
  3,451,465 shares issued and out-standing in TransWorld Bancorp
  in 1996 and 1995..............................................     8,030,000        8,030,000
Surplus.........................................................     2,926,000        2,926,000
Retained earnings...............................................    20,313,000       18,672,000
Unrealized gain/(loss) on securities (net of deferred taxes of
  $253,000 in 1996 and ($23,000) in 1995).......................      (392,000)          72,000
                                                                  ------------     ------------
          Total stockholders' equity............................    30,877,000       29,700,000
                                                                  ------------     ------------
          TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY............  $385,964,000     $359,924,000
                                                                  ============     ============

                       TRANSWORLD BANCORP AND SUBSIDIARY

                       CONSOLIDATED STATEMENTS OF INCOME

                                                  THREE MONTHS ENDING         SIX MONTHS ENDING
                                                       JUNE 30,                   JUNE 30,
                                                  -------------------       ---------------------
                                                   1996         1995         1996          1995
                                                  ------       ------       -------       -------
                                                           (UNAUDITED) ($ IN THOUSANDS)
Interest income:
  Interest and fees on loans..................    $3,431       $3,356       $ 6,825       $ 6,585
  Interest on state and municipal
     securities...............................       335          402           658           823
  Interest on other investment securities.....     2,208        2,021         4,301         3,745
  Interest on Federal funds sold..............       427          949           815         1,908
                                                  ------       ------       -------       -------
          Total interest income...............     6,401        6,728        12,599        13,061
Interest expense:
  Interest on deposits........................     2,054        1,628         4,023         3,191
  Interest on short-term borrowings...........        52          417           127           467
                                                  ------       ------       -------       -------
          Total interest expense..............     2,106        2,045         4,150         3,658
Net interest income...........................     4,295        4,683         8,449         9,403
  Provision for credit losses.................       130          225           235           445
                                                  ------       ------       -------       -------
Net interest income after provision for credit
  losses......................................     4,165        4,458         8,214         8,958
Noninterest income:
  Service charges on deposit accounts.........       794          724         1,579         1,423
  Bankcard merchant income....................        37           34            72            64
  Other operating income......................       290          224           496           456
                                                  ------       ------       -------       -------
          Total noninterest income............    $1,121          982         2,147         1,943
Noninterest expense:
  Salaries and employee benefits..............     2,101        1,959         4,186         3,919
  Net occupancy expense.......................       567          525         1,102         1,104
  Furniture, fixtures and equipment...........       309          314           638           628
  FDIC insurance costs........................         1          188             2           376
  Data processing.............................        65           54           124           103
  Other operating expense.....................       874          810         1,733         1,619
                                                  ------       ------       -------       -------
          Total noninterest expense...........     3,917        3,850         7,785         7,749
Income before income taxes....................     1,369        1,590         2,576         3,152
Income taxes..................................       499          608           936         1,190
                                                  ------       ------       -------       -------
  Net income..................................    $  870       $  982       $ 1,640       $ 1,962
                                                  ======       ======       =======       =======
Net Income Per Share*.........................    $ 0.25       $ 0.28       $  0.47       $  0.57
                                                  ======       ======       =======       =======
Book value per share*.........................                              $  8.95       $  8.00
Average shares outstanding*...................    3,451,465    3,450,250    3,451,465     3,444,755

---------------

* Adjusted to reflect the five-for-four split paid on March 15, 1996

                       TRANSWORLD BANCORP AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                      PERIOD ENDED JUNE 30,
                                                                  -----------------------------
                                                                      1996             1995
                                                                  ------------     ------------
                                                                           (UNAUDITED)
Cash flows from operating activities:
Net Income......................................................  $  1,640,000     $  1,962,000
  Adjustments to reconcile net income to net cash provided by operating activities:
     Net amortization (accretion) of premium on investments.....       151,000          (74,000)
     Provision for credit losses................................       235,000          445,000
     Accretion of deferred loan fees and costs..................      (188,000)         (59,000)
     Loan origination costs capitalized.........................       (97,000)         (75,000)
     Depreciation and amortization..............................       311,000          326,000
     (Increase) in accrued interest receivable..................      (250,000)        (438,000)
     Increase (decrease) in accrued interest payable............       101,000         (205,000)
     Increase in current income taxes payable...................       359,000           47,000
     Provision for OREO losses..................................            --           92,000
     Increase in other, net.....................................       183,000          185,000
                                                                  ------------     ------------
          Net cash provided by operating activities.............     2,445,000        2,616,000
Cash flows from investing activities:
     Proceeds from matured securities held to maturity..........    11,620,000       10,000,000
     Proceeds from matured securities available for sale........     3,700,000       25,650,000
     Proceeds from calls and redemptions of securities held to
       maturity.................................................    36,476,000        8,315,000
     Proceeds from calls and redemptions of securities available
       for sale.................................................     6,650,000        1,000,000
     Purchase of securities held to maturity....................   (51,028,000)     (27,644,000)
     Purchase of securities available for sale..................   (22,663,000)     (24,919,000)
     Net (increase) decrease in loans...........................    (5,442,000)       1,756,000
     Proceeds from sale of SBA loans............................     1,530,000        1,295,000
     Loan origination fees received.............................       445,000          325,000
     Proceeds from sale of other real estate owned..............       145,000        1,375,000
     Purchase of premises and equipment.........................      (984,000)        (367,000)
     (Increase) decrease in other, net..........................    (2,112,000)         277,000
                                                                  ------------     ------------
          Net cash (used in) investing activities:..............   (21,663,000)      (7,003,000)
Cash flows from financing activities:
     Net increase in noninterest bearing deposits...............     5,934,000        1,912,000
     Net increase in interest bearing deposits..................    21,852,000       19,181,000
     Net (decrease) increase in repurchase agreements...........    (4,567,000)      36,208,000
     Increase in interest bearing demand notes..................     1,069,000          953,000
     (Decrease) in capital lease and mortgage indebtedness......        (3,000)         (92,000)
     Dividends paid in lieu of fractional shares issued.........        (5,000)              --
     Exercise of stock purchase plan options....................            --          209,000
                                                                  ------------     ------------
          Net cash provided by financing activities.............    24,280,000       20,009,000
                                                                  ------------     ------------
Net increase in cash and cash equivalents.......................     5,062,000       15,622,000
Cash and cash equivalents, beginning of year....................    58,878,000       85,541,000
Cash and cash equivalents, end of period........................  $ 63,940,000     $101,163,000
                                                                  ============     ============
Supplemental disclosure of cash flows information:
Cash paid during the year:
  Interest......................................................  $  4,020,000     $  2,992,000
  Income taxes..................................................  $    574,000     $  1,340,000
                                                                  ------------     ------------
Non cash activities:
  Transfer from loans to other real estate owned................  $         --     $    155,000

                See notes to consolidated financial statements.

NOTE 1 -- NONPERFORMING ASSETS

     Past Due and Nonaccruing Assets:

                                               PAST DUE OVER 90 DAYS
                                              ------------------------             NONACCRUALS
                                               JUNE                        ---------------------------
                                                30,       DECEMBER 31,      JUNE 30,      DECEMBER 31,
                                               1996           1995            1996            1995
                                              -------     ------------     ----------     ------------
Real Estate loans...........................  $40,000        $5,000        $  459,000      $  620,000
Commercial loans............................       --            --           298,000         404,000
Consumer loans..............................       --            --                --           1,000
Leasing.....................................       --         2,000                                --
Other Real Estate Owned.....................       --            --           451,000         601,000
                                              -------        ------        ----------      ----------
          Total.............................  $40,000        $7,000        $1,208,000      $1,626,000
                                              =======        ======        ==========      ==========

NOTE 2 -- ALLOWANCE FOR CREDIT LOSSES AND OTHER REAL ESTATE OWNED

     Transactions in the allowance for credit losses were as follows:

                                                                      JUNE 30,      DECEMBER 31,
                                                                        1996            1995
                                                                     ----------     ------------
Balance, January 1.................................................  $2,282,000      $2,033,000
Provision charged to operations....................................     235,000         830,000
Recoveries.........................................................      38,000         116,000
                                                                     ----------      ----------
                                                                      2,555,000       2,979,000
Less: Loans charged off............................................     166,000         697,000
                                                                     ----------      ----------
          Balance..................................................  $2,389,000      $2,282,000
                                                                     ==========      ==========

     Transactions in the allowance for other real estate owned were as follows:

                                                                         JUNE
                                                                          30,       DECEMBER 31,
                                                                         1996           1995
                                                                        -------     ------------
Balance, January 1....................................................  $83,000       $135,000
Provision charged to operations.......................................       --         96,000
                                                                        -------       --------
                                                                         83,000        231,000
Less: OREO reserves recovered.........................................       --             --
Less: OREO reserves charged off.......................................    4,000        148,000
                                                                        -------       --------
          Balance.....................................................  $79,000       $ 83,000
                                                                        =======       ========

NOTE 3 -- ASSET QUALITY RATIOS

                                                                         JUNE 30,     DECEMBER 31,
                                                                           1996           1995
                                                                         --------     ------------
Nonperforming loans to total loans.....................................     0.60%          0.80%
Nonperforming assets to total assets...................................     0.34%          0.48%
Loan loss allowance to nonperforming loans.............................   299.74%        221.55%
Loan loss and OREO allowance to nonperforming assets...................   185.98%        137.98%

ITEM 2 -- MANAGEMENT'S ANALYSIS OF FINANCIAL OPERATIONS

  JUNE 30, 1996 VS. DECEMBER 31, 1995

     ASSETS

     Assets continued to grow during the first half of 1996, gaining 7%, or $26,040,000, to $385,964,000 at June 30, 1996. The growth in assets was primarily in the securities portfolio which increased 9%, or $14,588,000 from year-end 1995, the majority being invested in U.S. Government agency securities.

     The loan portfolio grew 3% during the first half of 1996, increasing to $132,482,000 at June 30, 1996 compared to $128,870,000 at December 31, 1995.
Asset quality remained solid with non-performing loans decreasing during the first half of 1996 to $797,000, or 0.60% of total loans, compared to $1,032,000, or 0.80% of total loans, at year-end 1995. The reserve for credit losses amounted to $2,389,000, or 1.80% of total loans at the end of the second quarter.

     Other real estate owned (OREO) decreased 25%, or $150,000, from year-end 1995 with the sale of one property. No additions to OREO were made in the first half of the year; the remaining four properties held in OREO total $401,000, or 0.1% of total assets.

     LIABILITIES

     Deposits grew steadily during the first half of 1996 reaching $346,481,000 at June 30, 1996 versus $318,695,000 at December 31, 1995, an increase of $27,786,000, or 9%. The most significant contributor to the increased deposits was the new "Investors Money Market Account", which pays a higher yield (4.77% at June 30th) as long as the balance remains at $50,000 or above. Deposits in Investors Money Market Accounts as of June 30, 1996 were $27,948,000.

     CAPITAL AND LIQUIDITY

     The Company continues to enjoy a strong capital position, which continues to meet and exceed current regulatory requirements. Capital ratios at the end of the second quarter remain virtually unchanged from year-end 1995. Risk-based capital at June 30, 1996 was 15.5% compared to 15.4% at December 31, 1995. Tier 1 (core capital) was 16.7% at quarter-end versus 16.6% at year-end, with the leverage ratio (Tier 1 capital to quarterly average assets) at 8.3% at June 30, 1996 compared to 8.4% at December 31, 1995.

     The objective of liquidity management is to maintain cash flow adequate for funding the Company's operations and to meet obligations on a timely and cost effective basis. The Company manages its liquidity position through continuous monitoring of profitability trends, asset quality and maturity and repricing schedules of earning assets and supporting liabilities. The Company's liquid assets include cash and demand balances due from banks, federal funds sold and investment securities available for sale. Liquid assets at June 30, 1996 were $99,634,000, or 26% of total assets giving the Company more than adequate funds to increase the loan portfolio and handle any short term liability fluctuations.

  OPERATING RESULTS FOR THE THREE MONTHS ENDED JUNE 30, 1996 VS. JUNE 30, 1995.

     Second quarter earnings were $870,000, up from $770,000 earned in the first quarter of 1996 and down from a record $982,000 earned in the second quarter of 1995. Second quarter per share earnings were $0.25 versus $0.22 in this year's first quarter and $0.28 in last year's second quarter.

     The net interest margin declined to 5.18% from 5.35% in the same quarter last year, causing a drop in net interest income of $293,000. The new Investors Money Market account, coupled with higher levels of other interest bearing deposits increased interest expense $61,000 over the second quarter last year. Two prime rate drops in late 1995 and early 1996 lowered the yield on interest earning assets compared to the prior year second quarter.

     Noninterest income increased $139,000, or 14%, over the same period last year. Service charges on deposits rose 10%, or $70,000, compared to the second quarter last year. Other income improved during the second quarter with increased investment and insurance sales commissions, up $4,000, and a gain on the sale of leased equipment of $15,000.

     Noninterest expenses rose a modest 2%, or 67,000, over the second quarter of 1995. A reduction in FDIC insurance premiums partially offset a 6% increase in salaries, occupancy, and furniture fixtures and equipment costs compared to the same period last year.

  OPERATING RESULTS FOR THE SIX MONTHS ENDED JUNE 30, 1996 VS. JUNE 30, 1995.

     Operating earnings for the six months ended June 30, 1996 were $1,640,000, down from the $1,962,000 earned for the same period in 1995. Earnings per share were $0.47 for the first six months compared to $0.57 in 1995. Book value per share increased $0.95 to $8.95 in 1996.

     The net interest margin was reduced during the first half by the rising interest costs on deposits and prime interest rate drops in late December of 1995 and February of 1996. Net interest income after the provision for credit losses for the first half was $8,214,000 versus $8,958,000 in 1995.

     Noninterest income increased 10%, or $204,000, over last years first half. Our larger business checking deposit base resulted in increased service charge income, up $156,000, or 11%, from 1995.

     With careful management of expenses, and the decreased FDIC insurance expense, we were able to keep expenses in line with 1995. Salaries and employee benefits were up 7% over last year due to the addition of our Camarillo office in May, 1995 and our Valencia office which opened in June, 1996. Net occupancy expense and furniture fixtures and equipment will increase during the second half of 1996 as a result of (1.) Our new Valencia office, (2.) The recent relocation, after 35 years, of our San Fernando office to new quarters and (3.) The ongoing upgrading of computer equipment through out the Company.

                                    PART II

ITEM 1 -- LEGAL PROCEEDINGS

     None

ITEM 2 -- CHANGES IN SECURITIES

     None

ITEM 3 -- DEFAULTS UPON SENIOR SECURITIES

     None

ITEM 4 -- SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

     None

ITEM 5 -- OTHER INCOME

     None

ITEM 6 -- EXHIBITS AND REPORTS ON FORM 8-K

     A. EXHIBITS

        27. Financial Data Schedule

     B. REPORTS ON FORM 8-K

        None

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          TRANSWORLD BANCORP

Date: August 12, 1996                     By: /s/  HOWARD J. STANKE
                                            Howard J. Stanke
                                            Chief Financial Officer

Date: August 12, 1996                     By: /s/  DIANE M. AUTEN
                                            Diane M. Auten
                                            Controller

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                   FORM 10-Q

                 QUARTERLY REPORT UNDER SECTION 13 OR 15 (d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934
                      FOR QUARTER ENDED SEPTEMBER 30, 1996
                         COMMISSION FILE NUMBER 0-10692

                               TRANSWORLD BANCORP
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                            ------------------------

                  CALIFORNIA                                    95-3730637
       (STATE OR OTHER JURISDICTION OF                       (I.R.S. EMPLOYER
        INCORPORATION OR ORGANIZATION)                     IDENTIFICATION NO.)
           15233 VENTURA BOULEVARD                                91403
           SHERMAN OAKS, CALIFORNIA                             (ZIP CODE)
   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

              REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:

                                 (818) 783-7501

                            ------------------------

     Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such
filing requirements for the past 90 days. Yes  X   No ___.

                     APPLICABLE ONLY TO CORPORATE ISSUERS:

There were 3,451,715 shares of common stock outstanding as of November 12, 1996.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                     PART I

ITEM 1 -- FINANCIAL STATEMENTS

                       TRANSWORLD BANCORP AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                                                   SEPTEMBER
                                                                      30,          DECEMBER 31,
                                                                      1996             1995
                                                                  ------------     -------------
                                                                  (UNAUDITED)
Cash and due from banks.........................................  $ 28,263,000     $  23,878,000
Federal funds sold..............................................    20,000,000        35,000,000
Investment securities held to maturity (approximate market
  value: 1996-$142,564,000; 1995-$151,931,000;):................   143,179,000       141,184,000
Investment securities available for sale, at market value.......    36,388,000        23,157,000
                                                                  ------------      ------------
          Total investment securities...........................   179,567,000       164,341,000
  Loans and leases..............................................   136,426,000       128,870,000
  Less allowance for credit losses..............................     2,395,000         2,282,000
                                                                  ------------      ------------
     Net loans and leases.......................................   134,031,000       126,588,000
Premises and equipment, net.....................................     5,099,000         3,695,000
Other real estate owned, net....................................       840,000           601,000
Other assets....................................................     7,488,000         5,821,000
                                                                  ------------      ------------
          TOTAL ASSETS..........................................  $375,288,000     $ 359,924,000
                                                                  ============      ============

LIABILITIES
Deposits:
  Noninterest bearing...........................................  $109,850,000     $ 102,794,000
  Interest bearing..............................................   227,926,000       215,901,000
                                                                  ------------      ------------
          Total deposits........................................   337,776,000       318,695,000
Securities sold under agreement to repurchase...................            --         7,839,000
Interest bearing demand notes issued to the U.S. Treasury.......     3,410,000         2,186,000
Mortgage indebtedness and obligation under capital lease........       207,000           113,000
Other liabilities...............................................     1,688,000         1,391,000
                                                                  ------------      ------------
          Total liabilities.....................................   343,081,000       330,224,000

STOCKHOLDERS' EQUITY
Common stock, no par value: authorized 6,000,000 shares;
  3,451,465 shares issued and out-standing in TransWorld Bancorp
  in 1996 and 1995..............................................     8,030,000         8,030,000
Surplus.........................................................     2,926,000         2,926,000
Retained earnings...............................................    21,463,000        18,672,000
Unrealized gain/(loss) on securities (net of deferred taxes of
  $236,000 in 1996 and ($25,000) in 1995).......................      (212,000)           72,000
                                                                  ------------      ------------
          Total stockholders' equity............................    32,207,000        29,700,000
                                                                  ------------      ------------
          TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY............  $375,288,000     $ 359,924,000
                                                                  ============      ============

                       TRANSWORLD BANCORP AND SUBSIDIARY

                       CONSOLIDATED STATEMENTS OF INCOME

                                                  THREE MONTHS ENDING         NINE MONTHS ENDING
                                                     SEPTEMBER 30,               SEPTEMBER 30,
                                                -----------------------     -----------------------
                                                  1996          1995          1996          1995
                                                ---------     ---------     ---------     ---------
                                                (UNAUDITED) ($ IN THOUSANDS)
Interest income:
  Interest and fees on loans..................  $   3,460     $   3,364     $  10,285     $   9,949
  Interest on state and municipal
     securities...............................        332           325           990         1,148
  Interest on other investment securities.....      2,381         2,147         6,682         5,892
  Interest on Federal funds sold..............        447         1,064         1,262         2,972
                                                ---------     ---------     ---------     ---------
          Total interest income...............      6,620         6,900        19,219        19,961
Interest expense:
  Interest on deposits........................      2,156         1,744         6,179         4,935
  Interest on short-term borrowings...........         53           527           180           994
                                                ---------     ---------     ---------     ---------
          Total interest expense..............      2,209         2,271         6,359         5,929
Net interest income...........................      4,411         4,629        12,860        14,032
  Provision for credit losses.................        110           220           345           665
                                                ---------     ---------     ---------     ---------
Net interest income after provision for credit
  losses......................................      4,301         4,409        12,515        13,367
Noninterest income:
  Service charges on deposit accounts.........        813           725         2,392         2,148
  Bankcard merchant income....................         33            34           105            98
  Gain on sale of securities..................                        1            51             1
  Other operating income......................        694           242         1,190           698
                                                ---------     ---------     ---------     ---------
          Total noninterest income............      1,541         1,052         3,688         2,995
Noninterest expense:
  Salaries and employee benefits..............      2,100         1,978         6,286         5,897
  Net occupancy expense.......................        596           554         1,698         1,658
  Furniture, fixtures and equipment...........        398           317         1,036           945
  FDIC insurance costs........................          0           (24)            2           352
  Data processing.............................         64            50           188           153
  Other operating expense.....................        846           820         2,579         2,439
                                                ---------     ---------     ---------     ---------
          Total noninterest expense...........      4,004         3,695        11,789        11,444
Income before income taxes....................      1,838         1,766         4,414         4,918
Income taxes..................................        687           671         1,623         1,861
                                                ---------     ---------     ---------     ---------
  Net income..................................  $   1,151     $   1,095     $   2,791     $   3,057
                                                =========     =========     =========     =========
Net Income Per Share*.........................  $    0.33     $    0.32     $    0.81     $    0.89
                                                =========     =========     =========     =========
Book value per share*.........................                              $    9.33     $    8.32
Average shares outstanding*...................  3,451,465     3,451,067     3,451,465     3,446,882

---------------

* Adjusted to reflect the five-for-four split paid on March 15, 1996

                       TRANSWORLD BANCORP AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                    PERIODS ENDED SEPTEMBER 30,
                                                                    ---------------------------
                                                                       1996            1995
                                                                    -----------     -----------
                                                                            (UNAUDITED)
Cash flows from operating activities:
Net Income........................................................  $ 2,791,000     $ 3,057,000
  Adjustments to reconcile net income to net cash provided by operating activities:
     Net amortization (accretion) of premium on investments.......      218,000         (49,000)
     Provision for credit losses..................................      345,000         665,000
     Accretion of deferred loan fees and costs....................     (279,000)       (151,000)
     Loan origination costs capitalized...........................     (140,000)       (120,000)
     Depreciation and amortization................................      455,000         477,000
     (Increase) in accrued interest receivable....................     (213,000)       (472,000)
     (Decrease) increase in accrued interest payable..............      (89,000)        287,000
     Decrease (increase) in current income taxes payable..........      335,000        (132,000)
     Provision for OREO losses....................................           --          92,000
     Increase in other, net.......................................      115,000         296,000
                                                                    ------------    ------------
     Net cash provided by operating activities....................    3,538,000       3,950,000
Cash flows from investing activities:
     Proceeds from matured securities held to maturity............   28,169,000      23,638,000
     Proceeds from matured securities available for sale..........    5,200,000      28,650,000
     Proceeds from calls and redemptions of securities held to
      maturity....................................................   38,950,000      19,984,000
     Proceeds from calls and redemptions of securities available
      for sale....................................................    6,650,000       6,000,000
     Proceeds from sale of securities available for sale..........           --         498,000
     Purchase of securities held to maturity......................  (70,090,000)    (60,960,000)
     Purchase of securities available for sale....................  (24,663,000)    (32,936,000)
     Net increase in loans........................................  (10,197,000)     (4,506,000)
     Proceeds from sale of SBA loans..............................    1,663,000       2,384,000
     Loan origination fees received...............................      653,000         481,000
     Proceeds from sale of other real estate owned................      267,000       1,375,000
     Purchase of premises and equipment...........................   (1,859,000)       (686,000)
     Increase in other, net.......................................   (1,451,000)        (78,000)
                                                                    ------------    ------------
     Net cash (used in) investing activities:.....................  (26,708,000)    (16,156,000)
Cash flows from financing activities:
     Net increase (decrease) in noninterest bearing deposits......    7,056,000      (3,174,000)
     Net increase (decrease) in interest bearing deposits.........   12,025,000     (24,827,000)
     Net (decrease) increase in repurchase agreements.............   (7,839,000)     33,789,000
     Increase in interest bearing demand notes....................    1,224,000       1,176,000
     Increase (decrease) in capital lease and mortgage
      indebtedness................................................       94,000         (94,000)
     Dividends paid in lieu of fractional shares issued...........       (5,000)             --
     Exercise of stock purchase plan options......................           --         217,000
                                                                    ------------    ------------
     Net cash provided by financing activities....................   12,555,000       7,087,000
                                                                    ------------    ------------
Net increase in cash and cash equivalents.........................  (10,615,000)     (5,119,000)
Cash and cash equivalents, beginning of year......................   58,878,000      85,541,000
Cash and cash equivalents, end of period..........................  $48,263,000     $80,422,000
                                                                    ============    ============
Supplemental disclosure of cash flows information:
Cash paid during the year:
  Interest........................................................  $ 6,285,000     $ 4,658,000
  Income taxes....................................................  $ 1,276,000     $ 2,210,000
                                                                    ------------    ------------
Non cash activities:
  Transfer from loans to other real estate owned..................  $   512,000     $   155,000

                 See notes to consolidated financial statements

NOTE 1 -- NONPERFORMING ASSETS

     Past Due and Nonaccruing Assets:

                                                   PAST DUE OVER 90 DAYS               NONACCRUALS
                                                ----------------------------   ----------------------------
                                                SEPTEMBER 30,   DECEMBER 31,   SEPTEMBER 30,   DECEMBER 31,
                                                    1996            1995           1996            1995
                                                -------------   ------------   -------------   ------------
Real Estate loans.............................    $ 726,000        $5,000       $   249,000     $  620,000
Commercial loans..............................           --            --           207,000        404,000
Consumer loans................................           --            --             1,000          1,000
Leasing.......................................           --         2,000                --             --
Other Real Estate Owned.......................           --            --           840,000        601,000
                                                   --------        ------        ----------     ----------
          Total...............................    $ 726,000        $7,000       $ 1,297,000     $1,626,000
                                                   ========        ======        ==========     ==========

NOTE 2 -- ALLOWANCE FOR CREDIT LOSSES AND OTHER REAL ESTATE OWNED

     Transactions in the allowance for credit losses were as follows:

                                                                       SEPTEMBER 30,   DECEMBER 31,
                                                                           1996            1995
                                                                       -------------   ------------
Balance, January 1...................................................   $ 2,282,000     $2,033,000
Provision charged to operations......................................       345,000        830,000
Recoveries...........................................................        43,000        116,000
                                                                         ----------     ----------
                                                                          2,670,000      2,979,000
Less: Loans charged off..............................................       275,000        697,000
                                                                         ----------     ----------
  Balance............................................................   $ 2,395,000     $2,282,000
                                                                         ==========     ==========

     Transactions in the allowance for other real estate owned were as follows:

                                                                       SEPTEMBER 30,   DECEMBER 31,
                                                                           1996            1995
                                                                       -------------   ------------
Balance, January 1...................................................     $83,000        $135,000
Provision charged to operations......................................          --          96,000
                                                                          -------        --------
                                                                           83,000         231,000
Less: OREO reserves recovered........................................          --              --
Less: OREO reserves charged off......................................       4,000         148,000
                                                                          -------        --------
  Balance............................................................     $79,000        $ 83,000
                                                                          =======        ========

NOTE 3 -- ASSET QUALITY RATIOS

                                                                       SEPTEMBER 30,   DECEMBER 31,
                                                                           1996            1995
                                                                       -------------   ------------
Nonperforming loans to total loans...................................        0.87%          0.80%
Nonperforming assets to total assets.................................        0.56%          0.48%
Loan loss allowance to nonperforming loans...........................      202.45%        221.55%
Loan loss and OREO allowance to nonperforming assets.................      117.70%        137.98%

ITEM 2 -- MANAGEMENT'S ANALYSIS OF FINANCIAL OPERATIONS

  SEPTEMBER 30, 1996 VS. DECEMBER 31, 1995

     ASSETS

     Assets grew $15,364,000, or 4%, to $375,288,000 during the first three quarters of 1996. The funds were invested primarily in U.S. Government agency securities which increased by $9,751,000, or 8%, since year-end 1995. The yield on agency securities has increased from 5.95% at year-end to 6.42% in September 1996.

     The bank grew the loan portfolio $7,556,000, or 6%, to $136,426,000 compared to $128,870,000 at December 31, 1995, while maintaining high asset quality. Non-performing loans totaled $1,183,000, or 0.87%, of total loans at September 30, 1996 compared to $1,032,000, or 0.80%, of total loans at year-end 1995. The reserve for credit losses amounted to $2,395,000, or 1.76% of total loans at the end of the third quarter.

     Other real estate owned (OREO) totaled $840,000, or 0.22%, of total assets at the end of the third quarter compared to $601,000, or 0.17%, at year-end 1995. Two sales of OREO were recorded during the third quarter with a net loss of $6,000. A third sale, at book value, was recorded shortly after the close of the third quarter. The remaining four properties in OREO, after recording this latest sale, total $677,000.

     LIABILITIES

     Deposits grew steadily during the first three quarters of 1996 reaching $337,776,000 at September 30, 1996 versus $318,695,000 at December 31, 1995, an increase of $19,081,000, or 6%. The increase in deposits is primarily attributable to the introduction of our "Investors Money Market Account" which was introduced in early 1996.

     CAPITAL AND LIQUIDITY

     The Company continues to maintain a strong capital position, which meets and exceeds current regulatory requirements. Capital ratios at the end of the second quarter remain virtually unchanged from year-end 1995. Risk-based capital at September 30, 1996 was 17.0% compared to 16.6% at December 31, 1995. Tier 1 (core capital) was 15.9% at quarter-end versus 15.4% at year-end, with the leverage ratio (Tier 1 capital to quarterly average assets) at 8.5% at September 30, 1996 compared to 8.4% at December 31, 1995.

     The Company manages its liquidity position through continuous monitoring of profitability trends, asset quality and maturity and the repricing schedules of our earning assets and supporting liabilities. Liquid assets include cash and demand balances due from banks, federal funds sold and investment securities available for sale. At September 30, 1996 liquid assets were $84,651,000, or 23%, of total assets giving the Company adequate funds to increase the loan portfolio and handle liability fluctuations.

  OPERATING RESULTS FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1996 VS. SEPTEMBER 30, 1995

     Record earnings of $1,151,000 were posted in the third quarter of 1996. Earnings were up 5% from the $1,095,000 earned in the third quarter 1995. During this year's third quarter the Company recorded an after tax gain of $241,000 from an insurance settlement related to the fire loss at our North Hollywood office. Third quarter 1995 earnings also included a one time after tax gain of $117,000 resulting from an FDIC premium rebate. Per share earnings were $0.33 compared to $0.32 in the prior year.

     The net interest margin for the third quarter was 5.32%, up from 5.18% in the second quarter 1996. The margin in the third quarter of 1995 was 5.38%. Net interest income, after provision for credit losses, for the three months ended September 30, 1996 was $4,301,000 compared to $4,409,000 for the same period last year. Net interest income was down primarily due to lower interest rates on loans compared to 1995.

     Noninterest income increased $489,000, or 46%, over the same period last year. Included in this year's third quarter was the gain of $412,000 from the insurance settlement for the fire loss at our North Hollywood office. Service charges on deposits rose 12%, or $88,000, compared to the third quarter last year. Last year's third quarter also included a net gain of $51,000 on securities called or sold.

     Noninterest expenses rose 8%, or $309,000, over the third quarter of 1995. Salaries increased 6% and net occupancy expenses were up 8%. Furniture, fixtures and equipment rose 25% over the same period last year as a result of the addition of our Valencia office, relocating our San Fernando office and the continued upgrading of the Company's computer system during 1996. Third quarter 1995 noninterest expenses were reduced by the FDIC premium rebate mentioned above.

  OPERATING RESULTS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 VS. SEPTEMBER 30, 1995

     Operating earnings for the nine months ended September 30, 1996 were $2,791,000 down 8% from the $3,057,000 earned for the same period in 1995. Earnings per share were $0.81 for the first nine months versus $0.89 for the prior year. Book value per share increased $1.01 to $9.33 in 1996.

     The net interest margin was reduced during the first nine months by the rising interest costs on time deposits and prime interest rate drops in late December of 1995 and February of 1996. Net interest income after the provision for credit losses for the nine months ended September 30, 1996 was $12,515,000 versus $13,367,000 in 1995.

     Noninterest income increased 23%, or $693,000, over last year, which includes the insurance settlement related to the North Hollywood office fire. Our larger deposit base resulted in increased service charge income, up $244,000, or 11%, from 1995.

     Continued careful management of expenses, and decreased FDIC insurance expense, enabled us to hold expenses to a 3% increase over 1995. Salaries and employee benefits were up 7%, or $389,000 over last year due to the addition of our Camarillo office in May, 1995 and our Valencia office in June, 1996. Net occupancy expenses rose 2% over last year with the addition of our Valencia office. The 10% increase over last year in furniture, fixtures and equipment is a result of the computer upgrading during 1996, new furniture and fixtures expense associated with the relocation of our San Fernando Office, and temporary location costs for North Hollywood.

     As announced to our shareholders November 4, 1996, TransWorld Bancorp has entered into a definitive agreement whereby Glendale Federal Bank will acquire TransWorld Bancorp and its principal subsidiary, TransWorld Bank. Under terms of the agreement, shareholders will receive $18.25 per share, equivalent to 1.96 times TransWorld's book value on September 30, 1996. The agreement is subject to shareholder and regulatory approval and should be completed by early in the second quarter of 1997. When completed TransWorld's operations will be merged into Glendale Federal.

                                    PART II

ITEM 1 -- LEGAL PROCEEDINGS

     None.

ITEM 2 -- CHANGES IN SECURITIES

     None.

ITEM 3 -- DEFAULTS UPON SENIOR SECURITIES

     None.

ITEM 4 -- SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

     None.

ITEM 5 -- OTHER INCOME

     None.

ITEM 6 -- EXHIBITS AND REPORTS ON FORM 8-K

     A. EXHIBITS

        27. Financial Data Schedule.

     B. REPORTS ON FORM 8-K

        None.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           TRANSWORLD BANCORP

Date: October 12, 1996                          By: /s/  DAVID H. HENDER
                                                    David H. Hender
                                                    Vice Chairman, CEO

Date: October 12, 1996                          By: /s/  HOWARD J. STANKE
                                                    Howard J. Stanke
                                                    Chief Financial Officer

PROXY

                               TRANSWORLD BANCORP
                            15233 Ventura Boulevard
                         Sherman Oaks, California 91403

                 PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD FEBRUARY 26, 1997

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          The undersigned shareholder(s) hereby nominate(s) Louis J. Galen and David H. Hender, the attorneys, agents and proxies of the undersigned, with full powers of substitution to each, to attend and act as proxy or proxies of the undersigned at the Special Meeting of Shareholders (the "Special Meeting") of TransWorld Bancorp, a California corporation (the "Company"), to be held at the administrative office of the Company located at TransWorld Bank Plaza, 15233 Ventura Boulevard, Sherman Oaks, California 91403, on Wednesday, February 26, 1997, at 10:00 a.m., local time, and at any and all adjournments or postponements thereof, and to vote as specified herein the number of shares which the undersigned, if personally present, would be entitled to vote.

          The undersigned hereby revokes any and all proxies heretofore given by the undersigned to vote at the Special Meeting. The undersigned acknowledges receipt of the notice of the Special Meeting and the Proxy Statement accompanying said notice.

                      PLEASE SIGN AND DATE ON REVERSE SIDE


                           -- FOLD AND DETACH HERE --

                                                        Please mark ----
                                                        votes as in  X
                                                       this example ----

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO ADOPT AND APPROVE THE AGREEMENT AND PLAN OF MERGER. THE PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED "FOR" THE PROPOSAL TO ADOPT AND APPROVE THE AGREEMENT AND PLAN OF MERGER.

                                                       FOR  AGAINST  ABSTAIN
1.  APPROVAL OF THE AGREEMENT AND PLAN OF MERGER.      ---    ---      ---
    To approve the Agreement and Plan of Merger dated
    as of November 1, 1996 by and among the Company    ---    ---      ---
    and Glendale Federal Bank, a Federal Savings Bank as described in the Proxy Statement accompanying this proxy card, including, without limitation, the merger of a subsidiary of Glendale Federal with and into the Company, whereby each outstanding share of the Company's Common
    Stock would be converted into the right to receive $18.25 in cash, without interest.
                                                   GRANT    WITHHOLD
                                                 AUTHORITY  AUTHORITY  ABSTAIN
2.  OTHER BUSINESS. At the direction of a           ---        ---       ---
    majority of the Board of Directors, the
    holders of this proxy are authorized to         ---        ---       ---
    vote upon such other business as may properly come before the Special Meeting and at any and all adjournments thereof. The Board of Directors at present knows of no other business to be presented by or on behalf of the Company or the Board of Directors at the Special Meeting.

Breakdown of number of shares (if applicable):   MARK HERE IF NOT VOTING   ---
                                                   ALL SHARES TOGETHER
FOR____________________________________________      WITH RESPECT TO       ---
                                                 PROPOSAL NO. 1 AND LIST
AGAINST________________________________________     BREAKDOWN TO LEFT

ABSTAIN________________________________________






Signature(s)_____________________________________________ Date_______________

Please date this proxy and sign below as your name(s) appear(s) on this card. Joint owners should each sign personally. Corporate proxies should be signed by an authorized officer. Executors, administrators, trustees, etc. should give their full titles.

                           -- FOLD AND DETACH HERE --